                                                                  Exhibit 10.66


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                          FALCON CABLE COMMUNICATIONS, LLC
                FALCON CABLE MEDIA, A CALIFORNIA LIMITED PARTNERSHIP
                       FALCON CABLE SYSTEMS COMPANY II, L.P.
                FALCON CABLEVISION, A CALIFORNIA LIMITED PARTNERSHIP
                            FALCON COMMUNITY CABLE, L.P.
                  FALCON COMMUNITY VENTURES I LIMITED PARTNERSHIP
                                 FALCON FIRST, INC.
                 FALCON TELECABLE, A CALIFORNIA LIMITED PARTNERSHIP
                                FALCON TELECOM, L.P.


                                  CREDIT AGREEMENT


                             Dated as of June 30, 1998


                                  BANKBOSTON, N.A.
                               as Documentation Agent
                              THE CHASE MANHATTAN BANK
                              as Co-Syndication Agent
                                 NATIONSBANK, N.A.
                                as Syndication Agent
                           TORONTO DOMINION (TEXAS) INC.
                              as Administrative Agent
                                        and
                            BANK OF AMERICA, N.T. & S.A.
                                      as Agent


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

                                 TABLE OF CONTENTS

                                                                                 Page
1.   DEFINITIONS; CERTAIN RULES OF CONSTRUCTION. . . . . . . . . . . . . . . . . . .1

2.   THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     2.1.   REVOLVING CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
            2.1.1.  REVOLVING LOAN . . . . . . . . . . . . . . . . . . . . . . . . 32
            2.1.2.  BORROWING REQUESTS . . . . . . . . . . . . . . . . . . . . . . 34
            2.1.3.  REVOLVING NOTES. . . . . . . . . . . . . . . . . . . . . . . . 35
            2.1.4.  FALCON VIDEO REVOLVING LOAN. . . . . . . . . . . . . . . . . . 35
     2.2.   TERM LOAN B. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
            2.2.1.  TERM LOAN B. . . . . . . . . . . . . . . . . . . . . . . . . . 36
            2.2.2.  TERM LOAN B NOTES. . . . . . . . . . . . . . . . . . . . . . . 36
            2.2.3.  MANDATORY ASSIGNMENT OF TERM LOAN B-1.   . . . . . . . . . . . 36
     2.3.   TERM LOAN C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
            2.3.1.  TERM LOAN C. . . . . . . . . . . . . . . . . . . . . . . . . . 37
            2.3.2.  TERM LOAN C NOTES. . . . . . . . . . . . . . . . . . . . . . . 38
     2.4.   SUPPLEMENTAL CREDIT. . . . . . . . . . . . . . . . . . . . . . . . . . 38
            2.4.1.  REQUEST FOR SUPPLEMENTAL FACILITIES.   . . . . . . . . . . . . 38
            2.4.2.  SUPPLEMENTAL FACILITIES. . . . . . . . . . . . . . . . . . . . 39
            2.4.3.  BORROWING REQUESTS . . . . . . . . . . . . . . . . . . . . . . 39
            2.4.4.  SUPPLEMENTAL NOTES.. . . . . . . . . . . . . . . . . . . . . . 40
     2.5.   APPLICATION OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . 40
            2.5.1.  LOAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
            2.5.2.  SPECIFICALLY PROHIBITED APPLICATIONS . . . . . . . . . . . . . 40
     2.6.   BORROWERS OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . . 40
     2.7.   NATURE OF OBLIGATIONS OF LENDERS TO EXTEND CREDIT. . . . . . . . . . . 41

3.   INTEREST; EURODOLLAR PRICING OPTIONS; FEES. . . . . . . . . . . . . . . . . . 41
     3.1.   INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     3.2.   EURODOLLAR PRICING OPTIONS . . . . . . . . . . . . . . . . . . . . . . 42
            3.2.1.  ELECTION OF EURODOLLAR PRICING OPTIONS . . . . . . . . . . . . 42
            3.2.2.  NOTICE TO LENDERS AND BORROWERS. . . . . . . . . . . . . . . . 43
            3.2.3.  SELECTION OF INTEREST PERIODS. . . . . . . . . . . . . . . . . 43
            3.2.4.  ADDITIONAL INTEREST. . . . . . . . . . . . . . . . . . . . . . 43
            3.2.5.  CHANGE IN APPLICABLE LAWS, REGULATIONS, ETC. . . . . . . . . . 44
            3.2.6.  FUNDING PROCEDURE. . . . . . . . . . . . . . . . . . . . . . . 44
     3.3.   COMMITMENT FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
            3.3.1.  REVOLVING LOAN . . . . . . . . . . . . . . . . . . . . . . . . 45

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

            3.3.2.  TERM LOAN B-2. . . . . . . . . . . . . . . . . . . . . . . . . 46
     3.4.   TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     3.5.   CAPITAL ADEQUACY . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     3.6.   REGULATORY CHANGES . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     3.7.   COMPUTATIONS OF INTEREST AND FEES. . . . . . . . . . . . . . . . . . . 47
     3.8.   INTEREST LIMITATION. . . . . . . . . . . . . . . . . . . . . . . . . . 47

4.   PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     4.1.   PAYMENT AT MATURITY. . . . . . . . . . . . . . . . . . . . . . . . . . 48
     4.2.   FIXED REQUIRED PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . 48
            4.2.1.  TERM LOAN B.   . . . . . . . . . . . . . . . . . . . . . . . . 48
            4.2.2.  TERM LOAN C. . . . . . . . . . . . . . . . . . . . . . . . . . 48
            4.2.3.  SUPPLEMENTAL LOAN. . . . . . . . . . . . . . . . . . . . . . . 48
     4.3.   MAXIMUM AMOUNT OF REVOLVING CREDIT, ETC. . . . . . . . . . . . . . . . 48
     4.4.   ASSET SALES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
            4.4.1.  OPERATING ASSET SALE NOTICE. . . . . . . . . . . . . . . . . . 49
            4.4.2.  PREPAYMENT ON SALE . . . . . . . . . . . . . . . . . . . . . . 49
            4.4.3.  ASSET REINVESTMENT RESERVE AMOUNT. . . . . . . . . . . . . . . 49
            4.4.4.  ALLOCATIONS OF PREPAYMENT. . . . . . . . . . . . . . . . . . . 50
     4.5.   DESIGNATED FINANCING DEBT. . . . . . . . . . . . . . . . . . . . . . . 50
     4.6.   VOLUNTARY PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 50
     4.7.   APPLICATION OF PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . 51

5.   CONDITIONS TO EXTENDING CREDIT. . . . . . . . . . . . . . . . . . . . . . . . 51
     5.1.   CONDITIONS ON INITIAL CLOSING DATE . . . . . . . . . . . . . . . . . . 51
            5.1.1.  SATISFACTION OF EXISTING BANK DEBT . . . . . . . . . . . . . . 52
            5.1.2.  NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
            5.1.3.  PAYMENT OF FEES. . . . . . . . . . . . . . . . . . . . . . . . 52
            5.1.4.  LEGAL OPINIONS . . . . . . . . . . . . . . . . . . . . . . . . 52
            5.1.5.  PLEDGE AND SUBORDINATION AGREEMENT . . . . . . . . . . . . . . 52
            5.1.6.  MONY SUBORDINATED DEBT . . . . . . . . . . . . . . . . . . . . 52
     5.2.   CONDITIONS TO EACH EXTENSION OF CREDIT . . . . . . . . . . . . . . . . 53
            5.2.1.  OFFICER'S CERTIFICATE. . . . . . . . . . . . . . . . . . . . . 53
            5.2.2.  PROPER PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . 53
            5.2.3.  LEGALITY, ETC. . . . . . . . . . . . . . . . . . . . . . . . . 53
     5.3.   EXTENSIONS OF CREDIT FOLLOWING THE TCI CLOSING.. . . . . . . . . . . . 53
            5.3.1.  REPAYMENT OF FINANCING DEBT. . . . . . . . . . . . . . . . . . 54
            5.3.2.  ASSIGNMENT OF DEBENTURES AND INDENTURES. . . . . . . . . . . . 54
            5.3.3.  JOINDERS AND ASSIGNMENTS.. . . . . . . . . . . . . . . . . . . 54
     5.4.   CONDITIONS ON SUPPLEMENTAL FACILITY CLOSING DATES. . . . . . . . . . . 54
            5.4.1.  SUPPLEMENTAL NOTES . . . . . . . . . . . . . . . . . . . . . . 54
            5.4.2.  JOINDER AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . 55
            5.4.3.  LEGAL OPINIONS . . . . . . . . . . . . . . . . . . . . . . . . 55


            5.4.4.  FINANCED ACQUISITIONS. . . . . . . . . . . . . . . . . . . . . 55
            5.4.5.  GENERAL.   . . . . . . . . . . . . . . . . . . . . . . . . . . 55

6.   GUARANTEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     6.1.   GUARANTEES OF CREDIT OBLIGATIONS . . . . . . . . . . . . . . . . . . . 55
     6.2.   CONTINUING OBLIGATION. . . . . . . . . . . . . . . . . . . . . . . . . 56
     6.3.   WAIVERS WITH RESPECT TO CREDIT OBLIGATIONS . . . . . . . . . . . . . . 56
     6.4.   LENDERS' POWER TO WAIVE, ETC . . . . . . . . . . . . . . . . . . . . . 58
     6.5.   INFORMATION REGARDING OBLIGORS, ETC. . . . . . . . . . . . . . . . . . 59
     6.6.   CERTAIN GUARANTOR REPRESENTATIONS. . . . . . . . . . . . . . . . . . . 59
     6.7.   NO SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     6.8.   SUBORDINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     6.9.   CONTRIBUTION AMONG GUARANTORS. . . . . . . . . . . . . . . . . . . . . 60
     6.10.  FUTURE SUBSIDIARIES; FURTHER ASSURANCES. . . . . . . . . . . . . . . . 61
     6.11.  RELEASE OF GUARANTOR . . . . . . . . . . . . . . . . . . . . . . . . . 61

7.   GENERAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     7.1.   TAXES AND OTHER CHARGES; ACCOUNTS PAYABLE. . . . . . . . . . . . . . . 61
            7.1.1.  TAXES AND OTHER CHARGES. . . . . . . . . . . . . . . . . . . . 61
            7.1.2.  ACCOUNTS PAYABLE . . . . . . . . . . . . . . . . . . . . . . . 62
     7.2.   CONDUCT OF BUSINESS, ETC.. . . . . . . . . . . . . . . . . . . . . . . 62
            7.2.1.  TYPES OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . 62
            7.2.2.  MAINTENANCE OF PROPERTIES. . . . . . . . . . . . . . . . . . . 62
            7.2.3.  COMPLIANCE WITH MATERIAL AGREEMENTS. . . . . . . . . . . . . . 62
            7.2.4.  STATUTORY COMPLIANCE . . . . . . . . . . . . . . . . . . . . . 63
     7.3.   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     7.4.   FINANCIAL STATEMENTS AND REPORTS . . . . . . . . . . . . . . . . . . . 63
            7.4.1.  ANNUAL REPORTS . . . . . . . . . . . . . . . . . . . . . . . . 63
            7.4.2.  QUARTERLY REPORTS. . . . . . . . . . . . . . . . . . . . . . . 64
            7.4.3.  TCI CLOSING REPORT . . . . . . . . . . . . . . . . . . . . . . 65
            7.4.4.  OTHER REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . 65
            7.4.5.  NOTICE OF LITIGATION; NOTICE OF DEFAULTS . . . . . . . . . . . 66
            7.4.6.  FRANCHISE MATTERS. . . . . . . . . . . . . . . . . . . . . . . 66
            7.4.7.  ERISA REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . 66
            7.4.8.  OTHER INFORMATION. . . . . . . . . . . . . . . . . . . . . . . 66
     7.5.   CERTAIN FINANCIAL TESTS. . . . . . . . . . . . . . . . . . . . . . . . 67
            7.5.1.  CONSOLIDATED TOTAL DEBT TO CONSOLIDATED ANNUALIZED OPERATING
     CASH FLOW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
            7.5.2.  CONSOLIDATED ANNUALIZED OPERATING CASH FLOW TO CONSOLIDATED
     CASH INTEREST EXPENSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
            7.5.3.  CONSOLIDATED ANNUALIZED OPERATING CASH FLOW TO CONSOLIDATED
     PRO FORMA DEBT SERVICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
            7.5.4.  CAPITAL EXPENDITURES.. . . . . . . . . . . . . . . . . . . . . 68

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


     7.6.   INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     7.7.   GUARANTEES; LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . 70
     7.8.   LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
     7.9.   INVESTMENTS AND ACQUISITIONS . . . . . . . . . . . . . . . . . . . . . 72
     7.10.  DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
     7.11.  MERGER, CONSOLIDATION AND DISPOSITIONS OF ASSETS . . . . . . . . . . . 77
     7.12.  ISSUANCE OF STOCK BY SUBSIDIARIES; SUBSIDIARY DISTRIBUTIONS. . . . . . 78
            7.12.1. ISSUANCE OF STOCK BY SUBSIDIARIES. . . . . . . . . . . . . . . 78
            7.12.2. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. . . . . . . . . . 78
     7.13.  ERISA, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
     7.14.  TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . . . . . . . 79
     7.15.  INTEREST RATE PROTECTION . . . . . . . . . . . . . . . . . . . . . . . 80
     7.16.  COMPLIANCE WITH ENVIRONMENTAL LAWS . . . . . . . . . . . . . . . . . . 80
     7.17.  NO OUTSIDE MANAGEMENT FEES . . . . . . . . . . . . . . . . . . . . . . 80
     7.18.  DERIVATIVE  CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . 81
     7.19.  NEGATIVE PLEDGE CLAUSES. . . . . . . . . . . . . . . . . . . . . . . . 81
     7.20.  FUTURE SECURITY INTEREST . . . . . . . . . . . . . . . . . . . . . . . 81

8.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . 81
     8.1.   ORGANIZATION AND BUSINESS. . . . . . . . . . . . . . . . . . . . . . . 82
            8.1.1.  THE BORROWERS. . . . . . . . . . . . . . . . . . . . . . . . . 82
            8.1.2.  OTHER GUARANTORS . . . . . . . . . . . . . . . . . . . . . . . 82
            8.1.3.  QUALIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . 82
            8.1.4.  CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . 83
     8.2.   FINANCIAL STATEMENTS AND OTHER INFORMATION; MATERIAL AGREEMENTS. . . . 83
            8.2.1.  FINANCIAL STATEMENTS AND OTHER INFORMATION . . . . . . . . . . 83
            8.2.2.  MATERIAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . 84
     8.3.   CHANGES IN CONDITION . . . . . . . . . . . . . . . . . . . . . . . . . 84
     8.4.   AGREEMENTS RELATING TO FINANCING DEBT, INVESTMENTS, ETC. . . . . . . . 84
     8.5.   TITLE TO ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
     8.6.   LICENSES, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
            8.6.1.  FRANCHISES; FCC LICENSES . . . . . . . . . . . . . . . . . . . 85
            8.6.2.  FCC AND OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . 85
     8.7.   LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
     8.8.   TAX RETURNS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
     8.9.   AUTHORIZATION AND ENFORCEABILITY . . . . . . . . . . . . . . . . . . . 86
     8.10.  NO LEGAL OBSTACLE TO AGREEMENTS. . . . . . . . . . . . . . . . . . . . 86
     8.11.  DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
     8.12.  CERTAIN BUSINESS REPRESENTATIONS . . . . . . . . . . . . . . . . . . . 87
            8.12.1. LABOR RELATIONS. . . . . . . . . . . . . . . . . . . . . . . . 87
            8.12.2. ANTITRUST. . . . . . . . . . . . . . . . . . . . . . . . . . . 87
            8.12.3. CONSUMER PROTECTION. . . . . . . . . . . . . . . . . . . . . . 87
            8.12.4. YEAR 2000 ISSUES . . . . . . . . . . . . . . . . . . . . . . . 87


     8.13.  ENVIRONMENTAL REGULATIONS. . . . . . . . . . . . . . . . . . . . . . . 87
            8.13.1. ENVIRONMENTAL COMPLIANCE . . . . . . . . . . . . . . . . . . . 87
            8.13.2. ENVIRONMENTAL LITIGATION . . . . . . . . . . . . . . . . . . . 88
            8.13.3. HAZARDOUS MATERIAL . . . . . . . . . . . . . . . . . . . . . . 88
            8.13.4. ENVIRONMENTAL CONDITION OF PROPERTIES. . . . . . . . . . . . . 88
     8.14.  PENSION PLANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
     8.15.  CONTRIBUTION AGREEMENT, ETC. . . . . . . . . . . . . . . . . . . . . . 89
     8.16.  GOVERNMENT REGULATION; MARGIN STOCK. . . . . . . . . . . . . . . . . . 89
            8.16.1. GOVERNMENT REGULATION. . . . . . . . . . . . . . . . . . . . . 89
            8.16.2. MARGIN STOCK . . . . . . . . . . . . . . . . . . . . . . . . . 89
     8.17.  DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89

9.   DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
     9.1.   EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . 90
            9.1.1.  NON-PAYMENT.   . . . . . . . . . . . . . . . . . . . . . . . . 90
            9.1.2.  BREACH OF DESIGNATED COVENANTS.  . . . . . . . . . . . . . . . 90
            9.1.3.  BREACH OF OTHER COVENANTS. . . . . . . . . . . . . . . . . . . 90
            9.1.4.  MISREPRESENTATION. . . . . . . . . . . . . . . . . . . . . . . 90
            9.1.5.  CROSS-DEFAULT, ETC.. . . . . . . . . . . . . . . . . . . . . . 90
            9.1.6.  CHANGE OF  CONTROL, ETC. . . . . . . . . . . . . . . . . . . . 91
            9.1.7.  ENFORCEABILITY, ETC.   . . . . . . . . . . . . . . . . . . . . 92
            9.1.8.  JUDGMENTS, ETC.. . . . . . . . . . . . . . . . . . . . . . . . 92
            9.1.9.  FRANCHISE REVOCATION, ETC.   . . . . . . . . . . . . . . . . . 93
            9.1.10. ERISA.   . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
            9.1.11. BANKRUPTCY, ETC.   . . . . . . . . . . . . . . . . . . . . . . 93
     9.2.   CERTAIN ACTIONS FOLLOWING AN EVENT OF DEFAULT. . . . . . . . . . . . . 94
            9.2.1.  NO OBLIGATION TO EXTEND CREDIT . . . . . . . . . . . . . . . . 94
            9.2.2.  SPECIFIC PERFORMANCE; EXERCISE OF RIGHTS . . . . . . . . . . . 94
            9.2.3.  ACCELERATION . . . . . . . . . . . . . . . . . . . . . . . . . 94
            9.2.4.  ENFORCEMENT OF PAYMENT; CREDIT SECURITY; SETOFF. . . . . . . . 95
            9.2.5.  CUMULATIVE REMEDIES. . . . . . . . . . . . . . . . . . . . . . 95
     9.3.   ANNULMENT OF DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . 95
     9.4.   WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95

10.  EXPENSES; INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
     10.1.  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
     10.2.  GENERAL INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . 97

11.  OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 97
     11.1.  INTERESTS IN CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . 97
     11.2.  AGENTS' AUTHORITY TO ACT, ETC. . . . . . . . . . . . . . . . . . . . . 97
     11.3.  BORROWERS TO PAY AGENT, ETC. . . . . . . . . . . . . . . . . . . . . . 98
     11.4.  LENDER OPERATIONS FOR ADVANCES, ETC. . . . . . . . . . . . . . . . . . 98



            11.4.1. ADVANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
            11.4.2. ADMINISTRATIVE AGENT TO ALLOCATE PAYMENTS, ETC.. . . . . . . . 98
            11.4.3. DELINQUENT LENDERS; NONPERFORMING LENDERS. . . . . . . . . . . 99
     11.5.  SHARING OF PAYMENTS, ETC.. . . . . . . . . . . . . . . . . . . . . . . 99
     11.6.  AGENT'S RESIGNATION OR REMOVAL . . . . . . . . . . . . . . . . . . . .100
     11.7.  CONCERNING THE AGENTS. . . . . . . . . . . . . . . . . . . . . . . . .100
            11.7.1. ACTION IN GOOD FAITH, ETC. . . . . . . . . . . . . . . . . . .101
            11.7.2. NO IMPLIED DUTIES, ETC.. . . . . . . . . . . . . . . . . . . .101
            11.7.3. VALIDITY, ETC. . . . . . . . . . . . . . . . . . . . . . . . .101
            11.7.4. COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . .101
            11.7.5. EMPLOYMENT OF AGENTS AND COUNSEL . . . . . . . . . . . . . . .102
            11.7.6. RELIANCE ON DOCUMENTS AND COUNSEL. . . . . . . . . . . . . . .102
            11.7.7. AGENT'S REIMBURSEMENT. . . . . . . . . . . . . . . . . . . . .102
     11.8.  RIGHTS AS A LENDER . . . . . . . . . . . . . . . . . . . . . . . . . .102
     11.9.  INDEPENDENT CREDIT DECISION. . . . . . . . . . . . . . . . . . . . . .103
     11.10. INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .103

12.  SUCCESSORS AND ASSIGNS; LENDER ASSIGNMENTS AND PARTICIPATIONS . . . . . . . .103
     12.1.  ASSIGNMENTS BY LENDERS . . . . . . . . . . . . . . . . . . . . . . . .104
            12.1.1. ASSIGNEES AND ASSIGNMENT PROCEDURES. . . . . . . . . . . . . .104
            12.1.2. TERMS OF ASSIGNMENT AND ACCEPTANCE . . . . . . . . . . . . . .105
            12.1.3. REGISTER . . . . . . . . . . . . . . . . . . . . . . . . . . .106
            12.1.4. ACCEPTANCE OF ASSIGNMENT AND ASSUMPTION. . . . . . . . . . . .106
            12.1.5. FEDERAL RESERVE BANK . . . . . . . . . . . . . . . . . . . . .106
            12.1.6. FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . .106
     12.2.  CREDIT PARTICIPANTS. . . . . . . . . . . . . . . . . . . . . . . . . .106
     12.3.  REPLACEMENT OF LENDER. . . . . . . . . . . . . . . . . . . . . . . . .107

13.  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .108

14.  FOREIGN LENDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .109

15.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .109

16.  LIMITED RECOURSE AGAINST PARTNERS . . . . . . . . . . . . . . . . . . . . . .110

17.  AMENDMENTS, CONSENTS, WAIVERS, ETC. . . . . . . . . . . . . . . . . . . . . .110
     17.1.  LENDER CONSENTS FOR AMENDMENTS . . . . . . . . . . . . . . . . . . . .110
     17.2.  COURSE OF DEALING; NO IMPLIED WAIVERS. . . . . . . . . . . . . . . . .112

18.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .112
     18.1.  DEFEASANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .112
     18.2.  NO STRICT CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . .112



     18.3.  CERTAIN OBLIGOR ACKNOWLEDGMENTS. . . . . . . . . . . . . . . . . . . .113
     18.4.  VENUE; SERVICE OF PROCESS; CERTAIN WAIVERS . . . . . . . . . . . . . .113
     18.5.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . .114
     18.6.  INTERPRETATION; GOVERNING LAW; ETC . . . . . . . . . . . . . . . . . .114


                                       EXHIBITS

  1-A     -    Description of TCI Transactions

  1-B     -    Borrowers, Restricted Companies, Investor Group Companies,
               Guarantors

  1-C     -    Example of Pro Rata Revolver Prepayment

2.1.3     -    Form of Revolving Note

2.1.4     -    Falcon Video Joinder

2.2.2     -    Form of Term Loan B Note

2.3.2     -    Form of Term Loan C Note

2.6       -    New Falcon II Assignment and Assumption

5.1.5     -    Pledge and Subordination Agreement

5.2.1.    -    Officer's Certificate

7.14      -    Affiliate Contractual Obligations

8.1       -    Restricted Companies

8.2.2     -    Material Agreements

8.4       -    Financing Debt, Certain Investments, etc.

8.7       -    Litigation

11.1      -    Lender Percentage Interests

12.1.1    -    Assignment and Acceptance


                             FALCON RESTRICTED COMPANIES

                                   CREDIT AGREEMENT


     This Agreement, dated as of June 30, 1998, is among the affiliates of Falcon Holding Group, L.P., a Delaware limited partnership, set forth in Exhibit
8.1 hereto, their respective subsidiaries that are from time to time party hereto and the Lenders (as defined below), including BankBoston, N.A. as Documentation Agent for itself and the other Lenders, Toronto Dominion (Texas) Inc., as Administrative Agent, NationsBank, N.A., as Syndication Agent, Bank of America, N.T. & S.A., as Agent, and The Chase Manhattan Bank,, as Co-Syndication Agent.

     RECITALS:   Under this Agreement, the Lenders are providing a $650,000,000 reducing revolving credit facility maturing in December 2006, a $200,000,000 amortizing term loan maturing in June 2007 and a $300,000,000 amortizing term loan maturing in December 2007 and may make available in their discretion as requested by the Borrowers up to $350,000,000 in additional revolving credit and/or term loans pursuant to one or more supplemental credit facilities. The Loan will be advanced initially to eight joint and several Borrowers, all of whom (except Falcon First, Inc.) are limited partnerships of which Holding, L.P. is the sole limited partner and Holding, L.P. and an Investor Group Company are the sole general partners (except for Falcon Community Ventures I Limited Partnership, whose ownership is set forth in Exhibit 8.1). Immediately prior to the TCI Closing (as defined below), Falcon Video will become an additional borrower under the revolving credit facility to the extent provided herein, and upon the TCI Closing the sole borrower under all three facilities will be New Falcon II. Except as set forth in Exhibit 8.1, each Investor Group Company is itself a limited partnership of which Holding, L.P. is the sole limited partner and Holding, L.P. and Holding, Inc. are the sole general partners. Holding, Inc. is the sole general partner of Holding, L.P. Holding, L.P. owns all the capital stock of Falcon First, Inc. All Investor Group Companies, all Borrowers and all their respective Subsidiaries (other than the Excluded Companies) are Restricted Companies hereunder and are guaranteeing all the Credit Obligations (except to the extent otherwise provided herein prior to the TCI Closing and, in the case of Falcon Video and its Investor Group Company, prior to the discharge of Financing Debt of Falcon Video as contemplated in Section 5.3.1). In addition, from and after the TCI Closing (and, in the case of Falcon Video and its Investor Group Company, from and after the discharge of Financing Debt of Falcon Video as contemplated in Section 5.3.1), New Falcon II is pledging its equity interests in the other Restricted Companies, and Falcon Communications, L.P. is pledging its equity interest in New Falcon II, as collateral for the Credit Obligations.

     The parties agree as follows:

1. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION. Certain capitalized terms are used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary, (a) the capitalized term

"Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein shall have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents and (h) references to "DOLLARS" or "$" mean United States Funds. References to "the date hereof" mean the date first set forth above.

     "ACCUMULATED BENEFIT OBLIGATIONS" means the actuarial present value of the accumulated benefit obligations under any Plan, calculated in a manner consistent with Statement No. 87 of the Financial Accounting Standards Board.

     "ADMINISTRATIVE AGENT" means Toronto Dominion in its capacity as administrative agent for the Lenders hereunder, as well as its successors and assigns in such capacity pursuant to Section 11.6.

     "AFFECTED LENDER" is defined in Section 12.3.

     "AFFILIATE" means, with respect to any Restricted Company or New Falcon II (or any other specified Person, including a Lender), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Restricted Company (or other specified Person) or, in the case of any Lender which is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor, and shall include (a) any officer or director or general partner of such Restricted Company (or other specified Person) and (b) any Person of which the Restricted Company (or other specified Person) or any Affiliate (as defined in clause (a) above) of such Restricted Company (or other specified Person) shall, directly or indirectly, beneficially own either (i) at least 15% of the outstanding equity securities having the general power to vote or (ii) at least 15% of all equity interests.

     "AGENT" means each of the Documentation Agent, the Administrative Agent, the Syndication Agent, the Co-Syndication Agent and the Agent.

     "AGGREGATE PERCENTAGE INTERESTS" means, at any date, the sum of the dollar amounts represented by the Percentage Interests in each of the Revolving Loan, Term Loan B, Term Loan C and the Supplemental Loan.

     "AGREEMENT" means this Agreement as from time to time in effect.

     "APPLICABLE MARGIN" means, on any date, the percentage in the table below for the applicable portion of the Revolving Loan, Term Loan B or Term Loan C, as the case may be, set opposite the applicable Reference Leverage Ratio.

                                   REVOLVING LOAN

                                                            Eurodollar
     Reference Leverage Ratio                Base Rate      Pricing Option
     ------------------------                ---------      --------------
     Greater than or equal to 5.50           0.375%         1.375%
     Greater than or equal to 5.00           0.125%         1.125%
       but less than 5.50
     Greater than or equal to 4.50           0.000%         0.875%
       but less than 5.00
     Greater than or equal to 4.00           0.000%         0.625%
       but less than 4.50
     Less than 4.00                          0.000%         0.500%


; PROVIDED, HOWEVER, that if the TCI Closing does not occur by December 31, 1998, from January 1, 1999 until the TCI Closing, the Applicable Margin indicated by the then-applicable Reference Leverage Ratio set forth above will be increased 0.250%; and PROVIDED, FURTHER, that prior to the TCI Closing, the Applicable Margin will be not less than 1.00% in the case of any Eurodollar Pricing Option.

                                    TERM LOAN B

                                                            Eurodollar
     Reference Leverage Ratio                Base Rate      Pricing Option
     ------------------------                ---------      --------------
     Greater than or equal to 5.50           1.000%         2.000%
     Greater than or equal to 4.50           0.750%         1.750%
       but less than 5.50
     Less than 4.50                          0.500%         1.500%

; PROVIDED, HOWEVER, that if the TCI Closing does not occur by December 31, 1998, from January 1, 1999 until the TCI Closing, the Applicable Margin indicated by the then-applicable Reference Leverage Ratio set forth above will be increased 0.250%;

                                    TERM LOAN C

                                                            Eurodollar
     Reference Leverage Ratio                Base Rate      Pricing Option
     ------------------------                ---------      --------------
     Greater than or equal to 5.50           1.250%         2.250%
     Greater than or equal to 4.50           1.000%         2.000%
       but less than 5.50
     Less than 4.50                          0.750%         1.750%


; PROVIDED, HOWEVER, that if the TCI Closing does not occur by December 31, 1998, from January 1, 1999 until the TCI Closing, the Applicable Margin indicated by the then-applicable Reference Leverage Ratio set forth above will be increased 0.250%; and, PROVIDED, FURTHER, that prior to the TCI Closing, the Applicable Margin will be not less than 2.000% in the case of any Eurodollar Pricing Option or 1.000% in the case of the Base Rate applicable to any portion of Term Loan C.

     Any adjustment in the Applicable Margin shall take effect on the third Banking Day following the receipt by the Administrative Agent of the financial statements required to be furnished by Section 7.4.1 or 7.4.2; PROVIDED, HOWEVER, that if for any reason the Restricted Companies shall not have furnished the financial statements required by Section 7.4.1 or 7.4.2 for any fiscal quarter by the time required by such Sections and the Documentation Agent reasonably determines that the Applicable Margin indicated by the Reference Leverage Ratio for such fiscal quarter would be increased from that previously in effect, commencing on the date which is three Banking Days after such financial statements were due until the third Banking Day following receipt by the Administrative Agent of such financial statements, the Applicable Margin shall be the Applicable Margin as so increased.

     In connection with the TCI Closing, an adjustment in the Applicable Margin shall take effect on the later of (a) the TCI Closing or (b) the fifth Banking Day following the receipt by the Administrative Agent of the TCI Closing Report; PROVIDED, HOWEVER, that if for any reason the Restricted Companies shall not have furnished the TCI Closing Report by the time required by Section 7.4.3 and the Applicable Margin indicated by the Reference Leverage Ratio for the period immediately following the TCI Closing would be increased from the Applicable Margin previously in effect, commencing on the TCI Closing until the fifth Banking Day following receipt by the Administrative Agent of the TCI Closing Report, the Applicable Margin shall be the Applicable Margin as so increased.

     "APPLICABLE MATURITY DATE" means (a) with respect to the Revolving Loan, the Final Revolving Maturity Date, (b) with respect to Term Loan B, the Final Term Loan B Maturity Date, (c) with respect to Term Loan C, the Final Term Loan C Maturity Date and (d) with respect to the Supplemental Loan, the final maturity date of the applicable portion of the Supplemental Loan.

     "APPLICABLE RATE" means, at any date, the sum of:

               (a) (i) with respect to each portion of the Loan subject to a Eurodollar Pricing Option, the sum of the Applicable Margin PLUS the Eurodollar Rate with respect to such Eurodollar Pricing Option;

                    (ii) with respect to each other portion of the Loan, the sum of the Applicable Margin PLUS the Base Rate; and

                    (iii) with respect to any Supplemental Facility, the rate per annum agreed in writing by the Borrower and the Lenders extending such Supplemental Facility in accordance with Section 2.4;

     PLUS (b) an additional 2% beginning on the occurrence of an Event of Default and ending on the date such Event of Default is no longer continuing.

     "ASSET REINVESTMENT RESERVE AMOUNT" is defined in Section 4.4.3.

     "ASSIGNEE" is defined in Section 12.1.1.

     "ASSIGNMENT AND ACCEPTANCE" is defined in Section 12.1.1.

     "BANKBOSTON" means BankBoston, N.A.

     "BANKING DAY" means any day other than Saturday, Sunday or a day on which banks in Boston, Massachusetts or New York, New York are authorized or required by law or other governmental action to close and, if such term is used with reference to a Eurodollar Pricing Option, any day on which dealings are effected in the Eurodollars in question by first-class banks in the inter-bank Eurodollar markets in New York, New York and at the location of the applicable Eurodollar Office.

     "BANKRUPTCY CODE" means Title 11 of the United States Code (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

     "BANKRUPTCY DEFAULT" means an Event of Default referred to in
Section 9.1.11.

     "BASE RATE" means, on any day, the greater of (a) the rate of interest announced by the Administrative Agent at the Houston Office from time to time as its corporate base rate (which may not be its lowest commercial lending rate) or
(b) the sum of 1/2% PLUS the Federal Funds Rate.

     "BASIC EURODOLLAR RATE" means, as applied to any Interest Period, the quotient (rounded to the nearest 1/100%) obtained by dividing (a) the sum of the Basic Reference Eurodollar Rates of the Reference Lenders for such Interest Period by (b) the number of such Reference Lenders. Each determination by the Administrative Agent of any Basic Eurodollar Rate pursuant to the foregoing sentence shall, in the absence of manifest error, be conclusive.

     "BASIC REFERENCE EURODOLLAR RATE" means, for any Reference Lender as applied to any Interest Period, the rate of interest at which Eurodollar deposits in an amount comparable to the Percentage Interest of such Reference Lender in the portion of the Loan as to which a Eurodollar Pricing Option has been elected and which have a term corresponding to the Interest Period in question are offered to such Reference Lender by first class banks in the inter-bank Eurodollar market for delivery in immediately available funds at a Eurodollar Office on the first day of such Interest Period as determined by the Administrative Agent at approximately 10:00 a.m. (New York time) two Banking Days prior to the date upon which the Interest Period in question is to commence, which determination by the Administrative Agent shall, in the absence of manifest error, be conclusive.

     "BORROWER" or "BORROWERS" means (a) prior to the TCI Closing and the contemporaneous execution and delivery of the New Falcon II Assignment and Assumption by New Falcon II, (i) the Pre-TCI Borrowers and (ii) solely with respect to the loan made pursuant to Section 2.1.4, upon the execution and delivery of the Falcon Video Joinder, Falcon Video and (b) upon the TCI Closing and the contemporaneous execution and delivery of the New Falcon II Assignment and Assumption by New Falcon II, New Falcon II.

     "BY-LAWS" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

     "CAPITAL EXPENDITURES" means, for any period, amounts added or required to be added to the property, plant and equipment or other fixed assets account on the Consolidated balance sheet of the Restricted Companies, prepared in accordance with GAAP, in respect of (a) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property, (b) to the extent not included in clause (a) above, materials, contract labor and direct labor relating thereto (excluding amounts properly expensed as repairs and maintenance in accordance with GAAP) and (c) software development costs to the extent not expensed in accordance with GAAP; PROVIDED, HOWEVER, that Capital Expenditures shall not include the purchase price for the acquisition of another Person (or all or a portion of the assets of another Person) as a going concern permitted by
Section 7.9; and PROVIDED, FURTHER, that Capital Expenditures shall not include amounts funded with insurance proceeds received in respect of the loss of or damage to property, plant, equipment or other fixed assets of the Restricted Companies.

     "CAPITALIZED LEASE" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     "CAPITALIZED LEASE OBLIGATIONS" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     "CASH EQUIVALENTS" means:

               (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances issued by any Lender or any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least
          Prime-2 by Moody's Investors Service, Inc. or A-2 by Standard & Poor's Ratings Group;

               (b) short-term corporate obligations rated at least Prime-2 by Moody's Investors Service, Inc. or A-2 by Standard & Poor's Ratings Group, or issued by any Lender;

               (c) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or (ii) which is subject to a repurchase agreement with any Lender (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (iii) which, in the case of obligations of any state or municipality, is rated Aa2 or better by Moody's Investors Service, Inc.;

               (d) any mutual fund or other pooled investment vehicle rated Aa2 or better by Moody's Investors Service, Inc. which invests principally in obligations described above; and

               (e) in an amount not to exceed $5,000,000, deposits in overnight sweep accounts offered by a bank described in clause (a) above.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980.

     "CERCLIS" means the federal Comprehensive Environmental Response Compensation Liability Information System List (or any successor document) promulgated under CERCLA.

     "CHARTER" means the articles of organization, certificate of incorporation, statute, constitution, joint venture agreement, partnership agreement, limited liability company operating agreement, trust indenture or other charter document of any Person other than an individual, each as from time to time in effect.

     "CLOSING DATE" means the Initial Closing Date and each subsequent date on which any extension of credit is made pursuant to Section 2.1 or 2.4.

     "CODE" means, collectively, the federal Internal Revenue Code of 1986 (or any successor statute) and the rules and regulations thereunder.

     "COMMITMENT" means, with respect to any Lender, such Lender's Percentage Interest in the obligations to extend the credits contemplated by the Credit Documents. The original Commitments are set forth in Exhibit 11.1.

     "COMMITMENT NOTICE" is defined in Section 2.4.1.

     "COMMUNICATIONS ACT" means the federal Communications Act of 1934, the federal Cable Television Consumer Protection and Competition Act of 1992 and the federal Telecommunications Act of 1996.

     "COMPUTATION COVENANTS" means Sections 7.5, 7.6.6, 7.6.7, 7.6.18, 7.7.3, 7.9.3, 7.9.7, 7.9.8, 7.9.9, 7.9.10, 7.9.12, 7.10.3, 7.10.4, 7.10.5, 7.10.7,
7.10.8, 7.10.9, 7.10.10, 7.11.3 and 7.11.5.

     "CONSOLIDATED" and "CONSOLIDATING", when used with reference to any term, mean that term as applied to the accounts of the Restricted Companies (or other specified Person) and all of their respective Subsidiaries (or other specified group of Persons), or such of their respective Subsidiaries as may be specified, consolidated or combined or consolidating or combining, as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries, as required by GAAP; PROVIDED, HOWEVER, that in no event shall the Excluded Companies be included in the Consolidated financial statements of the Restricted Companies for purposes of compliance with Section 7 (other than Section 7.4) or for purposes of determining the Applicable Margin and the related definitions; and, PROVIDED, FURTHER, that upon the TCI Closing, the Consolidated financial statements of the Restricted Companies and related defined terms shall give pro forma effect to the TCI Transactions and the addition of Falcon Video as a Restricted Company for calculation periods that cover respective dates that are prior to and after the TCI Closing in a manner consistent with Article 11 of Regulation S-X under the Securities Act.

     "CONSOLIDATED ANNUALIZED OPERATING CASH FLOW" means the product of Consolidated Operating Cash Flow multiplied by four.

     "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, the aggregate amount of interest, including payments in the nature of interest under Capitalized Leases and net payments under Interest Rate Protection Agreements, accrued by the Restricted Companies on Consolidated Total Debt and Interest Rate Protection Agreements (whether such interest is reflected as an item of expense or capitalized) in accordance with GAAP on a Consolidated basis; PROVIDED, HOWEVER, that Consolidated Cash Interest Expense shall include commitment fees and other Lender fees included in interest expense in accordance with GAAP and Distributions to New Falcon I, Holding, L.P. and TCI and its Affiliates described in Sections 7.10.3(a), (b) and (d) on account of interest on Indebtedness incurred by New Falcon I, Holding, L.P. and TCI and its Affiliates, but shall not include PIK Interest Payments.

     "CONSOLIDATED EXCESS CASH FLOW" means, for any period, Consolidated Operating Cash Flow MINUS Consolidated Total Fixed Charges.

     "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Restricted Companies determined in accordance with GAAP on a Consolidated basis (giving pro forma effect to the results of operations for such period of any Person or other business acquired through purchase or exchange by the Restricted Companies in accordance with Section 7.9 during such period, but not giving effect to the results of operations for such period contributed by any System or other assets sold by the Restricted Companies during such period); PROVIDED, HOWEVER, that Consolidated Net Income shall not include:

               (a) the income (or loss) of any Person (other than a Restricted Company or a Subsidiary of a Restricted Company) in which any Restricted Company has an ownership interest; PROVIDED, HOWEVER, that Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Restricted Companies in the form of dividends or similar Distributions;

               (b) all amounts included in computing such net income (or loss) in respect of the write-up of any asset or the retirement of any Indebtedness at less than face value after December 31, 1997;

               (c) the effect of extraordinary and nonrecurring items of gain, income, loss or expense, including in any event the following items
          (i) to the extent approved by at least two of the Specified Agents, whose approval shall not be unreasonably withheld, litigation and tax judgments and settlements, including the Falcon Cable Systems Settlement Payments and (ii) payments of up to an aggregate of $5,000,000 (or such larger amount as may be approved by at least two of the Specified Agents) during any fiscal quarter of the Restricted Companies in respect of: franchise taxes relating to prior periods; sales, use and other tax assessments relating to prior periods; payments, refunds or credits in respect of customer late fees relating to prior periods; other similar items relating to prior periods; and acquisition deposits that are forfeited during such period.

               (d) the income of any Subsidiary (other than a Restricted Company) to the extent the payment of such income in the form of a Distribution or repayment of Indebtedness to any Restricted Company is not permitted, whether on account of any Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary or otherwise; and

               (e) any after-tax gains or losses attributable to returned surplus assets of any Plan.

     For purposes of computing Consolidated Net Income for any fiscal quarter, to the extent such items have not previously been accrued or allocated to a prior period, (i) payments of insurance deductible amounts and discretionary employee or management bonuses shall be allocated one fourth to the fiscal quarter in which payment is made and one fourth to each of the next three fiscal quarters and (ii) Consolidated Net Income shall include
100% of the income of each Restricted Company, notwithstanding that such Restricted Company may not be a wholly owned Subsidiary of New Falcon I (or Holding, L.P. prior to the TCI Closing) and that, as a result thereof, GAAP would otherwise require a portion of such Restricted Company's income from Consolidated Net Income to be deducted on account of minority interests in such Restricted Company.

     "CONSOLIDATED OPERATING CASH FLOW" means, for any three-month period, the total of:

               (a) Consolidated Net Income PLUS

               (b) all amounts deducted in computing such Consolidated Net Income in respect of:

                    (i) depreciation, amortization and other charges that are not expected to be paid in cash;

                    (ii) interest on Financing Debt (including payments in the nature of interest under Capitalized Leases) and net payments in the nature of interest under Interest Rate Protection Agreements;

                    (iii) federal, state and local taxes based upon or measured by income;

                    (iv)  an amount equal to the payments made pursuant to
               section 2.8(i) of the Contribution Agreement in respect of the Existing Incentive Plan (as defined in the Contribution Agreement);

                    (v)  other non-cash charges; and

                    (vi) any reasonable costs incurred or expensed in connection with an acquisition or disposition permitted by Sections 7.9 or 7.11.

               MINUS (c) to the extent Consolidated Net Income has not already been reduced thereby, Distributions by the Restricted Companies to Holding, L.P. of a type described in Section 7.10.4 (for reimbursement of management expenses), whether or not permitted thereby.

     "CONSOLIDATED PRO FORMA DEBT SERVICE" means, for any period, the sum of the following items, projected to be accrued by the Restricted Companies:

               (a)  Consolidated Cash Interest Expense,

          PLUS (b) the aggregate amount of all mandatory scheduled payments (excluding the final scheduled principal payment on each Term Loan) and mandatory prepayments of revolving loans as a result of mandatory reductions in revolving credit availability, all with respect to Financing Debt of the Restricted Companies in accordance with GAAP on a Consolidated basis, including payments in the nature of principal under Capitalized Leases, but in no event including contingent prepayments required by Sections 4.3, 4.4 or 4.5 or voluntary payments contemplated by Section 4.6.

     For purposes of computing Consolidated Pro Forma Debt Service:

                    (i) the amount of Financing Debt outstanding on the first day of such period shall be assumed to remain outstanding during the entire period, except to the extent required to be reduced by mandatory scheduled payments, mandatory payments on the Revolving Loan and other items described in paragraph (b) above; and

                    (ii) where interest varies with a floating rate, the rate in effect on the first day of such period will be assumed to remain constant during the entire period (giving effect to any applicable Interest Rate Protection Agreements).

     "CONSOLIDATED REVENUES" means, for any period:

               (a) the net operating revenues (after reductions for discounts) of the Restricted Companies determined in accordance with GAAP on a Consolidated basis;

               MINUS (b) any proceeds included in such net operating revenues from the sale, refinancing, condemnation or destruction of any Systems;

               MINUS (c) actual bad debt expense to the extent not already deducted in computing such net operating revenues.

     "CONSOLIDATED TOTAL DEBT" means, at any date, the principal amount of all Financing Debt of the Restricted Companies on a Consolidated basis (other than Indebtedness of the Restricted Companies owing to Holding, L.P. or to New Falcon I permitted by Section 7.6.14 or Indebtedness of the Restricted Companies owing to TCI or its Affiliates permitted by Section 7.6.15) MINUS the lesser of (a) cash and Cash Equivalents of the Restricted Companies on a Consolidated basis in accordance with GAAP or (b) $5,000,000.

     "CONSOLIDATED TOTAL FIXED CHARGES" means, for any period, the sum of:

               (a)  Consolidated Cash Interest Expense,

               PLUS (b) the aggregate amount of all mandatory scheduled payments and mandatory prepayments of revolving loans as a result of mandatory reductions in revolving credit availability, all with respect to Financing Debt of the Restricted Companies in accordance with GAAP on a Consolidated basis, including payments in the nature of principal under Capitalized Leases, but in no event including contingent prepayments required by Sections 4.4 or 4.5 or voluntary prepayments contemplated by Section 4.6.

               PLUS (c)  Capital Expenditures,

               PLUS (d) federal, state and local taxes based upon or measured by income actually paid by any Restricted Company, other than taxes with respect to extraordinary and nonrecurring gains,

               PLUS (e) Distributions by the Restricted Companies to their partners or members that are not Restricted Companies of a type described in Section 7.10.5 (in respect of taxes), whether or not permitted thereby,

               PLUS (f) to the extent not included in the foregoing clauses, Distributions by the Restricted Companies to Holding, L.P., New Falcon I or TCI and its Affiliates of a type described in Section 7.10.3 (for debt service), whether or not permitted thereby.

     "CONTRIBUTION AGREEMENT" means the Contribution and Purchase Agreement dated December 30, 1997, among Holding, L.P., New Falcon I, Holding, Inc., TCI Falcon Holdings, LLC and certain other parties named therein, including the First Amendment dated March 23, 1998, the Second Amendment dated April 2, 1998, and the Third Amendment dated May 12, 1998, as the same may be further amended, modified or supplemented from time to time in accordance with Section 7.2.3.

     "COPYRIGHT ACT" is defined in Section 8.6.2.

     "CREDIT DOCUMENTS" means:

               (a) this Agreement, the Notes, the Pledge and Subordination Agreement, the fee agreement contemplated by Section 5.1.3, the Falcon Video Joinder, the New Falcon II Assignment and Assumption and each Interest Rate Protection Agreement provided by a Lender (or an Affiliate of a Lender) to any Restricted Company, each as from time to time in effect; and

               (b) any other present or future agreement or instrument from time to time entered into among any Restricted Company or (so long as any Restricted Company is also party thereto) any Affiliate of any of them, on one hand, and either the Documentation Agent or all the Lenders, on the other hand, relating to, amending or modifying this

          Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

     "CREDIT OBLIGATIONS" means all present and future liabilities, obligations and Indebtedness of any Restricted Company or any of their Affiliates party to a Credit Document owing to any Lender (or, in the case of Interest Rate Protection Agreements, any Affiliate of a Lender) under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, commitment fees, payment and reimbursement obligations under Interest Rate Protection Agreements, amounts provided for in Sections 3.2.4, 3.4, 3.5, 3.6 and 10 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (all whether accruing before or after a Bankruptcy Default and whether or not allowed in a bankruptcy proceeding).

     "CREDIT PARTICIPANT" is defined in Section 12.2.

     "CREDIT SECURITY" means all assets from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to the Pledge and Subordination Agreement or any other Credit Document) to secure the payment or performance of any of the Credit Obligations.

     "DEFAULT" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

     "DELINQUENCY PERIOD" is defined in Section 11.4.3.

     "DELINQUENT LENDER" is defined in Section 11.4.3.

     "DELINQUENT PAYMENT" is defined in Section 11.4.3.

     "DESIGNATED FINANCING DEBT" means Financing Debt incurred by a Restricted Company after the date hereof other than Financing Debt permitted by Sections 7.6.1 (the Credit Obligations), 7.6.7 (purchase money Indebtedness and Capitalized Leases), 7.6.9 (intercompany Indebtedness), 7.6.10 (Holding, L.P. Senior Subordinated Notes), 7.6.11 (existing Indebtedness) 7.6.14 (Indebtedness owing from a Restricted Company to Holding, L.P. or New Falcon I), 7.6.15 (Indebtedness owing from a Restricted Company to TCI or its Affiliates) and
7.6.18 (other Indebtedness).

     "DISTRIBUTION" means, with respect to any Restricted Company (or other specified Person):

               (a) the binding declaration or payment of any dividend or distribution, including dividends payable in shares of capital stock or other equity interests of any Restricted

          Company, on or in respect of any shares of any class of capital stock or other equity interests of any Restricted Company;

               (b) the purchase, redemption or other retirement by any Restricted Company of any shares of any class of capital stock or other equity interests of any Holding Company (or of options, warrants or other rights for the purchase of such shares), directly, indirectly through a Subsidiary or otherwise;

               (c) any other distribution on or in respect of any shares of any class of equity of or beneficial interest in any Restricted Company;

               (d) any payment by any Restricted Company of principal or interest with respect to, or any purchase, redemption or defeasance by any Restricted Company of, any Indebtedness of any Holding Company which by its terms or the terms of any agreement is subordinated to the payment of the Credit Obligations; and

               (e) any payment (including amounts accrued and payable for management fees and reimbursement of expenses), loan or advance by any Restricted Company to, or any other Investment by any Restricted Company in, the holder of any shares of any class of capital stock of or equity interest in any Holding Company or any Affiliate of such holder;

PROVIDED, HOWEVER, that the term "DISTRIBUTION" shall not include payments in the ordinary course of business in respect of (i) reasonable compensation paid to employees, officers and directors, (ii) advances to employees for travel expenses, drawing accounts and similar expenditures, (iii) rent paid to or accounts payable for services rendered or goods sold by non-Affiliates or (iv) intercompany accounts payable and real property leases to non-Affiliates.

     "DOCUMENTATION AGENT" means BankBoston in its capacity as Documentation Agent for the Lenders hereunder, as well as its successors and assigns in such capacity pursuant to Section 11.6.

     "ENSTAR" means Enstar Communications Corporation, a Georgia corporation owned by Falcon Cablevision, a California Limited Partnership, which will be transferred to New Falcon II as part of the TCI Transactions.

     "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines having the force of law (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" means the federal Employee Retirement Income Security Act of 1974.

     "ERISA GROUP PERSON" means each Restricted Company, any Subsidiary and any Person which is a member of the controlled group or under common control with any Restricted Company within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

     "EURODOLLAR PRICING OPTIONS" means the options granted pursuant to
Section 3.2.1 to have the interest on any portion of the Loan computed on the basis of a Eurodollar Rate.

     "EURODOLLARS" means, with respect to any Lender, deposits of United States Funds in a non-United States office or an international banking facility of such Lender.

     "EURODOLLAR OFFICE" means such non-United States office or international banking facility of any Lender as the Lender may from time to time select.

     "EURODOLLAR RATE" for any Interest Period means the rate, rounded to the nearest 1/100%, obtained by dividing (a) the Basic Eurodollar Rate for such Eurodollar Interest Period by (b) an amount equal to 1 MINUS the Eurodollar Reserve Rate; PROVIDED, HOWEVER, that if at any time during such Interest Period the Eurodollar Reserve Rate applicable to any outstanding Eurodollar Pricing Option changes, the Eurodollar Rate for such Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change.

     "EURODOLLAR RESERVE RATE" means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by any Lender against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System (or any successor regulation), (b) any other category of liabilities that includes Eurodollar deposits by reference to which the interest rate on portions of the Loan covered by Eurodollar Pricing Options is determined, (c) the principal amount of or interest on any portion of the Loan covered by a Eurodollar Pricing Option or (d) any other category of extensions of credit, or other assets, that includes loans covered by a Eurodollar Pricing Option.

     "EVENT OF DEFAULT" is defined in Section 9.1.

     "EXCHANGE ACT" means the federal Securities Exchange Act of 1934.

     "EXCLUDED COMPANIES" means Enstar, Enstar's Subsidiaries, Falcon Lake Las Vegas Cablevision, L.P., a Delaware limited partnership, Falcon/Capital Cable, a Delaware general partnership, Falcon/Capital Cable Partners, L.P., a Delaware limited partnership, Falcon Britannia, L.P., a California limited partnership, Falcon Classic, Duhamel Falcon Cable Mexico, L.L.C., a Delaware limited liability company, Pacific Microwave Joint Venture, a California general partnership, Wilcat Transmission Company, Inc., a Delaware corporation, Falcon Pacific Microwave, Inc., a Delaware corporation, SFC Transmissions, a California joint venture, and 212 Seventh Street, Inc., a Missouri corporation, and any other Subsidiary (including a Subsidiary that is a Permitted Joint Venture) of a Restricted Company that at the time of determination shall be designated as an Excluded Company by written notice of such Restricted Company to the Documentation Agent. The Borrowers may designate any Subsidiary of the Restricted Companies (including any newly acquired or newly organized Subsidiary of the Restricted Companies) to be an Excluded Company by written notice to the Documentation Agent, provided the acquisition or organization of such Subsidiary would be permitted under
Section 7.9. The Borrowers may designate any Excluded Company to be a Restricted Company by written notice to the Documentation Agent, provided that no Default shall occur and be continuing or shall result as a consequence thereof.

     "FALCON CABLE SYSTEMS SETTLEMENT" is defined in Section 7.10.13.

     "FALCON CABLE SYSTEMS SETTLEMENT PAYMENTS" is defined in Section 7.10.13.

     "FALCON CLASSIC" means Falcon Classic Cable Income Properties, L.P., a California limited partnership.

     "FALCON FIRST" means Falcon First, Inc., a Delaware corporation.

     "FALCON PERMITTED HOLDERS" means any of (a) Holding, Inc. for so long as a majority of the voting power of the voting capital stock of Holding, Inc. is beneficially owned by any of the Persons listed in the other clauses of this definition, (b) any Nathanson Family Investor, (c) Tele-Communications, Inc., a Delaware corporation, and TCI Communications, Inc., a Delaware corporation, (d) any Person in which Tele-Communications, Inc. is the owner, directly or indirectly, of at least 25% of the outstanding voting stock or other equity interests of such Person, and (e) any Persons controlling, controlled by or under common control with any other Person described in clauses (a) through (d) of this definition; PROVIDED, HOWEVER, that for purposes of calculating the amount of voting stock or other equity interests of any Persons held by Falcon Permitted Holders, voting stock or other equity interests held by directors and executive officers of Holdings, Inc. shall be deemed to be held by Falcon Permitted Holders.

     "FALCON VIDEO" means Falcon Video Communications, L.P., a Delaware limited partnership.

     "FALCON VIDEO JOINDER" is defined in Section 2.1.4.

     "FALCON VIDEO REVOLVING LOAN" is defined in Section 2.1.4.

     "FCC" means the Federal Communications Commission and any successor governmental agency.

     "FCC LICENSE" means any broadcasting, community antenna television or relay systems, each station, business radio, microwave and other license issued by the FCC under the Communications Act.

     "FEDERAL FUNDS RATE" means, for any day, (a) the rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking Day) by the Federal Reserve Bank of New York or
(b) if such rate is not so published for such Banking Day, as determined by the Administrative Agent using any reasonable means of determination. Each determination by the Administrative Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

     "FINAL REVOLVING MATURITY DATE" means December 29, 2006.

     "FINAL TERM LOAN B MATURITY DATE" means June 29, 2007.

     "FINAL TERM LOAN C MATURITY DATE" means December 31, 2007.

     "FINANCIAL OFFICER" means (a) the chief financial officer, treasurer or corporate controller of Holding, Inc. in its capacity as general partner of the managing general partner of New Falcon I, in its capacity as general partner of the managing general partner of the sole member of New Falcon II, in its capacity as managing general partner of each Investor Group Company, in such Investor Group Company's capacity as the managing general partner of a Borrower (or other specified Person), or a vice president whose primary responsibility is for the financial affairs of Holding, Inc. (or other specified Person) in such capacity, (b) in the case of Falcon First, the chief financial officer, treasurer or corporate controller of Falcon First or a vice president whose primary responsibility is for the financial affairs of Falcon First, (c) in the case of Falcon Video, the chief financial officer, treasurer or corporate controller of Falcon Video Communications Investors, L.P. or a vice president whose primary responsibility is for the financial affairs of Falcon Video, (d) in the case of any other specified Person, the chief financial officer, treasurer, corporate controller or vice president whose primary responsibility is for the financial affairs of such Person, and (e) in any event, Michael K. Menerey and Jon W. Lunsford, all of whose incumbency and signatures will have been certified to the Administrative Agent by an appropriate attesting officer of Holding, Inc. (or other specified Person) prior to or contemporaneously with the delivery of any certificates delivered to the Administrative Agent hereunder.

     "FINANCING DEBT" means:

               (a)  Indebtedness in respect of borrowed money;

               (b) Indebtedness evidenced by notes, debentures or similar instruments;

               (c)  Indebtedness in respect of Capitalized Leases;

               (d) Indebtedness in respect of the deferred purchase price of assets (other than normal trade accounts payable that are not overdue beyond customary practice); and

               (e) Indebtedness in respect of mandatory redemption, repurchase or dividend rights on capital stock (or other equity).

     "FRANCHISE" means any franchise, permit, license or other authorization granted by any governmental unit or authority that authorizes the construction and operation of a System.

     "GAAP" means generally accepted accounting principles, as defined by the United States Financial Accounting Standards Board, as from time to time in effect; PROVIDED, HOWEVER, that (a) for purposes of compliance with Section 7 (other than Section 7.4) and the related definitions, "GAAP" means such principles as in effect on December 31, 1997 as applied by the Restricted Companies in the preparation of the December 31, 1997 financial statements referred to in Section 8.2.1(a), and consistently followed, without giving effect to any subsequent changes thereto and (b) in the event of a change in generally accepted accounting principles after such date, either the Borrowers or the Required Lenders may request a change in the definition of "GAAP", in which case the parties hereto shall negotiate in good faith with respect to an amendment of this Agreement implementing such change.

     "GUARANTEE" means, with respect to any Restricted Company (or other specified Person):

               (a) any guarantee by the Restricted Company of the payment or performance of, or any contingent obligation by the Restricted Company in respect of, any Financing Debt of any other Person;

               (b) any other arrangement whereby credit is extended to a Person on the basis of any promise or undertaking of the Restricted Company (including any "comfort letter" or "keep well agreement" written by the Restricted Company to a creditor or prospective creditor of such Person) to (i) pay the Financing Debt of such Person, (ii) purchase an obligation owed by such Person, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such Person, in each case whether or not such arrangement is disclosed in the balance sheet of the Restricted Company or referred to in a footnote thereto;

               (c) any liability of the Restricted Company as a general partner of a partnership in respect of Financing Debt of such partnership;

               (d) any liability of the Restricted Company as a joint venturer of a joint venture in respect of Financing Debt of such joint venture; and

               (e) reimbursement obligations with respect to letters of credit, surety bonds and other financial guarantees;

PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the amount which should be carried on the balance sheet of the obligor whose obligations were guaranteed in respect of such obligations, determined in accordance with GAAP.

     "GUARANTOR" means each Restricted Company and each Subsidiary of a Restricted Company that is party hereto and is not either a Borrower or an Excluded Company; PROVIDED, HOWEVER, that Falcon Video and Falcon Video Investors, L.P. shall become Guarantors only upon the TCI Closing and the discharge of Financing Debt of Falcon Video as contemplated in Section 5.3.1.
Exhibit 1-B lists the Guarantors prior to and immediately after the TCI Closing.

     "HAZARDOUS MATERIAL" means, collectively, any pollutant, toxic or hazardous material or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in section 101(14) of CERCLA or any similar state or local statute or regulation or regulated as toxic or hazardous under the Resource Conservation and Recovery Act or any similar state or local statute or regulation, and the rules and regulations thereunder, as from time to time in effect.

     "HOLDING COMPANIES" means Holding, L.P., Holding, Inc. and their respective Subsidiaries, including New Falcon I and the Restricted Companies.

     "HOLDING, INC." means Falcon Holding Group, Inc., a California corporation that is the general partner of Holding, L.P., or any successor corporation, partnership, limited liability company or other entity that would not create an Event of Default immediately as a result of such succession and that enters into assumption agreements with respect to the Pledge and Subordination Agreement and the other Credit Documents to which either Holding, Inc. or Holding, L.P. is a party reasonably satisfactory to such successor and the Required Lenders in all respects.

     "HOLDING, L.P." means Falcon Holding Group, L.P., a Delaware limited partnership, or any successor corporation, partnership, limited liability company or other entity that would not create an Event of Default immediately as a result of such succession and that enters into assumption agreements with respect to the Pledge and Subordination Agreement and the other Credit Documents to which either Holding, Inc. or Holding, L.P. is a party reasonably satisfactory to such successor and the Required Lenders in all respects.

     "HOLDING, L.P. SENIOR SUBORDINATED NOTES" means the 11% Senior Subordinated Notes due September 15, 2003 issued by Holding, L.P. pursuant to the Senior Subordinated Notes Indenture.

     "HOUSTON OFFICE" means the principal banking office of the Administrative Agent in Houston, Texas.

     "INDEBTEDNESS" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of any Restricted Company (or other specified Person) as liabilities, but in any event including:

               (a)  indebtedness in respect of borrowed money;

               (b) indebtedness evidenced by notes, debentures or similar instruments;

               (c)  Capitalized Lease Obligations;

               (d) the deferred purchase price of assets (including trade accounts payable);

               (e) mandatory redemption, repurchase or dividend obligations with respect to capital stock (or other evidence of beneficial interest);

               (f)  unfunded pension fund obligations and liabilities;

               (g) all Guarantees and endorsements in respect of Indebtedness of others; and

               (h) liabilities secured by any Lien existing on property owned or acquired by any Restricted Company, whether or not the liability secured thereby shall have been assumed; PROVIDED, HOWEVER, that, to the extent that a liability secured by a Lien on such property is otherwise nonrecourse to the Restricted Company, the amount of Indebtedness in respect of such liability shall be the lesser of the fair market value of such property or the amount of such liability.

     "INDEMNIFIED PARTY" is defined in Section 10.2.

     "INITIAL CLOSING DATE" means June 30, 1998 or such other date prior to September 30, 1998 as agreed by the Borrowers and the Documentation Agent as the first Closing Date hereunder.

     "INTEREST PERIOD" means any period, selected as provided in Section 3.2.1, of one, two, three and six months (or any longer period to which all the Lenders have given their consent to the Administrative Agent), commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); PROVIDED, HOWEVER, that subject to Section 3.2.3, if any Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Administrative

Agent in accordance with the then current banking practice in the inter-bank Eurodollar market with respect to Eurodollar deposits at the applicable Eurodollar Office, which determination by the Administrative Agent shall, in the absence of manifest error, be conclusive.

     "INTEREST RATE PROTECTION AGREEMENT" means any interest rate swap, interest rate cap, interest rate hedge or other contractual arrangement protecting a Person against increases in variable interest rates or converting fixed interest rates into variable interest rates on Financing Debt.

     "INVESTMENT" means, with respect to any Restricted Company (or other specified Person):

               (a) any share of capital stock, other equity interest, evidence of Indebtedness or other security issued by any other Person;

               (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

               (c)  any Guarantee of the Indebtedness of any other Person;

               (d) any acquisition of all or any part of the business of any other Person or the assets comprising such business or part thereof;

               (e) any commitment or option to make any Investment if the consideration for such commitment or option exceeds $1,000; and

               (f)  any other similar investment.

     The investments described in the foregoing clauses (a) through (f) shall constitute Investments whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; PROVIDED, HOWEVER, that Investments shall not include (i) current trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) advances, payments and prepayments to suppliers for property leased, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to any Restricted Company or as security for any such Indebtedness or claim or (v) demand deposits in banks or trust companies.

     In determining the amount of outstanding Investments for purposes of
Section 7.9, the amount of any Investment shall be the cost thereof (including the amount of any Indebtedness assumed in any purchase or secured by any asset acquired in such purchase (whether or not any Indebtedness is assumed) or for which any Person that becomes a Subsidiary is liable on the date on which the securities of such Person are acquired) MINUS any returns of capital on such Investment actually received in cash (determined in accordance with GAAP without regard to amounts realized as income on such Investment).

     "INVESTOR GROUP COMPANY" means any Person that is a managing general partner of a Pre-TCI Borrower and, upon the TCI Closing and the discharge of the Financing Debt of Falcon Video as contemplated by Section 5.3.1, Falcon Video Communications Investors, L.P.; PROVIDED, HOWEVER, that in no event shall New Falcon I constitute an Investor Group Company. Exhibit 1-B lists the Investor Group Companies prior to and immediately after the TCI Closing.

     "LEGAL REQUIREMENT" means any requirement imposed upon any of the Lenders by any law of the United States of America or any jurisdiction in which any Eurodollar Office is located or by any regulation, order, interpretation, ruling or official directive of the Board of Governors of the Federal Reserve System or any other board or governmental or administrative agency of the United States of America, of any jurisdiction in which any Eurodollar Office is located, or of any political subdivision of any of the foregoing. Any requirement imposed by any such regulation, order, ruling or official directive not having the force of law shall be deemed to be a Legal Requirement if any of the Lenders reasonably believes that compliance therewith is in accordance with customary commercial practice.

     "LENDER" means the Persons owning a Percentage Interest in the Credit Obligations or having a Commitment and their respective Assignees permitted by
Section 12.1.

     "LENDING OFFICER" shall mean such officers or employees of the Administrative Agent as from time to time designated by it in writing to the Borrowers.

     "LIEN" means, with respect to any Restricted Company (or any other specified Person):

               (a) Any encumbrance, mortgage, pledge, lien, charge or security interest of any kind upon any property or assets of the Restricted Company, whether now owned or hereafter acquired, or upon the income or profits therefrom;

               (b) The acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease); and

               (c) The sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Restricted Company, with or without recourse.

     "LOAN" means, collectively, the Revolving Loan, the Term Loans and the Supplemental Loan.

     "MANDATORY ASSIGNMENT" is defined in Section 2.2.3.

     "MARGIN STOCK" means "margin stock" within the meaning of Regulations T, U or X (or any successor provisions) of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, all as from time to time in effect.

     "MATERIAL ADVERSE CHANGE" means a material adverse change since December 31, 1997 in the business, assets, financial condition or income of the Restricted Companies (on a Consolidated basis) (or any other specified Persons) as a result of any event or development.

     "MATERIAL AGREEMENTS" means each of the agreements listed in Exhibit 8.2.2 as in effect on the Initial Closing Date and furnished to the Lenders and as subsequently amended, modified and supplemented in accordance with
Section 7.2.3.

     "MATERIAL FINANCING DEBT" means any Financing Debt (other than the Credit Obligations) outstanding in an aggregate amount of principal (whether or not due) and accrued interest exceeding $10,000,000.

     "MAXIMUM AMOUNT OF SUPPLEMENTAL CREDIT" is defined in Section 2.4.1.

     "MAXIMUM AMOUNT OF SUPPLEMENTAL REVOLVING FACILITY CREDIT" is defined in
Section 2.4.1.

     "MAXIMUM AMOUNT OF REVOLVING CREDIT" is defined in Section 2.1.1.

     "MONY SUBORDINATED DEBT" means the 11.56% Series B Subordinated Notes due March 31, 2001, originally issued by Falcon Telecable, a California Limited Partnership, pursuant to a Note Purchase Agreement dated as of October 21, 1991, as in effect from time to time in accordance with Section 7.2.3, with Affiliates of the Mutual Life Insurance Company of New York, including notes evidencing deferred fees due on account of risk-based capital requirements issued by such Restricted Companies on the same terms as the other MONY Subordinated Debt issued by Falcon Telecable, a California Limited Partnership.

     "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

     "NATHANSON FAMILY INVESTORS" means Marc B. Nathanson, Greg Nathanson (the brother of Marc B. Nathanson), Liliane Vladimirschi (the sister-in-law of Marc
B. Nathanson), any of their respective spouses, estates, lineal descendants (including adoptive children), heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which voting stock of Holding, Inc., Holding, L.P. or any successor thereto beneficially owned by any of the foregoing have been transferred and corporations and partnerships in which one or more of the foregoing own more than 51% of the voting stock or other equity interests.

     "NET CASH PROCEEDS" means the cash proceeds of an Operating Asset Sale by any Restricted Company net of (a) any Indebtedness permitted by Section 7.6.7 (Capitalized Leases and purchase money indebtedness) secured by assets being sold in such transaction required to be paid from such proceeds, (b) with respect to any such Restricted Company that is not a tax flow-through entity, income taxes that will be required to be paid as a result of such asset sale as estimated by such Restricted Company in good faith, and with respect to any such Restricted Company that is a tax flow-through entity, distributions to all the direct or indirect holders of the equity of such Restricted Company, in proportion to their ownership interests, sufficient to permit each such direct or indirect holder of the equity of such Restricted Company to pay income taxes that may be required to be paid by it as a result of such asset sale as estimated by such Restricted Company in good faith, (c) all reasonable expenses of such Restricted Company incurred in connection with the transaction and (d) amounts subject to a reserve or escrow to fund indemnification obligations incurred in connection with such asset sale; PROVIDED, HOWEVER, that the principal (but not interest) component of amounts described in this clause (d) will become Net Cash Proceeds upon release from such reserve or escrow.

     "NET DEBT PROCEEDS" means the cash proceeds of the incurrence of Designated Financing Debt by any Restricted Company (net of reasonable out-of-pocket transaction fees and expenses).

     "NEW FALCON I" means Falcon Communications, L.P., a California limited partnership, and any successor corporation, partnership, limited liability company or other entity that would not create an Event of Default immediately as a result of such succession and that enters into assumption agreements with respect to the Pledge and Subordination Agreement and the other Credit Documents to which New Falcon I is a party reasonably satisfactory to such successor and the Required Lenders in all respects.

     "NEW FALCON I DEBENTURES" means, collectively, the $375,000,000 8.375% Senior Debentures due 2010 and the $435,250,000 9.285% Senior Discount Debentures due 2010, each issued jointly and severally by Holding, L.P. and its Wholly Owned Subsidiary, Falcon Funding Corporation, pursuant to the New Falcon I Debentures Indenture and assumed to the extent of Holding, L.P.'s obligations by New Falcon I upon the TCI Closing.

     "NEW FALCON I DEBENTURES INDENTURE" means the Indenture dated as of April 3, 1998, as in effect from time to time in accordance with Section 7.2.3, among Holding, L.P., Falcon Funding Corporation and United States Trust Company of New York, as trustee, with respect to the New Falcon I Debentures (and any subsequent indentures on identical terms, except with respect to transfer restrictions, entered into for a registered exchange offer of the New Falcon I Debentures) and assumed to the extent of Holding, L.P.'s obligations by New Falcon I upon the TCI Closing.

     "NEW FALCON II" means Falcon Cable Communications, LLC, a Delaware limited liability company.

     "NEW FALCON II ASSIGNMENT AND ASSUMPTION" is defined in Section 2.6.

     "NONPERFORMING LENDER" is defined in Section 11.4.3.

     "NOTES" means each of the Revolving Notes, the Term B Notes, the Term C Notes and the Supplemental Notes.

     "OBLIGOR" means each Borrower and each other Restricted Company guaranteeing or granting collateral to secure any Credit Obligations.

     "OPERATING ASSETS" means (a) a group of tangible and intangible assets used by a Person to provide cable television services or to conduct any related activities, or (b) all of the outstanding capital stock of, or other equity interests in, a Person engaged in the provision of cable television services or conducting any related activities.

     "OPERATING ASSET SALE" is defined in Section 4.4.1.

     "PAYMENT DATE" means the last Banking Day of each March, June, September and December occurring after the Initial Closing Date.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity.

     "PERCENTAGE INTEREST" is defined in Section 11.1.

     "PERFORMING LENDER" is defined in Section 11.4.3.

     "PERMITTED ASSET SWAP" means the exchange by any Restricted Company of Operating Assets (including Systems) (a) for fair value in a single transaction (or a substantially contemporaneous series of related transactions) pursuant to which, within five Banking Days of the transfer of such Operating Assets, the Restricted Companies receive Operating Assets related to businesses permitted by
Section 7.2.1 or (b) in a transaction which qualifies as a like-kind exchange under section 1031 of the Code or any successor provision (with any cash received by the Restricted Company in connection with such exchange constituting Net Cash Proceeds therefrom and any cash paid by the Restricted Company in connection with such exchange being subject to the limitations of Section 7.9); PROVIDED, HOWEVER, that (i) no single Permitted Asset Swap may involve Operating Assets to which 15% or more of Consolidated Operating Cash Flow for the period of four fiscal quarters of the Restricted Companies ending on the last day of the fiscal quarter ending immediately prior to the date of such exchange is properly allocable and (ii) the sum of the aggregate annual percentages described in the foregoing clause (i) between the Initial Closing Date and the Final Term Loan C Maturity Date shall not exceed 30%.

     "PERMITTED JOINT VENTURE" means a joint venture, limited partnership, corporation, general partnership or limited liability company or other entity between or involving a Restricted Company pursuant to which the new entity would operate a business not prohibited by section 7.2.1; PROVIDED, HOWEVER, that if the Permitted Joint Venture is not a Restricted Company, the

Restricted Companies shall in no event incur any Financing Debt, by way of guarantee, general partner or joint venturer liability or otherwise, as a result of the incurrence of Financing Debt by any such joint venture, limited partnership, corporation, general partnership or limited liability company.

     "PERMITTED JOINT VENTURE INVESTMENT MULTIPLE AMOUNT" means the portion of Consolidated Annualized Operating Cash Flow properly allocable to the Systems or other assets contributed to (or otherwise invested in) a Permitted Joint Venture that is not a Restricted Company at the time of and immediately after giving effect to such Investment by the Restricted Companies for the period of three consecutive months most recently ended prior to such contribution (or other Investment) for which financial statements have been (or are required to have been) furnished in accordance with Section 7.4.2 multiplied by the ratio of Consolidated Total Debt to Consolidated Annualized Operating Cash Flow as shown in the most recently submitted compliance computations pursuant to
Section 7.4.2(b).

     "PERSON" means any present or future natural person or any corporation, association, partnership, joint venture, company, limited liability company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

     "PIK INTEREST PAYMENTS" means any accrued interest payments on Financing Debt that are postponed, evidenced by book-entry accrual or made through the issuance of "payment-in-kind" notes or other securities, all in accordance with the terms of such Financing Debt; PROVIDED, HOWEVER, that in no event shall PIK Interest Payments include payments made with cash or Cash Equivalents.

     "PLAN" means, at any time, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such time.

     "PLEDGE AND SUBORDINATION AGREEMENT" means the Pledge and Subordination Agreement dated as of the Initial Closing Date in substantially the form of
Exhibit 5.1.5, as from time to time in effect, among Holding, L.P., Holding, Inc., the Restricted Companies, the Documentation Agent and, after the TCI Closing, New Falcon I and New Falcon II.

     "PRE-TCI BORROWERS" means, collectively, Falcon Cable Media, a California Limited Partnership; Falcon Cable Systems Company II, L.P.; Falcon Cablevision, a California Limited Partnership; Falcon Community Cable, L.P., a Delaware limited partnership; Falcon Community Ventures I Limited Partnership, a California limited partnership; Falcon First, Inc., a Delaware corporation; Falcon Telecable, a California limited partnership; and Falcon Telecom, L.P., a California Limited Partnership.

     "PRO RATA REVOLVER PREPAYMENT PORTION" means, at any date, with respect to specified Net Cash Proceeds from any Operating Asset Sale that will be allocated to repay the Revolving Loan, the portion of such Net Cash Proceeds calculated as follows:

               (a) add all percentage reductions of the Revolving Loan occurring on or after the date of such Operating Asset Sale through the Final Revolving Maturity Date;

               (b) divide the percentage reduction of each remaining Payment Date by the sum in clause (a) above; and

               (c) multiply the Net Cash Proceeds by the percentage determined under clause (b) above for each such Payment Date.

An example of the computation of the Pro Rata Revolver Prepayment Portion is set forth in Exhibit 1-C.

     "PRO RATA TERM LOAN B PREPAYMENT PORTION" means, at any date, with respect to specified Net Cash Proceeds from any Operating Asset Sale that will be allocated to repay Term Loan B, the portion of such Net Cash Proceeds calculated as follows:

               (a) add all percentage reductions of Term Loan B occurring on or after the date of such Operating Asset Sale up to but excluding the Final Term Loan B Maturity Date;

               (b) divide the percentage reduction of each remaining Payment Date by the sum in clause (a) above; and

               (c) multiply the Net Cash Proceeds by the percentage determined under clause (b) above for each such Payment Date.

     "PRO RATA TERM LOAN C PREPAYMENT PORTION" means, at any date, with respect to specified Net Cash Proceeds from any Operating Asset Sale that will be allocated to repay Term Loan C, the portion of such Net Cash Proceeds calculated as follows:

               (a) add all percentage reductions of Term Loan C occurring on or after the date of such Operating Asset Sale up to but excluding the Final Term Loan C Maturity Date;

               (b) divide the percentage reduction of each remaining Payment Date by the sum in clause (a) above; and

               (c) multiply the Net Cash Proceeds by the percentage determined under clause (b) above for each such Payment Date.

     "PRO RATA TERM PREPAYMENT PORTIONS" means, collectively, the Pro Rata Term Loan B Prepayment Portion and the Pro Rata Term Loan C Prepayment Portion.

     "QUALIFIED INSTITUTIONAL BUYER" means:

               (a) a duly authorized domestic bank, savings and loan association, insurance company, registered investment company, registered investment adviser or registered dealer, acting for its own account or the accounts of other Qualified Institutional Buyers, which in the aggregate owns and invests on a discretionary basis at least $100 million in securities and (if a bank or savings and loan association) which has a net worth of at least $25 million; or

               (b) a foreign bank or savings and loan association or equivalent institution, acting for its own account or the account of other Qualified Institutional Buyers, which in the aggregate owns and invests on a discretionary basis at least $100 million in securities and has a net worth of at least $25 million; or

               (c) any other entity which also constitutes a "qualified institutional buyer" as defined in Rule 144A under the Securities Act; or

               (d)  any other entity acceptable to the Restricted Companies.

     "REDEEMABLE CAPITAL STOCK" means any class or series of capital stock or other equity interests of any Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed (in whole or in part) prior to the final maturity of any portion of the Loan or is redeemable (in whole or in part) at the option of the holder thereof at any time prior to the final maturity of any portion of the Loan.

     "REFERENCE LENDER" means each of BankBoston and Toronto Dominion.

     "REFERENCE LEVERAGE RATIO" means, at any date, the ratio of (a) Consolidated Total Debt as of the end of the most recent fiscal quarter for which financial statements have been furnished to the Lenders in accordance with
Section 7.4.2 prior to such date to (b) Consolidated Annualized Operating Cash Flow for such period.

     "REGISTER" is defined in Section 12.1.3.

     "RELATED FUND" means, with respect to any Lender that is a fund that invests in senior bank loans, any other fund or entity that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "REMAINING DOLLAR-YEARS" of any Indebtedness means, at any date, the sum of the products obtained by multiplying (a) the amount of each remaining scheduled payment of principal (or in the case of a revolving credit facility, each scheduled reduction in the revolving credit commitment) by (b) the number of years (calculated to the nearest twelfth) which will elapse between such date and the making of the payment (or in the case of a revolving credit facility, such scheduled reduction in the revolving credit commitment).

     "REPLACEMENT LENDER" is defined in Section 12.3.

     "REQUIRED LENDERS" means, with respect to any consent or other action to be taken by either the Lenders or any Agent under the Credit Documents, such Lenders as own at least a majority of the Aggregate Percentage Interests; PROVIDED, HOWEVER, that with respect to the matters referred to in the proviso to Section 17.1, Required Lenders means such Lenders as own at least the respective portions of the Percentage Interests indicated therein.

     "RESOURCE CONSERVATION AND RECOVERY ACT" means the federal Resource Conservation and Recovery Act, 42 U.S.C. section 690, ET SEQ.

     "RESTRICTED COMPANY" means each of the Borrowers, the Guarantors, the Investor Group Companies and their respective Subsidiaries that are Guarantors and that are not Excluded Companies; PROVIDED, HOWEVER, that Falcon Video and Falcon Video Communications Investors, L.P. shall become Restricted Companies only upon the TCI Closing and the discharge of Financing Debt of Falcon Video as contemplated by Section 5.3.1. Exhibit 1-B lists the Restricted Companies prior to and immediately after the TCI Closing.

     "REVOLVING LENDER" means each Lender owning a Percentage Interest in the Revolving Loan or having a Commitment to extend a portion of the Revolving Loan and its Assignees permitted by Section 12.1.

     "REVOLVING LOAN" is defined in Section 2.1.1.

     "REVOLVING NOTE" is defined in Section 2.1.3.

     "SECURITIES ACT" means the federal Securities Act of 1933.

     "SENIOR SUBORDINATED NOTES INDENTURE" means the Indenture dated as of October 29, 1993, as in effect from time to time in accordance with Section 7.2.3, between Holding, L.P. and United States Trust Company of New York, as trustee, with respect to the Holding, L.P. Senior Subordinated Notes (and any subsequent indenture on identical terms, except with respect to transfer restrictions, entered into for a registered exchange offer of the Holding, L.P. Senior Subordinated Notes).

     "SPECIFIED AGENTS" means, collectively, the Documentation Agent, the Syndication Agent and the Administrative Agent.

     "SUBSCRIBER" means each home with one or more television sets connected to a System and each subscriber equivalent represented by a bulk account (determined by dividing the total monthly bill for the account by the basic monthly charge for a single outlet in the area).

     "SUBSIDIARY" means any Person of which any Investor Group Company or Borrower (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venture.

     "SUPPLEMENTAL AGENT" is defined in Section 2.4.1.

     "SUPPLEMENTAL FACILITY" is defined in Section 2.4.1.

     "SUPPLEMENTAL LENDERS" is defined in Section 2.4.1.

     "SUPPLEMENTAL LOAN" is defined in Section 2.4.4.

     "SUPPLEMENTAL NOTE" is defined in Section 2.4.4.

     "SYNDICATION AGENT" means NationsBank, N.A. in its capacity as syndication agent hereunder, as well as its successors and assigns in such capacity pursuant to Section 11.6.

     "SYSTEM" means the assets constituting a cable television system most of which is within a geographical area covered by one or more Franchises held by any Restricted Company serving subscribers who are connected by drop lines to trunk or distribution lines carrying signals from one or more head-end facilities.

     "TAX" means any tax, levy, duty, deduction, withholding or other charges of whatever nature at any time required by any Legal Requirement (a) to be paid by any Lender or (b) to be withheld or deducted from any payment otherwise required hereby to be made to any Lender, in each case on or with respect to (i) the principal amount of or interest on any portion of the Loan, (ii) any fees, expenses, indemnities or other amounts payable to any Lender under any Credit Document or (iii) funds transferred from a non-United States office or an international banking facility of any Lender to a United States office of such Lender in order to fund (or deemed by Section 3.2.6 to have funded) a portion of the Loan subject to a Eurodollar Pricing Option; PROVIDED, HOWEVER, that the term "Tax" shall not include (A) taxes imposed upon or measured by the net income of such Lender or (B) franchise or similar business licensing taxes for qualification of offices of such Lender in any jurisdiction.

     "TCI" means TCI Falcon Holdings, LLC, a Delaware limited liability company, and any successor entity or transferee of TCI's interest in New Falcon I that would not create an Event of Default immediately as a result of such succession or transfer.

     "TCI CLOSING" means the "Closing" as defined in the Contribution Agreement.

     "TCI CLOSING REPORT" is defined in Section 7.4.3.

     "TCI DEBT" means the Financing Debt, not to exceed $440,000,000 in aggregate principal amount, assumed by New Falcon II in the TCI Transactions pursuant to section 4.1 of the Contribution Agreement.

     "TCI TRANSACTIONS" means the transactions described in the memorandum attached as Exhibit 1-A and the related transactions described in the Contribution Agreement.

     "TERM LENDER" means each Lender owning a Percentage Interest in the Term Loans or having a Commitment to extend a portion of the Term Loans and its Assignees permitted by Section 12.1.

     "TERM LOAN" means Term Loan B and Term Loan C, collectively.

     "TERM LOAN B" is defined in Section 2.2.1.

     "TERM LOAN B NOTE" is defined in Section 2.2.2.

     "TERM LOAN B-1" is defined in Section 2.2.1.

     "TERM LOAN B-1 LENDERS" is defined in Section 2.2.1.

     "TERM LOAN B-2" is defined in Section 2.2.1.

     "TERM LOAN B-2 CLOSING DATE" is defined in Section 2.2.1.

     "TERM LOAN B-2 LENDERS" is defined in Section 2.2.1.

     "TERM LOAN C" is defined in Section 2.3.1.

     "TERM LOAN C LENDERS" is defined in Section 2.3.1.

     "TERM LOAN C NOTE" is defined in Section 2.3.2.

     "TERM NOTES" means the Term Loan B Notes and the Term Loan C Notes, collectively.

     "TORONTO DOMINION" means Toronto Dominion (Texas) Inc.

     "TRANCHE" means each of the Revolving Loan, Term Loan B, Term Loan C and the Supplemental Loan, each considered as a separate credit facility.

     "UNITED STATES FUNDS" means such coin or currency of the United States of America as at the time shall be legal tender therein for the payment of public and private debts.

     "WEIGHTED AVERAGE LIFE TO MATURITY" of any Indebtedness means, at any date, the number of years obtained by dividing the Remaining Dollar-Years of such Indebtedness by the outstanding principal amount of the Indebtedness (or, in the case of a revolving credit facility, the maximum amount of revolving credit commitment, regardless of the amount of revolving loans then outstanding).

     "WHOLLY OWNED SUBSIDIARY" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares) is owned by any Investor Group Company or any Borrower (or other specified Person) directly, or indirectly through one or more Wholly Owned Subsidiaries.

2.   THE CREDITS.

     2.1. REVOLVING CREDIT.

          2.1.1. REVOLVING LOAN. Subject to all of the terms and conditions of this Agreement and so long as no Default exists and is continuing, each Revolving Lender severally agrees to make revolving loans to the Borrowers, who, except as provided in Section 2.1.4, shall be jointly and severally liable therefor, in an aggregate principal amount for all Revolving Lenders equal to the amount requested in accordance with Section 2.1.2 from time to time prior to the Final Revolving Maturity Date, but not to exceed at any time outstanding the Maximum Amount of Revolving Credit. In no event will the principal amount of the loans at any one time outstanding made by any Revolving Lender under this Section 2.1 exceed an amount equal to such Revolving Lender's Percentage Interest in the Maximum Amount of Revolving Credit.

          "MAXIMUM AMOUNT OF REVOLVING CREDIT" means, on any date, the amount set forth for such date in the table below, reduced as provided further below:

                                                                Percentage
     Date                               Stated Amount           Reduction
     ----                               -------------           ---------
Prior to September 30, 2001             $650,000,000            0.000%
September 30, 2001 through
  December 30, 2001                     $633,750,000            2.500%



December 31, 2001 through
  March 30, 2002                        $617,500,000            2.500%
March 31, 2002 through
  June 29, 2002                         $601,250,000            2.500%
June 30, 2002 through
  September 29, 2002                    $585,000,000            2.500%
September 30, 2002 through
  December 30, 2002                     $568,750,000            2.500%
December 31, 2002 through
  March 30, 2003                        $552,500,000            2.500%
March 31, 2003 through
  June 29, 2003                         $536,250,000            2.500%
June 30, 2003 through
  September 29, 2003                    $520,000,000            2.500%
September 30, 2003 through
  December 30, 2003                     $503,750,000            2.500%
December 31, 2003 through
  March 30, 2004                        $487,500,000            2.500%
March 31, 2004 through
  June 29, 2004                         $455,000,000            5.000%
June 30, 2004 through
  September 29, 2004                    $422,500,000            5.000%
September 30, 2004 through
  December 30, 2004                     $390,000,000            5.000%
December 31, 2004 through
  March 30, 2005                        $357,500,000            5.000%
March 31, 2005 through
  June 29, 2005                         $316,875,000            6.250%
June 30, 2005 through
  September 29, 2005                    $276,250,000            6.250%
September 30, 2005 through
  December 30, 2005                     $235,625,000            6.250%
December 31, 2005 through
  March 30, 2006                        $195,000,000            6.250%
March 31, 2006 through
  June 29, 2006                         $146,250,000            7.500%
June 30, 2006 through
  September 29, 2006                    $ 97,500,000            7.500%
September 30, 2006 up to the Final
Revolving Maturity Date                 $ 48,750,000            7.500%
Final Revolving Maturity Date           $      0                7.500%


     Each amount in the foregoing table shall be further permanently reduced by the following amounts:

               (a) The sum of the Pro Rata Revolver Prepayment Portions applicable to the reduction date for such amount set forth in such table of the respective amounts of Net Cash Proceeds from Operating Asset Sales to the extent that such Net Cash Proceeds are not applied to repay the Term Loans or the Supplemental Loan pursuant to
          Section 4.4 or allocated to an effective Asset Reinvestment Reserve Amount.

               (b) The amount of Net Debt Proceeds to the extent that such amount is allocated to the permanent reduction of the Maximum Amount of Revolving Credit by Section 4.5.

               (c) Upon any Investment pursuant to Section 7.9.9 in a Permitted Joint Venture that is not a Restricted Company at the time of and immediately after giving effect to such Investment, the Permitted Joint Venture Investment Multiple Amount with respect to such Investment.

               (d) Such amount (in an integral multiple of $1,000,000 and in a minimum amount of $1,000,000) specified by three Banking Days' notice from the Borrowers to the Administrative Agent.

          The aggregate principal amount of the loans made pursuant to this
     Section 2.1.1 at any time outstanding is referred to as the "REVOLVING
     LOAN".

          2.1.2. BORROWING REQUESTS. Revolving Loans will be made to the Borrowers by the Revolving Lenders under Section 2.1.1 on any Banking Day on or after the Initial Closing Date and prior to the Final Revolving Maturity Date. Not later than noon (New York time) on the first Banking Day (third Banking Day if any portion of such loan will be subject to a Eurodollar Pricing Option on the requested Closing Date) prior to the requested Closing Date for any such loan, a Financial Officer for the Borrowers will give the Administrative Agent notice of its request (which may be given by a telephone call received by a Lending Officer and promptly confirmed in writing), specifying (a) the amount of the requested loan (not less than $1,000,000 and an integral multiple of $100,000) (except to the extent a greater amount may be required in the case of a Eurodollar Pricing Option) and (b) the requested Closing Date therefor. Upon receipt of such notice by the Administrative Agent, the Administrative Agent shall give prompt telephonic or written notice to each Lender. Each such loan will be made at the Houston Office by wire deposit to the Administrative Agent as specified in writing from time to time. In connection with each such loan, the Borrowers shall furnish to the Administrative Agent a certificate in substantially the form of Exhibit 5.2.1.

          2.1.3. REVOLVING NOTES. The Administrative Agent shall keep a record of the Revolving Loan and the respective interests of the Lenders therein as part of the Register, which shall evidence the Revolving Loan. The Revolving Loan shall be deemed owed to each Lender having a Commitment therein severally in accordance with such Lender's Percentage Interest therein, and all payments thereon shall be for the account of each Lender in accordance with its Percentage Interest therein. Upon written request of any Lender, the Borrowers' obligations to pay such Lender's Percentage Interest in the Revolving Loan shall be evidenced by a separate note of the Borrowers in substantially the form of Exhibit 2.1.3 (the "REVOLVING NOTES"), payable to such Lender in accordance with such Lender's Percentage Interest in the Revolving Loan.

          2.1.4. FALCON VIDEO REVOLVING LOAN. Upon or after execution and delivery by Falcon Video of a joinder agreement in substantially the form of Exhibit 2.1.4 (the "FALCON VIDEO JOINDER"), Falcon Video may request, and each Revolving Lender severally agrees to make in accordance with this
     Section 2.1, a revolving loan to Falcon Video in an amount sufficient to permit Falcon Video to discharge its obligations pursuant to section 2.8(b) of the Contribution Agreement (the "FALCON VIDEO REVOLVING LOAN"); PROVIDED, HOWEVER, that in no event will the Falcon Video Revolving Loan exceed $125,000,000 or cause the Revolving Loan to exceed the Maximum Amount of Revolving Credit.

          Not later than noon (New York time) on the third Banking Day prior to the requested initial Closing Date for the Falcon Video Revolving Loan, which initial Closing Date shall be on or immediately prior to the TCI Closing, a Financial Officer for Falcon Video will give the Administrative Agent written notice of its request, specifying (a) the amount of the requested loan (not less than $1,000,000 and an integral multiple of $100,000) (except to the extent a greater amount may be required in the case of a Eurodollar Pricing Option) and (b) the requested Closing Date therefor. Upon receipt of such notice by the Administrative Agent, the Administrative Agent shall give prompt telephonic or written notice to each Revolving Lender. Such loan will be made at the Houston Office by wire deposit to the Administrative Agent as specified in writing from time to time. In connection with such loan, Falcon Video shall furnish to the Administrative Agent a certificate in substantially the form of Exhibit 5.2.1.

          Prior to the TCI Closing and the discharge of Financing Debt of Falcon Video as contemplated in Section 5.3.1, Falcon Video shall be solely liable for the Falcon Video Revolving Loan, which shall in all other respects be treated for purposes of this Agreement as a portion of the Revolving Loan. Prior to the TCI Closing and the discharge of Financing Debt of Falcon Video as contemplated in Section 5.3.1, no other Borrowers or Guarantors shall be liable in respect of the Falcon Video Revolving Loan, and, prior to the TCI Closing and the discharge of Financing Debt of Falcon Video as contemplated in Section 5.3.1, Falcon Video shall not be liable for, or incur any obligation hereunder in respect of, any portion of the Loan other than the Falcon Video

     Revolving Loan. Prior to the TCI Closing and the discharge of Financing Debt of Falcon Video as contemplated in Section 5.3.1, the Falcon Video Revolving Loan shall be unsecured by any collateral granted in favor of the Lenders, and the Lenders acknowledge the existence of first priority Liens on the assets of Falcon Video (and Falcon Video Communications Investors, L.P.'s partnership interest in Falcon Video) securing Falcon Video's obligations to its present senior lenders, which existing Liens are permitted hereunder to the extent provided in Section 7.8.14. Immediately after the TCI Closing, pursuant to Section 2.6, New Falcon II will assume Falcon Video's liabilities and obligations as the Borrower in respect of the Falcon Video Revolving Loan and the Falcon Video Revolving Loan will thereafter be treated for all purposes of this Agreement as a portion of the Revolving Loan.

     2.2. TERM LOAN B.

          2.2.1. TERM LOAN B. Subject to all the terms and conditions of this Agreement and so long as no Default exists and is continuing, on the Initial Closing Date, the Lenders other than the Lenders that are also acting as Agents (the "TERM LOAN B-1 LENDERS") will, in accordance with their respective Percentage Interests in Term Loan B-1, severally lend to the Borrowers (who shall be jointly and severally liable therefor) as a term loan ("TERM LOAN B-1") an aggregate amount of $125,794,117.75. On a date after the Initial Closing Date, but in no event later than September 30, 1998 (the "TERM LOAN B-2 CLOSING DATE"), the Lenders that are also acting as Agents (the "TERM LOAN B-2 LENDERS") will, upon at least five Banking Days' written notice from the Borrowers to the Administrative Agent, in accordance with their respective Percentage Interests in Term Loan B-2, severally lend to the Borrowers (who shall be jointly and severally liable therefor) as a term loan ("TERM LOAN B-2") an aggregate amount of $74,205,882.25. The aggregate principal amount of the loans made pursuant to this Section 2.2.1 at any one time outstanding is collectively referred to as "TERM LOAN B". In connection with both Term Loan B-1 and Term Loan B-2, the Borrowers shall furnish to the Administrative Agent certificates in substantially the form of Exhibit 5.2.1.

          2.2.2. TERM LOAN B NOTES. Term Loan B-1 and Term Loan B-2 shall be made at the Houston Office by crediting the amount of each such loan to the general account of the Borrowers with the Administrative Agent against, in each case, delivery to the Administrative Agent of the separate joint and several term notes of the Borrowers (the "TERM LOAN B NOTES") payable to the respective Lenders. The Term Loan B Note issued to each Lender shall be in substantially the form of Exhibit 2.2.2.

          2.2.3. MANDATORY ASSIGNMENT OF TERM LOAN B-1. On any Banking Day prior to the earlier of the Term Loan B-2 Closing Date and October 15, 1998, after the occurrence and during the continuance of an Event of Default, the Term Loan B-1 Lenders holding at least a majority of Term Loan B-1 may, in their sole discretion, give notice to the Term Loan B-2 Lenders and the Borrowers that all Term Loan B-1 Lenders are making a mandatory assignment at par of a portion of Term Loan B-1 to the Term
     Loan B-2 Lenders (the "MANDATORY ASSIGNMENT") within the next five
     Banking Days. The portion of Term Loan B-1 subject to the Mandatory Assignment shall be in the amount necessary so that, after giving effect to the Mandatory Assignment, the Term Loan B-1 Lenders and the Term Loan B-2 Lenders will own the respective Percentage Interests in Term Loan
     B-1 that they would have owned in Term Loan B in the event Term Loan B-2 had been outstanding. Such a notice of the Mandatory Assignment shall be deemed to have been automatically given upon a Bankruptcy Default or upon the exercise of any of the remedies provided in Section 9.2. Each Lender irrevocably agrees to consummate the Mandatory Assignment in the manner specified above in this Section 2.2.3, notwithstanding (a) whether any conditions specified in Section 5 have been satisfied and
     (b) that a Default has occurred and is continuing. In the event that any Mandatory Assignment cannot for any reason be made on the date required above (including as a result of the commencement of a proceeding under the Bankruptcy Code), each Term Loan B-2 Lender shall promptly purchase from the Term Loan B-1 Lenders as of the date the Mandatory Assignment otherwise would have occurred such participation in Term Loan B-1 as shall be necessary to cause the Lenders to share in Term Loan B-1 ratably based upon their respective Percentage Interests in Term Loan B as if Term Loan B-2 had been outstanding. In the event of such participations, all interest payable on Term Loan B-1 shall be for the account of the Term Loan B-1 Lenders until the date on which the participations are required to be purchased and, to the extent attributable to the purchased participations, shall be payable to the participants from and after such date. At the time any such purchase of participations is actually made, the purchasing Lender shall pay the Term Loan B-1 Lenders interest on the principal amount of the participation purchased at the overnight Federal Funds Rate for each day, commencing with the date the Mandatory Assignment otherwise would have occurred to the date of payment for such participation. In the event a Mandatory Assignment is consummated and the Borrowers subsequently become entitled to borrow Term Loan B-2 in accordance with this Agreement, the Commitments of the Lenders in Term Loan B-2 shall equal the Percentage Interests in Term Loan B as if Term Loan B-2 had already been outstanding.

     2.3. TERM LOAN C.

          2.3.1. TERM LOAN C. Subject to all the terms and conditions of this Agreement and so long as no Default exists and is continuing, on the Initial Closing Date those Lenders having Commitments in Term Loan C (the "TERM LOAN C LENDERS") will, in accordance with their respective Percentage Interests in Term Loan C, severally lend to the Borrowers (who shall be jointly and severally liable therefor) as a term loan an aggregate amount of $300,000,000. The aggregate principal amount of the loans made pursuant to this Section 2.3.1 at any one time outstanding is referred to as "TERM LOAN C". In connection with Term Loan C, the Borrowers shall furnish to the Administrative Agent a certificate in substantially the form of Exhibit 5.2.1.

          2.3.2. TERM LOAN C NOTES. Term Loan C shall be made at the Houston Office by crediting the amount of such loan to the general account of the Borrowers with the Administrative Agent against delivery to the Administrative Agent of the separate joint and several term notes of the Borrowers (the "TERM LOAN C NOTES") payable to the respective Term Loan C Lenders. The Term Loan C Note issued to each Term Loan C Lender shall be in substantially the form of Exhibit 2.3.2.

     2.4. SUPPLEMENTAL CREDIT.

          2.4.1. REQUEST FOR SUPPLEMENTAL FACILITIES. Subject to all the terms of this Agreement and so long as no Default exists and is continuing, from time to time on and after the Initial Closing Date, the Borrowers may request, by written notice to the Documentation Agent, a revolving credit and/or term loan facility (a "SUPPLEMENTAL FACILITY") in a specified aggregate amount (in the case of a revolving credit facility requested under this Section 2.4.1, the "MAXIMUM AMOUNT OF SUPPLEMENTAL REVOLVING FACILITY CREDIT") that, when added to the sum of then effective Supplemental Facilities, does not exceed $350,000,000 (the "MAXIMUM AMOUNT OF SUPPLEMENTAL CREDIT"). The interest rate, commitment fee rate, amortization schedule, maturity date and other terms and conditions for each Supplemental Facility shall be proposed by the Borrowers at the time the Borrowers request such Supplemental Facility; PROVIDED, HOWEVER, that
     (a) the maturity of all or any portion of such Supplemental Facility shall in no event occur prior to the Final Term Loan C Maturity Date, (b) the Weighted Average Life to Maturity of such Supplemental Facility shall in no event be shorter than, if the Supplemental Facility is a revolving credit loan, the Weighted Average Life to Maturity of the Revolving Loan and, if the Supplemental Facility is a term loan, the Weighted Average Life to Maturity of Term Loan C and (c) the terms and conditions of such Supplemental Facility shall be materially no more restrictive on the Restricted Companies than the provisions of this Agreement applicable to the Loan. Such request shall also include a diligence package with respect to any proposed acquisition to which the requested Supplemental Facility relates.

          Upon receipt of such request and proposed terms, the Documentation Agent will promptly notify, and deliver a copy of such request and related materials to, each other Lender (by telephone or otherwise). Within 10 Banking Days after receipt by the Lenders of such request, each Lender interested in participating in the requested Supplemental Facility shall notify the Documentation Agent and the Borrowers of its desire to participate and the maximum amount of its proposed Commitment with respect to such Supplemental Facility (a "COMMITMENT NOTICE"); PROVIDED, HOWEVER, that each Lender may participate in such Supplemental Facility in its sole discretion, and no Lender shall be deemed to have committed to participate in any Supplemental Facility as of the date hereof, nor shall any Lender have any obligation to participate in any Supplemental Facility unless and until it commits to do so as provided in this Section 2.4.1. Following receipt of such Commitment Notices, the Borrowers (i) shall allocate the Commitments with respect to such Supplemental Facility, which allocations may be made, at the Borrowers' option, in whole or in part to one or more of the Lenders or other lenders selected by the Borrowers (such Lenders or other lenders, the "SUPPLEMENTAL LENDERS"), (ii) shall select one or more financial institutions (which financial institutions may, but need not, include one or more of the Agents or Lenders) to serve as the agent or agents for the Supplemental Facility (such agent or agents, the "SUPPLEMENTAL AGENT") and (iii) shall advise each Lender of the amount of such Lender's Commitment with respect to the Supplemental Facility; PROVIDED; HOWEVER, that the existing Lenders providing a Commitment
     Notice with respect to such Supplemental Facility shall be entitled to participate in such Supplemental Facility on terms and conditions generally applicable to all Supplemental Lenders with respect to such Supplemental Facility, subject, however, to the allocations made by the Borrowers pursuant to clause (i) above. Supplemental Lenders and Supplemental Agents not otherwise Lenders hereunder shall become Lenders hereunder pursuant to a joinder agreement reasonably satisfactory to the Specified Agents and the Borrowers. The Specified Agents and the Borrowers will agree on amendments to this Agreement, if any, necessary to implement any Supplemental Facility and a form of Supplemental Note to be issued by the Borrowers in connection with such Supplemental Facility.

          2.4.2.    SUPPLEMENTAL FACILITIES.   Subject to all the terms and
     conditions of this Agreement and so long as no Default exists and is continuing, from time to time on and after the Initial Closing Date and prior to the final maturity of the Supplemental Facility determined in accordance with Section 2.4.1, the Supplemental Lenders will, severally in accordance with their respective Commitments therein, make loans to the Borrowers with respect to such Supplemental Facility as may be requested by the Borrowers in accordance with Section 2.4.3. The aggregate principal amount of outstanding revolving loans under any Supplemental Facility shall in no event exceed the Maximum Amount of Revolving Facility Credit for such Supplemental Facility. The sum of the aggregate principal amount of outstanding loans under all Supplemental Facilities shall in no event exceed the Maximum Amount of Supplemental Credit.

          2.4.3. BORROWING REQUESTS. After a Supplemental Facility has been established as provided in this Section 2.4, the Borrowers may from time to time request a loan under this Section 2.4 by providing to the Supplemental Agent and the Documentation Agent a written notice in accordance with
     Section 2.4.1. Such notice must be not later than noon (Boston time) on the first Banking Day (third Banking Day if any portion of such loan will be subject to a Eurodollar Pricing Option on the requested Closing Date) prior to the requested Closing Date for such loan. The notice must specify
     (a) the amount of the requested loan (which shall be not less than $500,000 and an integral multiple of $100,000) and (b) the requested Closing Date therefor (which shall be a Banking Day). Upon receipt of such notice, the Supplemental Agent will promptly inform each Supplemental Lender participating in such Supplemental Facility (by telephone or otherwise). Each such loan will be made at the office of the Supplemental Agent specified by such Supplemental Agent by depositing the amount thereof to the general account of the Borrowers with the Supplemental Agent or by wire transfer as the Borrowers may direct in writing to the Supplemental Agent. In connection with each such loan, the Borrowers shall furnish to the Supplemental Agent and the Documentation Agent a certificate in substantially the form of Exhibit 5.2.1 and any additional information the Supplemental Agent, Documentation Agent or any Lender shall reasonably request.

          2.4.4. SUPPLEMENTAL NOTES. The aggregate principal amount of the loans outstanding from time to time under this Section 2.4 is referred to as the "SUPPLEMENTAL LOAN". The Documentation Agent shall keep a record of the Supplemental Loan and the interests of the respective Lenders therein as part of the Register, which shall evidence the Supplemental Loan. The Supplemental Loan shall be deemed owed to each Lender having a Commitment therein severally in accordance with such Lender's Percentage Interest therein, and all payments thereon shall be for the account of each Lender in accordance with its Percentage Interest therein. Upon request of any Lender, the Borrowers' obligations to pay such Lender's Percentage Interest in the Supplemental Loan shall be evidenced by a separate note of the Borrowers (the "SUPPLEMENTAL NOTE"), payable to such Lender in accordance with such Lender's Percentage Interest in the Supplemental Loan.

     2.5. APPLICATION OF PROCEEDS.

          2.5.1. LOAN. Subject to Section 2.5.2, each Borrower will apply the proceeds of the Loan for (a) the repayment of existing Financing Debt of the Borrowers, (b) the repayment by redemption or tender of the Holding, L.P. Senior Subordinated Notes pursuant to the Holding, L.P. Senior Subordinated Note Indenture, (c) the repayment of the TCI Debt, (d) the acquisition of the assets of Falcon Classic pursuant to Section 7.9.12, (e) Capital Expenditures permitted by this Agreement, Investments and acquisitions permitted by Section 7.9 and for Distributions permitted by
     Section 7.10, (f) general corporate, partnership and limited liability company purposes and (g) the satisfaction of Falcon Video's obligations pursuant to section 2.8(b) of the Contribution Agreement and the repayment of all outstanding Indebtedness of Falcon Video under its bank credit facilities as contemplated by Section 5.3.1.

          2.5.2. SPECIFICALLY PROHIBITED APPLICATIONS. No Borrower will, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents to purchase or to carry Margin Stock or to any transaction prohibited by the Credit Documents or by Legal Requirements applicable to the Lenders.

     2.6. BORROWERS OBLIGATIONS. Except as provided in Section 2.1.4, prior to the TCI Closing and the execution and delivery by New Falcon II of the Assignment and Assumption Agreement in substantially the form of Exhibit 2.6 (the "NEW FALCON II ASSIGNMENT AND

ASSUMPTION"), the Borrowers shall be the Pre-TCI Borrowers, the obligations of which under this Agreement shall be joint and several, and, solely with respect to the loan made pursuant to Section 2.1.4 upon the execution and delivery of the Falcon Video Joinder, Falcon Video. Immediately after the TCI Closing, pursuant to the New Falcon II Assignment and Assumption, (a) the Pre-TCI Borrowers will assign to New Falcon II, and New Falcon II will assume, all of the Pre-TCI Borrowers' rights, obligations and liabilities as Borrowers under this Agreement and (b) pursuant to the New Falcon II Assignment and Assumption, Falcon Video will assign to New Falcon II, and New Falcon II will assume, all of Falcon Video's obligations and liabilities as a Borrower in respect of the Falcon Video Revolving Loan. Upon such assignments and assumptions, New Falcon II will be the sole Borrower hereunder and the Pre-TCI Borrowers' and Falcon Video's rights, liabilities and obligations as Borrowers hereunder (but not as Guarantors) shall cease.

     2.7. NATURE OF OBLIGATIONS OF LENDERS TO EXTEND CREDIT. The Lenders' obligations under this Agreement to make the Loan are several and are not joint or joint and several. If any Lender shall fail to perform its obligations to extend any such credit, the amount of the commitment of the Lender so failing to perform may be assumed by the other Lenders, in their sole discretion, in such proportions as such Lenders may agree among themselves and the Percentage Interests of each other Lender shall be appropriately adjusted, but such assumption and adjustment shall not relieve the Lenders from any of their obligations to make any such extension of credit or to repay any Delinquent Payment required by Section 11.4.

3.   INTEREST; EURODOLLAR PRICING OPTIONS; FEES.

     3.1. INTEREST. The Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Revolving Loan, either Term Loan or the Supplemental Loan, as the case may be, the Borrowers jointly and severally will, on each Payment Date, pay the accrued and unpaid interest on the portion of the Loan which was not subject to a Eurodollar Pricing Option. On the last day of each Interest Period or on any earlier termination of any Eurodollar Pricing Option, the Borrowers will jointly and severally pay the accrued and unpaid interest on the portion of the Loan which was subject to the Eurodollar Pricing Option which expired or terminated on such date; PROVIDED, HOWEVER, that in the case of any Interest Period longer than three months, the Borrowers will also pay the accrued and unpaid interest on the Loan subject to the Eurodollar Pricing Option having such Interest Period every 90 days, beginning on the 90th day after the commencement of such Interest Period (or if any such day is not a Banking Day, the Banking Day immediately preceding such 90th day). On any stated or accelerated maturity of the Revolving Loan, either Term Loan or the Supplemental Loan, as the case may be, the Borrowers jointly and severally will pay all accrued and unpaid interest on the Revolving Loan, the Term Loans or the Supplemental Loan, as the case may be, including any accrued and unpaid interest on the portion of the Loan which is subject to a Eurodollar Pricing Option. All payments of interest hereunder shall be made to the Administrative Agent for the account of each Lender in accordance with the Lenders' respective Percentage Interests.

     3.2. EURODOLLAR PRICING OPTIONS.

          3.2.1. ELECTION OF EURODOLLAR PRICING OPTIONS. Subject to all of the terms and conditions hereof and so long as no Default under Sections 9.1.1, 9.1.5 (except clause (b) thereof) or 9.1.11 exists and is continuing, the Borrowers may from time to time, by irrevocable notice from a Financial Officer to the Administrative Agent received no later than noon (New York time) three Banking Days prior to the commencement of the Interest Period selected in such notice, elect to have such portion of the Loan as the Borrowers may specify in such notice accrue and bear daily interest during the Interest Period so selected at the Applicable Rate computed on the basis of the Eurodollar Rate. In the event the Borrowers, at any time, fail to elect a Eurodollar Pricing Option under this
     Section 3.2.1 for any portion of the Loan, then such portion of the Loan will accrue and bear interest at the Applicable Rate based on the Base Rate. Simultaneous elections by a group of Borrowers for the same Interest Period of a portion of the Revolving Loan, either Term Loan, the Supplemental Loan or all of such Tranches on a combined basis shall be deemed to be the election of a single Eurodollar Pricing Option.

          No election under this Section 3.2.1 shall become effective if, prior to the commencement of any such Interest Period, the Administrative Agent determines, in the manner provided below, that (a) the electing or granting of the Eurodollar Pricing Option in question would violate a Legal Requirement or (b) Eurodollar deposits in an amount comparable to the principal amount of the Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the proposed Interest Period are not readily available in the inter-bank Eurodollar market for delivery at any Eurodollar Office or, by reason of circumstances affecting such market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed Interest Period.

          For purposes of determining ready availability of Eurodollar deposits with respect to a proposed Interest Period, such Eurodollar deposits shall be deemed not readily available if the Required Lenders shall have advised the Administrative Agent by telephone, confirmed in writing or by facsimile, at or prior to noon (New York time) on the second Banking Day prior to the commencement of such proposed Interest Period that, based upon the knowledge of such Lenders of the Eurodollar market and after reasonable efforts to determine the availability of such Eurodollar deposits, such Lenders reasonably determine that Eurodollar deposits in an amount equal to the respective Percentage Interest of such Lenders in the portion of the Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the Interest Period in question will not be offered in the Eurodollar market to such Lender at a rate of interest that does not exceed the Basic Eurodollar Rate, and the Administrative Agent and the Borrowers reasonably concur in such determination (unless the foregoing results from the creditworthiness of such Lenders or a change in the availability of

     Eurodollar markets to such Lenders resulting from the failure of such Lenders to comply with legal or regulatory requirements).

          3.2.2. NOTICE TO LENDERS AND BORROWERS. The Administrative Agent will promptly inform each Lender (by telephone or otherwise and promptly confirmed in writing) of each notice received by it from the Borrowers pursuant to Section 3.2.1 and of the Interest Period specified in such notice. Upon determination by the Administrative Agent of the Eurodollar Rate for such Interest Period or in the event no such election shall become effective, the Administrative Agent will promptly notify the Borrowers and each Lender (by telephone or otherwise and promptly confirmed in writing) of the Eurodollar Rate so determined or why such election did not become effective.

          3.2.3. SELECTION OF INTEREST PERIODS. Interest Periods shall be selected so that:

               (a) the minimum portion of the Loan subject to any Eurodollar Pricing Option shall be $5,000,000 and an integral multiple of $1,000,000;

               (b) no more than 20 Eurodollar Pricing Options shall be outstanding at any one time;

               (c) a portion of Term Loan B equal to the amount of the next mandatory prepayment required by Section 4.2.1 shall not be subject to a Eurodollar Pricing Option on the date such mandatory prepayment is required to be made;

               (d) a portion of Term Loan C equal to the amount of the next mandatory prepayment required by Section 4.2.2 shall not be subject to a Eurodollar Pricing Option on the date such mandatory prepayment is required to be made;

               (e) an aggregate principal amount of the Revolving Loan equal to the amount of the next mandatory prepayment required by Section 4.3 shall not be subject to a Eurodollar Pricing Option on the date such mandatory prepayment is required to be made; and

               (f) no Interest Period with respect to any part of the Loan subject to a Eurodollar Pricing Option shall expire later than the Applicable Maturity Date.

          3.2.4. ADDITIONAL INTEREST. If any portion of the Loan which is subject to a Eurodollar Pricing Option is repaid, or any Eurodollar Pricing Option is terminated for any reason (other than (a) a Legal Requirement not having the force of law or (b) the payment in full of the Credit Obligations as a result of the failure of any Lender to perform its obligations hereunder), on a date which is prior to the last Banking Day of the Interest Period applicable to such Eurodollar Pricing Option, the Borrowers jointly and severally will pay to the Administrative Agent for the account of each Lender in accordance with the Lenders' respective Percentage Interests, in addition to any amounts of interest otherwise payable hereunder, an amount equal to daily interest for the unexpired portion of such Interest Period on the portion of the Loan so repaid, or as to which a Eurodollar Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of (i) the Eurodollar Rate calculated on the basis of the rate applicable to such Eurodollar Pricing Option MINUS
     (ii) the lowest rate of interest obtainable by the Lenders with respect to Eurodollar deposits which have a maturity date approximating the last Banking Day of such Interest Period. For purposes of this Section
     3.2.4, if any portion of the Loan which was to have been subject to a Eurodollar Pricing Option is not outstanding on the first day of the Interest Period applicable to such Eurodollar Pricing Option other than for reasons described in Section 3.2.1, the Borrowers shall be deemed to have terminated such Eurodollar Pricing Option. A certificate of an officer of the Administrative Agent setting forth in reasonable detail the basis of calculation of such amount of interest shall, in the absence of manifest error, be conclusive. Except to the extent set forth in Section 12.3, the assignment by any Lender of all or a portion of such Lender's interests, rights and obligations under this Agreement and the other Credit Documents shall not constitute a termination of a Eurodollar Pricing Option.

          3.2.5. CHANGE IN APPLICABLE LAWS, REGULATIONS, ETC. If any Legal Requirement having the force of law shall prevent any Lender from funding through the purchase of deposits, or maintaining, any portion of the Loan subject to a Eurodollar Pricing Option or otherwise from giving effect to such Lender's obligations as contemplated hereby (unless the foregoing results from the creditworthiness of such Lender or a change in the availability of Eurodollar markets to such Lender resulting from the failure of such Lender to comply with legal or regulatory requirements),
     (a) the Administrative Agent may by notice to the Borrowers terminate all of the affected Eurodollar Pricing Options, (b) the portion of the Loan subject to such terminated Eurodollar Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate and (c) the Borrowers shall make any payment required by
     Section 3.2.4 to the extent the Applicable Rate based on the Eurodollar Rates for the affected Eurodollar Pricing Options exceeds the Applicable Rate based on the Base Rate. A certificate of an officer of the Administrative Agent describing in reasonable detail such mandatory Legal Requirement and setting forth in reasonable detail a calculation of the payment required by Section 3.2.4 shall, in the absence of manifest error, be conclusive.

          3.2.6. FUNDING PROCEDURE. The Lenders may fund any portion of the Loan subject to a Eurodollar Pricing Option out of any funds available to the Lenders. Regardless of the source of the funds actually used by any of the Lenders to fund any portion of the Loan subject to a Eurodollar Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Loan and the amounts payable under Sections 3.2.4 and 3.4, shall be computed as if each Lender had actually funded such Lender's Percentage Interest in such portion of the Loan through the purchase of deposits in such amount with a maturity the same as the applicable Interest

     Period relating thereto and through the transfer of such deposits from an office of the Lender having the same location as the applicable Eurodollar Office to one of such Lender's offices in the United States of America.

     3.3. COMMITMENT FEES.

          3.3.1. REVOLVING LOAN. In consideration of the Revolving Lenders' commitments to make the extensions of credit provided for in Section 2.1, while such commitments are outstanding, the Borrowers jointly and severally will pay to the Administrative Agent for the account of the Revolving Lenders, on each Payment Date and on the Final Revolving Maturity Date, commitment fees in an amount equal to the product of:

          (a) annual interest at a rate equal to the commitment fee percentage in the table below set opposite the Reference Leverage Ratio as of such date;

          MULTIPLIED BY (b) the amount by which (i) the average daily Maximum Amount of Revolving Credit during the three-month period or portion thereof ending on such date exceeded (ii) the average daily Revolving Loan during such period or portion thereof:

                                                  Commitment Fee
          Reference Leverage Ratio                  Percentage
          ------------------------                  ----------
          Greater than or equal to 5.00                0.375%
          Less than 5.00                               0.250%

     The commitment fee under this Section 3.3.1 shall begin to accrue on the date hereof. Any adjustment in the commitment fee percentage shall take effect on the third Banking Day following the receipt by the Administrative Agent of the financial statements required to be furnished by Sections 7.4.1 or 7.4.2; PROVIDED, HOWEVER, that if for any reason the Restricted Companies shall not have furnished the financial statements required by Sections 7.4.1 or 7.4.2 for any fiscal quarter by the time required by such Sections, the commitment fee percentage during the period from the date which is three Banking Days after such financial statements were due until the third Banking Day following receipt by the Administrative Agent of such financial statements shall be 0.375%.

          In connection with the TCI Closing, an adjustment in the commitment fee percentage shall take effect on the later of (a) the TCI Closing or (b) the fifth Banking Day following the receipt by the Administrative Agent of the TCI Closing Report; provided, however, that if for any reason the Restricted Companies shall not have furnished the TCI Closing Report by the time required by Section 7.4.3, commencing on the TCI Closing until the fifth Banking Day following receipt by the Administrative Agent of the TCI Closing Report, the commitment fee percentage shall be 0.375%.

          3.3.2. TERM LOAN B-2. In consideration of the commitments of the Term Loan B-2 Lenders to make Term Loan B-2, the Borrowers jointly and severally will pay to the Administrative Agent for the account of the Term Loan B-2 Lenders, on the later of the Term Loan B-2 Closing Date and September 30, 1998, commitment fees in an aggregate amount equal to the product of (a) the average daily unborrowed amount of the Term Loan B-2 Commitments MULTIPLIED BY (b) annual interest at a rate equal to 0.375%. The commitment fee under this Section 3.3.2 shall begin to accrue on the date hereof.

     3.4. TAXES. If (a) any Lender shall be subject to any Tax or (b) any Borrower shall be required to withhold or deduct any Tax, the Borrowers will on demand by the Administrative Agent or such Lender, accompanied by the certificate referred to below, pay to the Administrative Agent for such Lender's account such additional amount as is necessary to enable such Lender to receive net of any Tax the full amount of all payments of principal, interest, fees, expenses, indemnities and other amounts payable by the Borrowers to such Lender under any Credit Document. Each Lender agrees that if, after the payment by the Borrowers of any such additional amount, any amount identifiable as a part of any Tax related thereto is subsequently recovered or used as a credit by such Lender, such Lender shall reimburse the Borrowers to the extent of the amount so recovered or used. A certificate of an officer of such Lender setting forth the amount of such Tax or recovery or use and the basis therefor shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     3.5. CAPITAL ADEQUACY. Except as provided in Section 3.6, if any Lender shall have determined that compliance by such Lender with any change after the date hereof in any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy if such Lender reasonably believes that compliance therewith is in accordance with customary commercial practice (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender could have achieved but for such compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such compliance and assuming that such Lender's capital was fully utilized prior to such compliance) by an amount deemed by such Lender to be material, then the Borrowers jointly and severally will on demand by the Administrative Agent, accompanied by the certificate referred to below, pay to the Administrative Agent from time to time as specified by such Lenders as are so affected such additional amounts as shall be sufficient to compensate such Lenders for such reduced return, together with interest on each such amount from 15 Banking Days after the date demanded until payment in full thereof at the rate of interest on overdue installments of principal provided in Section 3.1. A certificate of an officer of any such Lender setting forth the amount to be paid to it and the basis for computation thereof hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     3.6. REGULATORY CHANGES. If any Lender shall have determined that (a) any change in any Legal Requirement after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Lender with respect to the Loan or the return to be earned by such Lender on the Loan, (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make, its portion of the Loan, (iii) require such Lender or any Affiliate of such Lender to make any payment on or calculated by reference to the gross amount of any amount received by such Lender under any Credit Document, or (iv) reduce, or have the effect of reducing, the rate of return on any capital of such Lender or any Affiliate of such Lender that such Lender or such Affiliate is required to maintain on account of the Loan or such Lender's Commitment and
(b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the Applicable Rate, then the Borrowers jointly and severally shall pay to such Lender (without duplication of payments to other Lenders) such additional amounts as such Lender determines will, together with any adjustment in the Applicable Rate, fully compensate for such reduction, increased cost or payment, together with interest on each such amount from 15 Banking Days after the date demanded until payment in full thereof at the then highest Applicable Rate. A certificate of an officer of such Lender setting forth in reasonable detail the amount to be paid to it and the basis for computation thereof hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     3.7. COMPUTATIONS OF INTEREST AND FEES. For purposes of this Agreement, interest and commitment fees (and any amount expressed as interest) shall be computed on a daily basis and (a) with respect to any portion of the Loan subject to a Eurodollar Pricing Option, on the basis of a 360-day year and (b) with respect to commitment fees and any other portion of the Loan, on the basis of a 365 or 366-day year, as the case may be.

     3.8. INTEREST LIMITATION. Notwithstanding any other provision of this Agreement or any other Credit Document, the maximum amount of interest that may be charged to or collected from any Borrower by any Lender under this Agreement or any other Credit Document shall in no event exceed the maximum amount of interest that could lawfully be charged or collected under applicable law. Any provision of this Agreement or any other Credit Document that could be construed as providing for interest in excess of such lawful maximum shall be expressly subject to this Section 3.8. Any part of the Credit Obligations consisting of amounts to be paid to any Lender for the use, forbearance or retention of the Credit Obligations shall, to the extent permitted by applicable law, be allocated throughout the full term of the Credit Obligations until payment in full of the Credit Obligations (including any renewal or extension thereof) so that interest on account of the Credit Obligations shall not exceed the maximum amount permitted by applicable law.

4.   PAYMENT.

     4.1. PAYMENT AT MATURITY. On the Applicable Maturity Date or any accelerated maturity of any portion of the Loan, the Borrowers jointly and severally will pay to the Administrative Agent for the account of each Lender for credit to the Revolving Loan, Term Loan B, Term Loan C or the Supplemental Loan, as the case may be, an amount equal to the Revolving Loan, Term Loan B, Term Loan C or the Supplemental Loan, as the case may be, then due, together with all accrued and unpaid interest and any fees thereon, and on the latest Applicable Maturity Date or any earlier accelerated maturity of the Loan, all other Credit Obligations then outstanding.

     4.2. FIXED REQUIRED PREPAYMENTS.

          4.2.1. TERM LOAN B. On the last Banking Day of March, June, September and December, beginning March 31, 1999, the Borrowers will jointly and severally pay to the Administrative Agent, for the account of the Lenders as a prepayment of Term Loan B, the lesser of (a) $500,000, as adjusted after the date hereof in accordance with this Section 4, or (b) the amount of Term Loan B then outstanding, in each case, together with accrued interest on such amount prepaid, and a final payment of the balance of Term Loan B on the Final Term Loan B Maturity Date.

          4.2.2. TERM LOAN C. On the last Banking Day of each March, June, September and December, beginning March 31, 1999, the Borrowers will jointly and severally pay to the Administrative Agent, for the account of the Lenders as a prepayment of Term Loan C, the lesser of (a) $750,000, as adjusted after the date hereof in accordance with this Section 4, or (b) the amount of Term Loan C then outstanding, in each case together with accrued interest on such prepaid amount, and a final payment of the balance of Term Loan C on the Final Term Loan C Maturity Date.

          4.2.3.    SUPPLEMENTAL LOAN.    The schedule for prepayments of each
     Supplemental Facility shall be determined in accordance with Section 2.4.

     4.3. MAXIMUM AMOUNT OF REVOLVING CREDIT, ETC. If at any time the Revolving Loan exceeds the Maximum Amount of Revolving Credit, the Borrowers jointly and severally will immediately pay the amount of such excess to the Administrative Agent for the account of the Revolving Lenders as a mandatory prepayment of the Revolving Loan. If at any time a revolving portion of the Supplemental Loan exceeds the applicable Maximum Amount of Supplemental Revolving Facility Credit, the Borrowers jointly and severally will immediately pay the amount of such excess to the Administrative Agent for the account of the Lenders participating therein as a mandatory prepayment of such Supplemental Facility. If for any reason the TCI Closing does not occur within 30 days after the Falcon Video Revolving Loan is advanced, Falcon Video shall repay the Falcon Video Revolving Loan in full and shall cease to be a Borrower.

     4.4. ASSET SALES.

          4.4.1. OPERATING ASSET SALE NOTICE. In the event that the Restricted Companies sell, exchange or dispose of Operating Assets in a transaction (other than a transaction permitted by Section 7.11.1 or Section 7.11.2) (including a Permitted Asset Swap to the extent of the amount of cash received by the Restricted Companies), the Borrower making (or whose Subsidiaries are making) such sale, exchange or disposition (each, an "OPERATING ASSET SALE") shall, within five days of such Operating Asset Sale, provide written notice to the Lenders of (a) the closing date for such Operating Asset Sale, (b) the amount of Net Cash Proceeds (if any, in the case of an exchange) therefrom, (c) whether any portion of the Net Cash Proceeds will be reserved as an Asset Reinvestment Reserve Amount in accordance with Section 4.4.3, (d) how much of the Revolving Loan, the Term Loan and the Supplemental Loan will be prepaid with the Net Cash Proceeds in accordance with Section 4.4.2, (e) a revised schedule of reductions in the Maximum Amount of Revolving Credit and any Maximum Amount of Supplemental Revolving Facility Credit giving effect to such prepayment,
     (f) a revised schedule of mandatory prepayments of each of Term Loan B and Term Loan C giving effect to such prepayment and (g) a revised schedule of mandatory prepayments of the Supplemental Loan giving effect to such prepayment.

          4.4.2. PREPAYMENT ON SALE. The Loan shall be repaid in accordance with this Section 4.4 to the extent that (a) the Net Cash Proceeds of the Operating Asset Sale described in such written notice exceeds 15% of Consolidated Operating Cash Flow for the period of four fiscal quarters of the Restricted Companies ending on the last day of the fiscal quarter ending immediately prior to the date of the Operating Asset Sale and (b) such excess Net Cash Proceeds are not subject to an effective Asset Reinvestment Reserve Amount in accordance with Section 4.4.3.

          4.4.3. ASSET REINVESTMENT RESERVE AMOUNT. The Borrowers may elect to reserve Net Cash Proceeds described in Section 4.4.2(a) for reinvestment (directly or by stock purchase, merger or otherwise, provided any entity so acquired becomes a Restricted Company) in replacement Operating Assets.
     The amount so reserved (the "ASSET REINVESTMENT RESERVE AMOUNT") must be so applied within 540 days after the Operating Asset Sale creating the Asset Reinvestment Reserve Amount. In the event the Asset Reinvestment Reserve Amount is not reinvested within such 540-day period (or if the Borrowers abandon their plans for the reinvestment of the Asset Reinvestment Reserve Amount), the Borrowers shall notify the Lenders within three Banking Days and specify (a) how much of the Revolving Loan, the Term Loan and the Supplemental Loan will be prepaid with the Asset Reinvestment Reserve Amount in accordance with Section 4.4.4, (b) a revised schedule of reductions in the Maximum Amount of Revolving Credit and any Maximum Amount of Supplemental Revolving Facility Credit giving effect to such prepayment,
     (c) a revised schedule of mandatory prepayments of each of Term Loan B and Term Loan C giving effect to such prepayment and (d) a revised schedule of mandatory prepayments of the Supplemental Loan giving effect to such prepayment.

          4.4.4. ALLOCATIONS OF PREPAYMENT. Prepayments of the Loan (and reductions in the Maximum Amount of Revolving Credit and any Maximum Amount of Supplemental Revolving Facility Credit) made pursuant to this
     Section 4.4 will be allocated to the Revolving Loan, Term Loan B, Term Loan C and the Supplemental Loan, pro rata in proportion to the relative size of the Maximum Amount of Revolving Credit, any Maximum Amount of Supplemental Revolving Facility Credit, Term Loan B, Term Loan C and the term portions of the Supplemental Loan, and prepayments of Term Loan B, Term Loan C and the term portions of the Supplemental Loan under this Section 4.4 shall be applied to the prepayments required under Section 4.2 pro rata over the remaining payments in accordance with the Pro Rata Term Prepayment Portions. All such prepayments (and reductions in the Maximum Amount of Revolving Credit, and any Maximum Amount of Supplemental Revolving Facility Credit) must be made within five Banking Days after the Operating Asset Sale or the termination of effectiveness of an Asset Reinvestment Reserve Amount, as the case may be.

     4.5. DESIGNATED FINANCING DEBT. Upon, or within five days prior to, the incurrence by any of the Restricted Companies of Designated Financing Debt, the Borrower incurring (or whose Subsidiaries are incurring) such Designated Financing Debt shall provide written notice to the Lenders of the closing date for such incurrence and the amount of Net Debt Proceeds. Such Net Debt Proceeds shall be applied to the prepayment of the Revolving Loan, Term Loan B, Term Loan C and the Supplemental Loan, pro rata in proportion to the relative size of the Maximum Amount of Revolving Credit, any Maximum Amount of Supplemental Revolving Facility Credit, Term Loan B, Term Loan C and the term portions of the Supplemental Loan, and prepayments of Term Loan B, Term Loan C and term portions of the Supplemental Loan under this Section 4.5 shall be applied to the prepayments required under Section 4.2 pro rata over the remaining payments in accordance with the Pro Rata Term Prepayment Portions. All such payments (and reductions in the Maximum Amount of Revolving Credit and any Maximum Amount of Supplemental Revolving Facility Credit) must be made within five Banking Days after the incurrence of the Designated Financing Debt.

     4.6. VOLUNTARY PREPAYMENTS. In addition to the prepayments required by Sections 4.2, 4.3, 4.4 and 4.5, the Borrowers jointly and severally may from time to time prepay all or any portion of the Loan (in a minimum amount of $1,000,000 and an integral multiple of $100,000), without premium (except as provided in Section 3.2.4 with respect to early termination of Eurodollar Pricing Options). The Borrowers shall give the Administrative Agent at least one Banking Day prior notice in the case of a Revolving Loan or revolving portion of the Supplemental Loan prepayment (three Banking Days' prior notice if any portion of the Revolving Loan or revolving portion of the Supplemental Loan to be repaid is subject to a Eurodollar Pricing Option) and at least five Banking Day's prior notice in the case of a Term Loan or term portion of the Supplemental Loan prepayment, specifying the date of payment, the total principal amount of the Revolving Loan, Term Loan or Supplemental Loan to be paid on such date and the amount of interest to be paid with such prepayment (and any amounts due with respect to early termination of Eurodollar Pricing Options under Section 3.2.4). Any prepayment of the Revolving Loan or revolving portion of the Supplemental Loan made pursuant to this Section 4.6 may, at the Borrowers' option as indicated in the notice delivered pursuant to the preceding sentence, permanently reduce the Maximum Amount of Revolving Credit or Maximum Amount of Supplemental Revolving Facility Credit, as the case may be. The effectiveness of such notice may, at the Borrowers' option, be conditioned on the closing of a credit facility the proceeds of which will be used to prepay the Loan, or the effectiveness of Investments or acquisitions permitted by Section 7.9 or mergers, consolidations or dispositions of assets permitted by Section 7.11, in which case such notice may be revoked by the Borrowers (by notice delivered in accordance with this Section 4.6) if such condition is not satisfied without any liability to the Lenders. If such condition is satisfied, such notice shall be deemed to have been effective as of the date of the giving of such notice. All prepayments of Term Loan B, Term Loan C or the term portions of the Supplemental Loan under this Section
4.6 shall be applied to the prepayments required under Section 4.2 pro rata over the remaining payments. With respect to the amount of such prepayment allocated to the Term Loan in accordance with the previous sentence, the Borrowers may allocate the first $80,000,000 of such prepayment either pro rata in proportion to the relative size of Term Loan B and Term Loan C or disproportionately to Term Loan C, as the Borrowers may elect. To the extent of aggregate prepayments over $80,000,000, such excess amounts shall be allocated pro rata in proportion to the relative size of Term Loan B and Term Loan C.

     4.7. APPLICATION OF PAYMENTS. Any prepayment of the Revolving Loan, Term Loan or the Supplemental Loan, as the case may be, shall be applied first to the portion of the Revolving Loan, Term Loan or the Supplemental Loan, as the case may be, not then subject to Eurodollar Pricing Options, then the balance of any such prepayment shall be applied to the portion of the Revolving Loan, Term Loan or Supplemental Loan, as the case may be, then subject to Eurodollar Pricing Options, in the chronological order of the respective maturities thereof (or as the Restricted Companies may otherwise specify), together with any payments required by Section 3.2.4 with respect to early termination of Eurodollar Pricing Options. All payments of principal hereunder shall be made to the Administrative Agent for the account of each Lender in accordance with the Lenders' respective Percentage Interests. The amounts of the Term Loan or term portion of the Supplemental Loan prepaid pursuant to Sections 4.2, 4.4, 4.5 or
4.6 may not be reborrowed.

5.   CONDITIONS TO EXTENDING CREDIT.

     5.1. CONDITIONS ON INITIAL CLOSING DATE. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Initial Closing Date, of the following conditions (in addition to the further conditions in Section 5.2):

          5.1.1. SATISFACTION OF EXISTING BANK DEBT. Contemporaneously with the extension of credit on the Initial Closing Date, all outstanding Indebtedness of the Restricted Companies under any bank credit facilities (other than this Agreement, Indebtedness of Falcon Video and the Mezzanine Notes, as defined in the Contribution Agreement) as in effect immediately prior to the Initial Closing Date shall have been paid in full, and any collateral pledged or granted thereunder shall have been released, and the Borrower shall have furnished to the Administrative Agent on such Closing Date a certificate to these effects).

          5.1.2. NOTES. The Borrowers shall have executed the Notes and delivered them to the Documentation Agent for each Lender. The Revolving Loan and each of Term Loan B-1 and Term Loan C will close and fund simultaneously.

          5.1.3. PAYMENT OF FEES. The Borrowers shall have paid to the Agents the respective fees due on the Initial Closing Date in the amounts agreed separately by the Borrowers and the Agents as set forth in a separate fee letter among such parties.

          5.1.4. LEGAL OPINIONS. On the Initial Closing Date, the Lenders shall have received from the following counsel their respective opinions with respect to the transactions contemplated by the Credit Documents, which opinions shall be in form and substance reasonably satisfactory to the Lenders.

               (a) Dow, Lohnes & Albertson, PLLC, special counsel for the Restricted Companies.

               (b) Ropes & Gray, special counsel for the Documentation Agent.

          The Restricted Companies authorize and direct their counsel to furnish the opinion described in clause (a).

          5.1.5. PLEDGE AND SUBORDINATION AGREEMENT. Each of Holding, L.P., Holding, Inc. and the Restricted Companies (prior to the TCI Closing) shall have duly authorized, executed and delivered to the Documentation Agent a Pledge and Subordination Agreement substantially in the form of Exhibit
     5.1.5 and shall have executed, delivered, filed and registered such notices, Uniform Commercial Code financing statements and other documents as the Documentation Agent may have reasonably requested in order to perfect the security interests required to be created pursuant to the Pledge and Subordination Agreement.

          5.1.6. MONY SUBORDINATED DEBT. The note purchase agreements and other documents relating to the MONY Subordinated Debt shall not prohibit the Restricted Companies from entering into, or performing the transactions contemplated by, the Credit Documents.

     5.2. CONDITIONS TO EACH EXTENSION OF CREDIT. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

          5.2.1. OFFICER'S CERTIFICATE. (a) The representations and warranties contained in Sections 6.6 and 8 and in sections 2.2 and 4 of the Pledge and Subordination Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though originally made on and as of such date (except for those representations and warranties made as of a specified earlier date, which shall have been true and correct as of such date); (b) no Default shall exist and be continuing on such Closing Date prior to or immediately after giving effect to the requested extension of credit; (c) as of the Closing Date, the Borrowers shall be permitted to incur the requested loan under section 4.03 of the Senior Subordinated Notes Indenture and section 4.07 of the New Falcon I Debentures Indentures; (d) as of the Closing Date, no Material Adverse Change shall have occurred; and (e) the Borrowers shall have furnished to the Administrative Agent on such Closing Date a certificate to such effect in substantially the form of Exhibit 5.2.1, signed by a Financial Officer.

          5.2.2. PROPER PROCEEDINGS. This Agreement, each other Credit Document and the extensions of credit and the granting of the security interests contemplated hereby and thereby shall have been authorized by all necessary proceedings of each Obligor and any of their respective Affiliates party thereto. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person with respect to the foregoing shall have been obtained and shall be in full force and effect. The Administrative Agent shall have received copies of all documents, including certificates, records of corporate, partnership and limited liability company proceedings and opinions of counsel, which the Administrative Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

          5.2.3. LEGALITY, ETC. The making of the requested extension of credit shall not (a) subject any Lender to any penalty or special tax (other than a Tax for which the Borrowers have reimbursed the Lenders under Section 3.4), (b) be prohibited by any law or governmental order or regulation applicable to any Lender or any Obligor or (c) violate any mandatory credit restraint program of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency.

     5.3. EXTENSIONS OF CREDIT FOLLOWING THE TCI CLOSING. With respect to any extension of credit pursuant to Section 2 which is requested by the Borrowers upon or after the TCI Closing:

          5.3.1. REPAYMENT OF FINANCING DEBT. Contemporaneously with or immediately following the TCI Closing, Falcon Video shall have paid in full all Financing Debt owed by it, all revolving credit or other committed credit facilities relating to such Financing Debt shall have been terminated (except for indemnification and other customary provisions that survive termination) and all collateral and guarantees granted by Falcon Video with respect to such Financing Debt shall have been released. The conditions set forth in this Section 5.3.1 shall be deemed satisfied upon receipt of payoff letters, executed UCC-3 termination statements and other appropriate releases the effectiveness of which are explicitly conditioned on the extensions of credit pursuant to this Agreement, the proceeds of which will be used to pay in full such Financing Debt.

          5.3.2. ASSIGNMENT OF DEBENTURES AND INDENTURES. (a) Holding, L.P. shall have assigned to New Falcon I, and New Falcon I shall have assumed, all rights and obligations of Holding, L.P. pursuant to the New Falcon I Debentures and New Falcon I Debentures Indenture and, to the extent then outstanding, the Holding, L.P. Senior Subordinated Notes and the Holding, L.P. Senior Subordinated Notes Indenture and (b) New Falcon I shall have assigned to New Falcon II, and New Falcon II shall have assumed, all rights and obligations of New Falcon I pursuant to such Holding, L.P. Senior Subordinated Notes and the Holding, L.P. Senior Subordinated Notes Indenture to the extent then outstanding.

          5.3.3. JOINDERS AND ASSIGNMENTS. Contemporaneously with or immediately following the TCI Closing upon the discharge of the Falcon Video Financing Debt as contemplated by Section 5.3.1, (a) Falcon Video shall have duly authorized, executed and delivered to the Documentation Agent the Falcon Video Joinder and a joinder to the Pledge and Subordination Agreement as a Pledgor (as defined therein), (b) New Falcon II and the other Restricted Companies shall have duly authorized, executed and delivered to the Agent the New Falcon II Assignment and Assumption and
     (c) New Falcon I and New Falcon II shall have duly authorized, executed and delivered to the Documentation Agent a joinder to the Pledge and Subordination Agreement as a Pledgor (as defined therein).

     5.4. CONDITIONS ON SUPPLEMENTAL FACILITY CLOSING DATES. The obligations of the Supplemental Lenders to make any extension of credit pursuant to a Supplemental Facility pursuant to Section 2.4 (to the extent the Supplemental Lenders agreed to become so obligated) shall be subject to the satisfaction, on or before the initial Closing Date for such Supplemental Facility, of the conditions set forth in this Section 5.4, as well as the further conditions of
Section 5.2.

          5.4.1. SUPPLEMENTAL NOTES. The Borrowers shall have duly executed and delivered to the Documentation Agent the appropriate Supplemental Notes for each Supplemental Lender having a Commitment therein.

          5.4.2. JOINDER AGREEMENT. Any new Lenders participating in such Supplemental Facility shall have executed and delivered a joinder agreement reasonably satisfactory to the Documentation Agent and the Borrowers pursuant to which each such new Lender agrees to become a party to and be bound by this Agreement.

          5.4.3. LEGAL OPINIONS. On such Closing Date, the Lenders shall have received legal opinions satisfactory to the Supplemental Lenders and the Documentation Agent from the respective counsels of the Borrowers and the Supplemental Agent in substantially the form delivered pursuant to
     Section 5.1.4.

          5.4.4. FINANCED ACQUISITIONS. Contemporaneously with the making by the Lenders of an extension of credit under a Supplemental Facility requested for the purpose of making an acquisition permitted under Section 7.9, the Borrowers shall have furnished to the Lenders a certificate of the Borrowers signed on their behalf by a Financial Officer to the effect that the closing is occurring under the acquisition agreement relating to the proposed acquisition contemporaneously with such extension of credit.

          5.4.5. GENERAL. All legal, corporate, limited liability company and partnership proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Documentation Agent and the Documentation Agent shall have received copies of all documents which the Documentation Agent may have reasonably requested in connection with such Supplemental Facility. All other conditions as may be reasonably determined by the Documentation Agent and set forth in the written commitments with respect to such Supplemental Facility, including the payment of any syndication or closing fees which are so set forth, shall be reasonably satisfactory in form and substance to the Documentation Agent.

6.   GUARANTEES.

     6.1. GUARANTEES OF CREDIT OBLIGATIONS. Each Guarantor unconditionally jointly and severally guarantees that the Credit Obligations (other than the Falcon Video Revolving Loan) incurred by any Borrower or any other Obligor will be performed and will be paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent. In the event any part of such Credit Obligations shall not have been so paid in full when due and payable, such Guarantor will, immediately upon written notice by the Documentation Agent or the Administrative Agent or, without notice, immediately upon the occurrence of a Bankruptcy Default, pay or cause to be paid to the Administrative Agent for the Lenders' account the amount of such Credit Obligations which are then due and payable and unpaid. The obligations of each Guarantor hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Credit Obligations as against any Obligor, any other guarantor thereof or any other Person. For purposes hereof, the Credit Obligations shall be due and payable when and as the same shall be due and payable under the terms of this Agreement or any other Credit Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code, as from time to time in effect, or other applicable law.

     6.2. CONTINUING OBLIGATION. Each Guarantor acknowledges that the Lenders have entered into this Agreement (and, to the extent that the Lenders may enter into any future Credit Document, will have entered into such agreement) in reliance on this Section 6 being a continuing irrevocable agreement, and such Guarantor agrees that its guarantee may not be revoked in whole or in part. The obligations of the Guarantors hereunder shall terminate when the commitment of the Lenders to extend credit under this Agreement shall have terminated and all of the Credit Obligations have been indefeasibly paid in full in cash and discharged; PROVIDED, HOWEVER, that:

               (a) if a claim is made upon the Lenders at any time for repayment or recovery of any amounts or any property received by the Lenders from any source on account of any of the Credit Obligations and the Lenders repay or return any amounts or property so received (including interest thereon to the extent required to be paid by the Lenders) or

               (b) if the Lenders become liable for any part of such claim by reason of (i) any judgment or order of any court or administrative authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim, then the Guarantors shall remain liable under this Agreement for the amounts so repaid or returned or the amounts for which the Lenders become liable (such amounts being deemed part of the Credit Obligations) to the same extent as if such amounts had never been received by the Lenders, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Credit Obligations. The Guarantors shall, not later than five days after receipt of notice from the Administrative Agent, jointly and severally pay to the Administrative Agent an amount equal to the amount of such repayment or return for which the Lenders have so become liable. Payments hereunder by a Guarantor may be required by the Administrative Agent on any number of occasions.

     6.3. WAIVERS WITH RESPECT TO CREDIT OBLIGATIONS. Except to the extent expressly required by this Agreement or any other Credit Document, each Guarantor (in its capacity as a Guarantor, but not as a Borrower for its own account) waives, except to the extent prohibited by the provisions of applicable law that may not be waived, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

               (a) presentment, demand for payment and protest of nonpayment of any of the Credit Obligations, and notice of protest, dishonor or nonperformance;

               (b) notice of acceptance of this guarantee and notice that credit has been extended in reliance on the Guarantor's guarantee of the Credit Obligations;

               (c) notice of any Default or of any inability to enforce performance of the obligations of any Obligor or any other Person thereunder;

               (d) demand for performance or observance of, and any enforcement of any provision of, the Credit Obligations, this Agreement or any other Credit Document or any pursuit or exhaustion of rights or remedies with respect to any Credit Security or against any Obligor or any other Person in respect of the Credit Obligations or any requirement of diligence or promptness on the part of the Lenders in connection with any of the foregoing;

               (e) any act or omission on the part of the Lenders which may impair or prejudice the rights of the Guarantor, including subrogation rights or rights to obtain exoneration, contribution, indemnification or any other reimbursement from any Obligor or any other Person;

               (f) failure or delay to perfect or continue the perfection of any security interest in any Credit Security;

               (g) any action which harms or impairs the value of, or any failure to preserve or protect the value of, any Credit Security;

               (h) any act or omission which might vary the risk of the Guarantor or otherwise operate as a deemed release or discharge;

               (i) any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

               (j) the provisions of any "one action" or "anti-deficiency" law which would otherwise prevent the Lenders from bringing any action, including any claim for a deficiency, against the Guarantor before or after the Lenders' commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Lenders;

               (k) all demands and notices of every kind with respect to the foregoing; and

               (l) to the extent not referred to above, all defenses (other than disputed facts) which any Obligor may now or hereafter have to the payment of the Credit

          Obligations, together with all suretyship defenses, which could otherwise be asserted by such Guarantor.

     No delay or omission on the part of the Lenders in exercising any right under this Agreement or any other Credit Document or under any guarantee of the Credit Obligations or with respect to any Credit Security shall operate as a waiver or relinquishment of such right. No action which the Lenders or any Obligor may take or refrain from taking with respect to the Credit Obligations, including any amendments thereto or modifications thereof or waivers with respect thereto, shall affect the provisions of this Agreement or the obligations of the Guarantor hereunder. None of the Lenders' rights shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor, or by any noncompliance by any Obligor with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which the Lenders may have or otherwise be charged with.

     6.4. LENDERS' POWER TO WAIVE, ETC. Each Guarantor (solely in its capacity as a Guarantor and without affecting any of its rights as a Borrower) grants to the Lenders full power in their discretion, without notice to or consent of such Guarantor, such notice and consent being hereby expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of the Guarantor under its guarantee hereunder:

               (a) To waive compliance with, and any Default under, and to consent to any amendment to or modification or termination of any terms or provisions of, or to give any waiver in respect of, this Agreement, any other Credit Document, any Credit Security, the Credit Obligations or any guarantee thereof (each as from time to time in effect);

               (b) To grant any extensions of the Credit Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Obligors or any other Person in respect of the Credit Obligations, whether or not rights against the Guarantor under this Agreement are reserved in connection therewith;

               (c) To take security from the Restricted Companies or other Obligors in any form for the Credit Obligations, and to consent to the addition to or the substitution, exchange, release or other disposition of, or to deal in any other manner with, any part of any property contained in any Credit Security whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of the Credit Obligations and to proceed against any of the Credit Security or such guarantees in any order;

               (d) To collect or liquidate or realize upon any of the Credit Obligations or any Credit Security in any manner or to refrain from collecting or liquidating or realizing upon any of the Credit Obligations or the Credit Security; and

               (e) To extend credit under this Agreement, any other Credit Document or otherwise in such amount as the Lenders may determine, even though the condition of the Obligors (financial or otherwise on an individual or Consolidated basis) may have deteriorated since the date hereof.

     6.5. INFORMATION REGARDING OBLIGORS, ETC. Each Guarantor acknowledges and agrees that it has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Each Guarantor waives any obligation which may now or hereafter exist on the part of the Lenders to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each Guarantor undertakes to keep itself informed of such risks and any changes therein. Each Guarantor expressly waives any duty which may now or hereafter exist on the part of the Lenders to disclose to the Guarantor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Obligors or their Affiliates or their properties or management, whether now or hereafter known by the Lenders. Each Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Obligors all information concerning this Agreement and all other Credit Documents and all other information as to the Obligors and their Affiliates or their properties or management as such Guarantor deems necessary or desirable.

     6.6. CERTAIN GUARANTOR REPRESENTATIONS.  Each Guarantor represents that:

               (a) it is in its best interest and in pursuit of its partnership, limited liability company or corporate purposes as an integral part of the business conducted and proposed to be conducted by the Restricted Companies (including such Guarantor), and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by it, to induce the Lenders to enter into this Agreement and to extend credit to each Borrower by making the Guarantees contemplated by this Section 6;

               (b) the credit available hereunder will directly or indirectly inure to its benefit; and

               (c) by virtue of the foregoing it is receiving at least reasonably equivalent consideration from the Lenders for its Guarantee.

Each Guarantor acknowledges that it has been advised by the Documentation Agent that the Lenders are unwilling to enter into this Agreement unless the Guarantees contemplated by this Section 6 are given by it. Each Guarantor represents that:

               (i) it will not be rendered insolvent as a result of entering into this Agreement,

               (ii) after giving effect to the transactions contemplated by this Agreement, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they have become absolute and matured,

               (iii) it has, and will have, access to adequate capital for the conduct of its business and

               (iv) it has the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

     6.7. NO SUBROGATION. Until the Credit Obligations have been indefeasibly paid in full and all commitments to extend further credit under the Credit Documents have been irrevocably terminated, each Guarantor waives all rights of reimbursement, subrogation, contribution, offset and other claims against the Borrowers (in their capacity as borrowers hereunder) arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Agreement, except for contribution rights provided in
Section 6.9.

     6.8. SUBORDINATION. Each Guarantor covenants and agrees that all Indebtedness, claims and liabilities now or hereafter owing by any Borrower to such Guarantor are hereby subordinated to the prior payment in full of the Credit Obligations and are so subordinated as a claim against such Borrower or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any of the Credit Obligations are outstanding; PROVIDED, HOWEVER, that the Borrowers may make payments permitted by Section 7.10.

     6.9. CONTRIBUTION AMONG GUARANTORS. The Guarantors agree that, as among themselves in their capacity as guarantors of the Credit Obligations, the ultimate responsibility for repayment of the Credit Obligations, in the event that the Borrowers fail to pay when due their Credit Obligations, shall be equitably apportioned, to the extent consistent with the Credit Documents, among the respective Guarantors (a) in the proportion that each, in its capacity as a guarantor, has benefited from the extensions of credit to the Borrowers by the Lenders under the Credit Agreement, or (b) if such equitable apportionment cannot reasonably be determined or agreed upon among the affected Guarantors, in proportion to their respective net worths determined on or about the date hereof (or such later date as such Guarantor becomes party hereto). In the event that any Guarantor, in its capacity as a guarantor, pays an amount with respect to the Credit Obligations in excess of its proportionate share as set forth in this
Section 6.9, each other Guarantor shall, to the extent consistent with the Credit Documents, make a contribution payment to such Guarantor in an amount such that the aggregate amount paid by each Guarantor reflects its proportionate share of the Credit Obligations.
In the event of any default by any Guarantor under this Section 6.9, each other Guarantor will bear, to the extent consistent with the Credit
Documents, its proportionate share of the defaulting Guarantor's obligation under this Section 6.9. This Section 6.9 is intended to set forth only the rights and obligations of the Guarantors among themselves and shall not in any way affect the obligations of any Guarantor to the Lenders under the Credit Documents (which obligations shall at all times constitute the joint and several obligations of all the Guarantors).

     6.10. FUTURE SUBSIDIARIES; FURTHER ASSURANCES. The Borrowers and each Guarantor shall from time to time cause any present or future Subsidiary not designated as an Excluded Company to join this Agreement as a Restricted Company and a Guarantor pursuant to a joinder agreement in form and substance reasonably satisfactory to the Documentation Agent. Each Guarantor will, promptly upon the request of the Documentation Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Documentation Agent reasonably deems necessary or advisable to carry out the intent and purposes of this Section 6.

     6.11. RELEASE OF GUARANTOR. If any Guarantor is the subject of a merger or a sale or disposition of its stock or of substantially all of its assets in a transaction permitted under Section 7.11, the Guarantee of such Person under this Section 6 shall be automatically terminated as of the closing of such merger, sale or disposition and the application of any proceeds thereof as required by this Agreement. The Guarantee under this Section 6 of any Person that is subsequently designated as an Excluded Company in accordance with this Agreement shall be automatically terminated as of the effectiveness of such designation.

7. GENERAL COVENANTS. Each of the Restricted Companies covenants that, until all of the Credit Obligations shall have been paid in full and until the Lenders' commitments to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated (except for indemnification and other customary provisions that survive termination), it will comply with such of the following provisions as are applicable to it:

     7.1. TAXES AND OTHER CHARGES; ACCOUNTS PAYABLE.

          7.1.1. TAXES AND OTHER CHARGES. Each of the Restricted Companies will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; PROVIDED, HOWEVER, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings (or if all such unpaid taxes, assessments, charges or claims do not exceed $500,000 in the aggregate) and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and PROVIDED, FURTHER, that each of the Restricted Companies will pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

          7.1.2. ACCOUNTS PAYABLE. Each of the Restricted Companies will promptly pay when due, or in conformity with customary trade terms, all other Indebtedness incident to the operations of such Person; PROVIDED, HOWEVER, that any such Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

     7.2. CONDUCT OF BUSINESS, ETC.

          7.2.1. TYPES OF BUSINESS. The Restricted Companies will engage only in the business of (a) developing, acquiring, constructing, improving, owning and operating cable television systems, and (b) other businesses incidental, related or complementary thereto, including the provision of programming services, telephone services and the transmission of voice and data and other information; PROVIDED, HOWEVER, that Investments permitted by Section 7.9.9 will not be prohibited by this Section 7.2.1.

          7.2.2.    MAINTENANCE OF PROPERTIES.  Each Restricted Company:

               (a) will keep its properties in such repair, working order and condition, and will from time to time make such repairs, replacements, additions and improvements thereto for the efficient operation of its businesses in management's reasonable business judgment and will comply at all times in all material respects with all Franchises, FCC Licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, unless (i) compliance is at the time being contested in good faith by appropriate proceedings or (ii) the management of the Restricted Company reasonably determines that compliance is not in the best interests of the Restricted Company and that such loss or forfeiture will not result in a Material Adverse Change; and

               (b) except to the extent permitted under Section 7.11, will do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business (other than in the case of an inactive subsidiary that does not own material assets).

          7.2.3. COMPLIANCE WITH MATERIAL AGREEMENTS. Each of the Restricted Companies will comply in all material respects with the provisions of the Material Agreements to which they are a party or bound (to the extent not inconsistent with this Agreement or any other Credit Document). Without the prior written consent of the Required Lenders, which may not be unreasonably withheld, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the Lenders; PROVIDED, HOWEVER, that notwithstanding the foregoing, in the case of the New Falcon I Debentures and New Falcon I Debentures Indenture, the consent of the Required Lenders shall be required only with respect to an increase in the interest rate applicable to the Debentures currently outstanding under such Indenture.

          7.2.4. STATUTORY COMPLIANCE. Each of the Restricted Companies will comply in all material respects with the Communications Act, including the rules and regulations of the FCC relating to the carriage of television signals, and all other valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, except where compliance therewith shall at the time be contested in good faith by appropriate proceedings or the failure so to comply is not reasonably likely to result in a Material Adverse Change.

     7.3. INSURANCE.

     Each of the Restricted Companies will maintain with financially sound and reputable insurers insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same general locations as the Restricted Companies. The Restricted Companies will from time to time provide such information regarding such insurance arrangements as the Documentation Agent may reasonably request. The Agents and the Lenders acknowledge that the existing self-insurance programs of the Restricted Companies, as they may be modified from time to time in a manner that does not materially change the nature and relative scale of such programs, comply with the requirements of this Section 7.3.

     7.4. FINANCIAL STATEMENTS AND REPORTS. Each of the Restricted Companies will maintain a system of accounting in which entries will be made in their books and records of all transactions in relation to their business and affairs in accordance with GAAP. The fiscal year of the Restricted Companies will end on December 31 in each year.

          7.4.1. ANNUAL REPORTS. The Restricted Companies will furnish to the Lenders as soon as available, and in any event within 105 days after the end of each fiscal year, the Consolidated and Consolidating balance sheet of New Falcon I (prior to the TCI Closing, Holding, L.P.) and its Subsidiaries as at the end of such fiscal year, the Consolidated and Consolidating statements of earnings, changes in partners' equity and cash flows of New Falcon I (prior to the TCI Closing, Holding, L.P.) and its Subsidiaries for such fiscal year (all in reasonable detail and, in such Consolidating financial statements, showing the financial condition and performance of the Restricted Companies as a group), and together with comparative figures for the preceding fiscal year, all accompanied by:

               (a) Unqualified reports of Ernst & Young LLP (or, if they cease to be auditors of the Restricted Companies, independent certified public accountants of recognized national standing reasonably satisfactory to the Documentation Agent), to the effect that they have audited such Consolidated financial statements in accordance with generally accepted auditing standards and that such Consolidated financial statements present fairly, in all material respects, the financial position of the Restricted Companies at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

               (b) The statement of such accountants that they have caused this Agreement to be reviewed and that in the course of their audit of the Restricted Companies no facts have come to their attention that cause them to believe that any Default exists or, if such is not the case, specifying such Default and the nature thereof. This statement is furnished by such accountants with the understanding that the examination of such accountants cannot be relied upon to give such accountants knowledge of any such Default except as it relates to accounting or auditing matters within the scope of their audit.

               (c) A certificate of a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Restricted Companies have taken, are taking or propose to take with respect thereto.

               (d) In the event of a material change in GAAP after the date hereof, computations, certified by a Financial Officer, reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in
          Section 7 and related definitions.

               (e) Computations demonstrating, as of the end of such fiscal year, compliance with the Computation Covenants.

               (f) Supplements to Exhibits 8.1 and 8.4 showing any changes in the information set forth in such Exhibits during the last quarter of such fiscal year, as well as any changes in the Charter, Bylaws or incumbency of officers of the Restricted Companies from those previously certified to the Documentation Agent.

          7.4.2. QUARTERLY REPORTS. The Restricted Companies will furnish to the Lenders as soon as available and, in any event, within 60 days after the end of each calendar quarter, the internally prepared Consolidated balance sheet as of the end of such quarter and the Consolidated statements of income, changes in partners' equity and cash flows of New Falcon I (prior to the TCI Closing, Holding, L.P.) and its Subsidiaries for such quarter and for the portion of the fiscal year then ending (all in reasonable detail and, in such Consolidating financial statements, showing the financial condition and performance of the Restricted Companies as a group), together with comparative figures for the same period in the preceding fiscal year, all accompanied by:

               (a) A certificate signed by a Financial Officer to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Restricted Companies covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

               (b) Computations demonstrating, as of the end of such quarter, compliance with the Computation Covenants.

               (c) a report of a Financial Officer setting forth the number of Subscribers, homes passed and Subscribers receiving premium services with respect to the operating regions of the Borrowers as of the end of such quarter.

               (d) For each quarter, supplements to Exhibits 8.1 and 8.4 showing any changes in the information set forth in such Exhibits during such fiscal quarter, as well as any changes in the Charter, Bylaws or incumbency of officers of the Restricted Companies from those previously certified to the Documentation Agent.

               (e) A certificate signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Restricted Companies have taken, are taking or propose to take with respect thereto.

          7.4.3. TCI CLOSING REPORT. At least five Banking Days prior to the TCI Closing, the Restricted Companies will deliver to the Administrative Agent the reports, statements, certificates and computations described in
     Section 7.4.2, giving pro-forma effect to the TCI Transactions and in sufficient detail to enable the Lenders to calculate the Reference Leverage Ratio as of the TCI Closing (the "TCI CLOSING REPORT").

          7.4.4. OTHER REPORTS. The Restricted Companies will promptly furnish to the Lenders such registration statements, proxy statements and reports, including Forms S-1,

     S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed for New Falcon I or any Restricted Company with the Securities and Exchange Commission.

          7.4.5. NOTICE OF LITIGATION; NOTICE OF DEFAULTS. The Restricted Companies will promptly furnish to the Lenders notice of any litigation or any administrative or arbitration proceeding to which any Restricted Company may hereafter become a party which involves the risk of any judgment which resulted, or poses a material risk of resulting, after giving effect to any applicable insurance, of the payment by the Restricted Companies of at least $10,000,000. Promptly upon acquiring knowledge thereof, the Restricted Companies will notify the Lenders of the existence of any Default, specifying the nature thereof and what action the Restricted Companies have taken, are taking or propose to take with respect thereto.

          7.4.6. FRANCHISE MATTERS. The Restricted Companies will promptly furnish to the Documentation Agent notice of any action by any federal, state or local governmental authority of the institution of proceedings to revoke, terminate or suspend any Franchise now or hereafter held by any Restricted Company, and any abandonment or expiration (without renewal) of a Franchise now or hereafter held by any Restricted Company, in either case, which would result, or be reasonably likely to result, in a Material Adverse Change.

          7.4.7. ERISA REPORTS. The Restricted Companies will furnish to the Lenders as soon as available the following items with respect to any Plan:

               (a) any request for a waiver of the funding standards or an extension of the amortization period,

               (b) any reportable event (as defined in section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation,

               (c) any notice received by any ERISA Group Person that the PBGC has instituted or intends to institute proceedings to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization,

               (d) notice of the possibility of the termination of any Plan by its administrator pursuant to section 4041 of ERISA, and

               (e) notice of the intention of any ERISA Group Person to withdraw, in whole or in part, from any Multiemployer Plan.

          7.4.8. OTHER INFORMATION. From time to time upon request of any authorized officer of any Agent, each of the Restricted Companies will furnish to the Lenders such other information regarding the business, assets, financial condition, income or prospects of the Restricted Companies as such officer may reasonably request, including copies of all tax returns, licenses, agreements, contracts, leases and instruments to which any of the Restricted Companies is party. The authorized officers and representatives of any Agent or, after the occurrence and during the continuation of an Event of Default, of any Lender shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Restricted Companies, to make copies, notes and abstracts therefrom and to make an independent examination of its books and records, for the purpose of verifying the accuracy of the reports delivered by any of the Restricted Companies pursuant to this Section
     7.4 or otherwise and ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document.

     7.5. CERTAIN FINANCIAL TESTS.

          7.5.1. CONSOLIDATED TOTAL DEBT TO CONSOLIDATED ANNUALIZED OPERATING CASH FLOW. Consolidated Total Debt shall not as of the end of any fiscal quarter exceed the percentage indicated in the table below of Consolidated Annualized Operating Cash Flow for such fiscal quarter:

                              Percentage in Effect     Percentage in Effect
Date                          Prior to TCI Closing     After TCI Closing
----                          --------------------     -----------------
Initial Closing Date through
  March 30, 2001                        550%                600%
March 31, 2001 through
  December 30, 2001                     525%                575%
December 31, 2001 through
  June 29, 2002                         500%                550%
June 30, 2002 through
  June 29, 2003                         450%                500%
June 30, 2003 through
  June 29, 2004                         350%                400%
June 30, 2004 through
  June 29, 2005                         300%                350%
June 30, 2005 through
  June 29, 2006                         225%                275%
June 30, 2006 and
  thereafter                            150%                200%

          7.5.2. CONSOLIDATED ANNUALIZED OPERATING CASH FLOW TO CONSOLIDATED CASH INTEREST EXPENSE. On the last day of each fiscal quarter of the Restricted Companies, Consolidated Annualized Operating Cash Flow for the three-month period then ending shall exceed the percentage indicated below of Consolidated Cash Interest Expense for such three-month period: (a) from the Initial Closing Date through December 31, 2000, 140%, (b) from January 1, 2001 through December 31, 2002, 150% and (c) thereafter, 200%.

          7.5.3. CONSOLIDATED ANNUALIZED OPERATING CASH FLOW TO CONSOLIDATED PRO FORMA DEBT SERVICE. On the last day of each fiscal quarter of the Restricted Companies, Consolidated Annualized Operating Cash Flow for the three-month period then ending shall exceed 110% of Consolidated Pro Forma Debt Service for the 12-month period beginning immediately after such date.

          7.5.4. CAPITAL EXPENDITURES. During each year indicated below, Capital Expenditures of the Restricted Companies shall not exceed the total of:

     (a) the applicable amount set forth opposite such year in the table below PLUS

     (b) for each year after 1998, the amount by which actual Capital Expenditures in the preceding year are less than the applicable amount set forth for such preceding year in such table.

                          Amount if the TCI        Amount if TCI
                          Closing Occurs           Closing Does Not
                          During                   Occur During
     Calendar Year        Such Calendar Year       Such Calendar Year
     -------------        ------------------       ------------------
     1998                 $150,000,000             $120,000,000
     1999                 $170,000,000             $120,000,000
     2000                 $185,000,000             $130,000,000
     2001                 $130,000,000             $ 85,000,000
     2002 and each
       year thereafter    $ 80,000,000             $ 65,000,000

     7.6. INDEBTEDNESS. The Restricted Companies shall not create, incur, assume or otherwise become or remain liable with respect to any Indebtedness other than the following:

          7.6.1.    The Credit Obligations.

          7.6.2.    Guarantees permitted by Section 7.7.

          7.6.3. Current liabilities existing from time to time, other than for Financing Debt, incurred in the ordinary course of business.

          7.6.4. To the extent that payment thereof shall not at the time be required by Section 7.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

          7.6.5. Indebtedness secured by Liens of carriers, warehousemen, mechanics and landlords permitted by Sections 7.8.5 and 7.8.6.

          7.6.6. Indebtedness in respect of judgments or awards not in excess of $10,000,000 in the aggregate at any time outstanding (a) which have been in force for less than the applicable appeal period, so long as execution is not levied, or (b) in respect of which any Restricted Company shall at the time in good faith be prosecuting an appeal or proceedings for review, so long as execution thereof shall have been stayed pending such appeal or review and the Restricted Companies shall have taken appropriate reserves therefor consistent with GAAP.

          7.6.7. Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests to the extent Liens securing such Indebtedness are permitted by Section 7.8.10; PROVIDED, HOWEVER, that the aggregate principal amount of all Indebtedness permitted by this
     Section 7.6.7 at any one time outstanding shall not exceed $25,000,000.

          7.6.8. Indebtedness in respect of deferred taxes arising in the ordinary course of business.

          7.6.9. Indebtedness in respect of inter-company loans and advances among the Restricted Companies which are not prohibited by Section 7.9.

          7.6.10. Indebtedness evidenced by the Holding, L.P. Senior Subordinated Notes to the extent assumed by New Falcon II upon the TCI Closing.

          7.6.11. Subject to Section 5.3.1, Indebtedness of Falcon Video and the other Indebtedness outstanding on the date hereof and described in
     Exhibit 8.4, except that only the Indebtedness of Falcon Video and the Indebtedness under the heading "Post-Closing Financing Debt" on Exhibit 8.4 is permitted by this Section 7.6.11 to remain outstanding after the Initial Closing Date.

          7.6.12. Indebtedness on account of security deposits of Subscribers held by the Restricted Companies to secure the return of equipment placed by the Restricted Companies with Subscribers in the ordinary course of its business.

          7.6.13. Binding obligations of the Restricted Companies to make acquisitions and Investments permitted by Section 7.9.

          7.6.14. Indebtedness of the Restricted Companies to Holding, L.P. or to New Falcon I pledged by Holding, L.P. or New Falcon I to the Documentation Agent in accordance with the Pledge and Subordination Agreement.

          7.6.15. The TCI Debt and other Indebtedness of the Restricted Companies to TCI or its Affiliates, where such other Indebtedness is pledged by TCI or such Affiliates to the Documentation Agent in accordance with the Pledge and Subordination Agreement or a substantially similar agreement.

          7.6.16.   The MONY Subordinated Debt.

          7.6.17. Minority interests in Subsidiaries and equity in losses of affiliated partnerships in excess of investment.

          7.6.18. Other Indebtedness of the Restricted Companies not in excess of $50,000,000 in the aggregate at any one time outstanding.

     7.7. GUARANTEES; LETTERS OF CREDIT. The Restricted Companies shall not become or remain liable with respect to any Guarantee, including reimbursement obligations under letters of credit and other financial guarantees by third parties, except the following:

          7.7.1.    Guarantees of the Credit Obligations.

          7.7.2. Guarantees by the Restricted Companies of Indebtedness incurred by any other Restricted Company and permitted by Section 7.6.

          7.7.3. Guarantees to governmental authorities in respect of performance under Franchises and to obligors upon indemnity, performance or similar bonds or letters of credit made in the ordinary course of business, not involving Guarantees of Financing Debt, and not exceeding $50,000,000 in aggregate principal amount at any one time outstanding.

          7.7.4. Guarantees by the Restricted Companies of the MONY Subordinated Debt, which Guarantees shall be subordinated on the same terms as the MONY Subordinated Debt.

     7.8. LIENS. The Restricted Companies shall not create, incur or enter into, or suffer to be created or incurred or to exist, any Lien, except the following:

          7.8.1. Liens on any Credit Security which secure the Credit Obligations and restrictions on transfer contained in the Credit Documents.

          7.8.2. Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by Section 7.1.

          7.8.3. Deposits or pledges made (a) in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (b) in connection with casualty insurance maintained in accordance with Section 7.3, (c) to secure the performance of bids, tenders, contracts (other than contracts relating to Financing Debt) or leases, (d) to secure statutory obligations or surety or appeal bonds, (e) to secure indemnity, performance or other similar bonds in the ordinary course of business, (f) in connection with claims contested to the extent that payment thereof shall not at that time be required by
     Section 7.1 or (g) as acquisition or sale contract escrows in connection with transactions permitted under Sections 7.9 or 7.11.

          7.8.4. Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by Section 7.6.6.

          7.8.5. Liens of carriers, warehousemen, mechanics and similar Liens, in each case (a) in existence less than 90 days from the date of creation thereof or (b) being contested in good faith by any Restricted Company in appropriate proceedings (so long as the Restricted Company shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto).

          7.8.6. Encumbrances in the nature of (a) zoning restrictions, (b) easements, (c) restrictions of record on the use of real property, (d) landlords' and lessors' Liens on rented premises and (e) restrictions on transfers or assignment of leases, which in each case do not materially detract from the value of the encumbered property or impair the use thereof in the business of any Restricted Company.

          7.8.7. Restrictions under federal and state securities laws on the transfer of securities.

          7.8.8. Restrictions under the Communications Act, specific Franchises, pole agreements, leases and other documents entered into in the ordinary course of business on the transfer or licensing of certain assets of the Restricted Companies.

          7.8.9. Set-off rights of depository institutions with which any Restricted Company maintains deposit accounts.

          7.8.10. Liens constituting (a) purchase money security interests (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices) in real property, interests in leases or tangible personal property existing or created on the date on which such property is acquired, and (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; PROVIDED, HOWEVER, that each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property; and PROVIDED, FURTHER, that the aggregate principal amount of all Indebtedness secured by Liens permitted by this Section 7.8.10 shall not exceed the amount permitted by
     Section 7.6.7.

          7.8.11.   Liens as of the date hereof described in Exhibit 8.4.

          7.8.12. Arrangements constituting a qualified escrow account, qualified trust or qualified intermediary for funds included in an Asset Reinvestment Reserve Amount to facilitate a deferred like-kind exchange exempt from taxation under the Code.

          7.8.13. Liens on the stock or other equity interests of any Person that is not a Restricted Company to secure loans from banks and other institutional lenders to such Person or Affiliates of such Person that are not Restricted Companies.

          7.8.14. Subject to Section 5.3.1, Liens in respect of collateral granted by Falcon Video and Falcon Video Communications Investors, L.P. in respect of Indebtedness of Falcon Video.

     7.9. INVESTMENTS AND ACQUISITIONS. The Restricted Companies shall not have outstanding, acquire, commit to acquire under a binding contract or a contract not conditioned on the receipt of customary Lenders' consents or hold any Investment (including any Investment consisting of the acquisition of any business) except for the following:

          7.9.1. Investments of the Restricted Companies in other Restricted Companies.

          7.9.2.    Investments in Cash Equivalents.

          7.9.3. Loans and other advances to employees, officers and directors in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

          7.9.4. Prepaid royalties and fees paid in the ordinary course of business.

          7.9.5.    Guarantees permitted by Section 7.7.

          7.9.6.    Investments as of the date hereof described in Exhibit 8.4.

          7.9.7. So long as immediately before and after giving effect thereto no Event of Default exists and is continuing, acquisitions by the Restricted Companies of businesses engaged in activities permitted by Section 7.2.1, whether by acquisition of equity interests or assets or by merger, consolidation or as otherwise permitted by Section 7.11; PROVIDED, HOWEVER, that (a) the business is acquired by a Borrower or a Guarantor or, if the business is acquired by a new Subsidiary, the new Subsidiary becomes a Borrower or Guarantor hereunder; and (b) the aggregate consideration paid by the Restricted Companies in all such acquisitions (excluding any consideration paid through the issuance of equity interests in Holding, L.P. or New Falcon I) will not exceed (A) $25,000,000 in any fiscal year or (B) $50,000,000 cumulatively since the date hereof.

          7.9.8. Loans from the Restricted Companies to Holding, L.P., New Falcon I or TCI not exceeding $1,000,000 in the aggregate at any one time outstanding, provided that this Section 7.9.8 shall not apply to the loan described in item C.2 of Exhibit 8.4 and such loan shall not be applied against the $1,000,000 cap in this Section 7.9.8.

          7.9.9. So long as immediately before and after giving effect thereto no Event of Default exists and is continuing, Investments consisting of the contribution of Systems and other assets to Permitted Joint Ventures; PROVIDED, HOWEVER, that in no event shall (a) Consolidated Annualized Operating Cash Flow properly allocable to the Systems or other assets contributed to (or otherwise invested in) a single Permitted Joint Venture after the Initial Closing Date by the Restricted Companies, computed for the period of three consecutive months most recently ended prior to such contribution for which financial statements have been (or are required to have been) furnished in accordance with Section 7.4.2, constitute more than 15% of Consolidated Annualized Operating Cash Flow for the same period; or (b) the sum of the aggregate percentages in the foregoing clause (a) between the Initial Closing Date and the Final Term Loan C Maturity Date exceed 30%.

          7.9.10. Investments (other than Investments of the type described in Sections 7.9.7, 7.9.8 and 7.9.9) at any one time outstanding not exceeding $20,000,000, except with the prior written consent of the Required Lenders; PROVIDED, HOWEVER, that in no event will the book value of Margin Stock owned by the Restricted Companies exceed 20% of the Consolidated assets of the Restricted Companies determined in accordance with GAAP.

          7.9.11. Investments consisting of the acquisition of Systems or assets in exchange transactions permitted by Section 7.11.5.

          7.9.12. So long as immediately before and after giving effect thereto no Default exists and is continuing, Falcon Community Cable, L.P., Falcon Cable Media, a California Limited Partnership and Falcon Cable Systems Company II, L.P. may acquire the remaining assets of Falcon Classic Cable Income Properties, L.P., a California limited partnership, pursuant to an Asset Purchase Agreement substantially in the form previously furnished to the Agents for an aggregate purchase price not exceeding $7,500,000.

          7.9.13.   The Restricted Companies may consummate the TCI
     Transactions.

          7.9.14. So long as immediately before and after giving effect thereto no Default exists and is continuing, acquisitions or Investments (other than acquisitions and Investments of the type described in Sections
     7.9.7 and 7.9.9) by the Restricted Companies with the proceeds of cash equity contributions (other than those made in connection with the TCI Transactions) or subordinated debt investments that are subject to the Pledge and Subordination Agreement specified by written notice to the Documentation Agent at the time of receipt of such proceeds for the purpose of effecting such acquisition or Investment.

          7.9.15. Acquisition deposits and deposits with a qualified intermediary in connection with transactions permitted by this Section 7.9.

     7.10. DISTRIBUTIONS. The Restricted Companies shall not make any Distribution except for the following:

          7.10.1. The Restricted Companies may make Distributions to other Restricted Companies.

          7.10.2. Any Restricted Company may declare and pay dividends payable in common stock (or similar common equity) of such Restricted Company.

          7.10.3. So long as immediately before and after giving effect thereto no Event of Default exists and is continuing, the Restricted Companies may make:

               (a) Distributions on or about each of September 15, 1998 and March 15, 1999 in an aggregate amount on each such date not exceeding $15,525,000, which Distributions are used exclusively for the obligor thereunder to pay accrued interest on the Holding, L.P. Senior Subordinated Notes.

               (b) Distributions on or about April 15 and October 15 in each year in an amount on each such date not exceeding mandatory scheduled cash payments then due of accrued interest on the New Falcon I Debentures, which Distributions are used exclusively for the obligor thereunder to pay such interest.

               (c) Distributions in an amount necessary for the obligor thereunder to pay in full the outstanding principal of, and interest and any premium on, the Holding, L.P. Senior Subordinated Notes, whether pursuant to a voluntary redemption on or after September 15, 1998 or pursuant to an earlier tender offer (including any consent payments or other expenses incurred in connection therewith).

               (d) Distributions to New Falcon I, Holding, L.P. or TCI and its Affiliates in an amount necessary for them to make mandatory, scheduled payments of principal and interest on Indebtedness (including Indebtedness owed to the Restricted Companies) of New Falcon I, Holding, L.P. or TCI and its Affiliates not elsewhere described in this Section 7.10; PROVIDED, HOWEVER, that (i) at least three Banking Days prior to such Distribution the Documentation Agent shall receive a certificate signed by a Financial Officer demonstrating pro forma compliance as of the end of the most recent fiscal quarter of the Restricted Companies with Sections 7.5.2 and
          7.5.3 after giving effect to such Distribution, and (ii) the proceeds of such Indebtedness are or were used to (A) prepay the Loan pursuant to Section 4.6 or (B) make equity or subordinated debt Investments in any Restricted Company for its own business purposes (other than Investments in Excluded Companies).

          7.10.4. The Restricted Companies may make Distributions on account of management services provided to the Restricted Companies (in addition to any Distributions permitted by Section 7.10.3) in an aggregate amount not exceeding, in any fiscal year of the Restricted Companies, (i) in the case of such Distributions made in the first fiscal quarter of the Restricted Companies, the excess of 4.25% of Consolidated Revenues earned in such fiscal quarter over Distributions previously made during such fiscal quarter under this Section 7.10.4, (ii) in the case of such Distributions made in the second fiscal quarter of the Restricted Companies, the excess of 4.25% of Consolidated Revenues earned in the first two fiscal quarters of the Restricted Companies over Distributions previously made during such fiscal year under this Section 7.10.4, (iii) in the case of such Distributions made in the third fiscal quarter of the Restricted Companies, the excess of 4.25% of Consolidated Revenues earned in the first three fiscal quarters of the Restricted Companies over Distributions previously made in such fiscal year under this Section 7.10.4 and (iv) in the case of such Distributions made in the fourth fiscal quarter of the Restricted Companies, the excess of 4.25% of Consolidated Revenues earned in such fiscal year over Distributions previously made during such fiscal year under this Section 7.10.4.

          7.10.5. So long as immediately before and after giving effect thereto no Event of Default exists and is continuing, the Restricted Companies that are partnerships or limited liability companies may, in any calendar year, pay Distributions to all the Holders of the equity of such Restricted Companies, in proportion to their ownership interests, sufficient to permit each such holder to pay income taxes that may be required to be paid by it with respect to its equity in the Restricted Companies for the prior calendar year, as estimated by such Restricted Company in good faith.

          7.10.6. Investments permitted by Sections 7.9.8 and 7.9.10 and Affiliate transactions permitted by Section 7.14 or described in the second sentence of Section 7.14.

          7.10.7. So long as immediately before and after giving effect thereto no Event of Default exists, if New Falcon II does not assume the TCI Debt from New Falcon I pursuant to section 4.1 of the Contribution Agreement, New Falcon II may pay Distributions in an aggregate amount not to exceed $440,000,000 for the purpose of discharging the TCI Debt and all interest and premiums thereon pursuant to section 2.8(e) of the Contribution Agreement; PROVIDED, HOWEVER that any increase in the amount of the TCI Debt assumed pursuant to section 4.1 of the Contribution Agreement shall require the approval of the Required Lenders.

          7.10.8. So long as immediately before and after giving effect thereto no Event of Default exists and is continuing, the Borrowers may make Distributions for any purpose; PROVIDED, HOWEVER, that, after giving effect to any such Distribution on a pro forma basis, the Reference Leverage Ratio shall not exceed 500%.

          7.10.9. So long as immediately before and after giving effect thereto no Event of Default exists and is continuing, the Borrowers may make Distributions for any purpose; PROVIDED, HOWEVER, that if, after giving effect to any such Distribution on a pro forma basis, the Reference Leverage Ratio exceeds 500%, the cumulative, aggregate amount of all Distributions under this Section 7.10.9 shall not exceed the sum of (a) $25,000,000, PLUS (b) the net proceeds of cash equity contributions or subordinated debt investments that are subject to the Pledge and Subordination Agreement (and, with the written consent of at least two Specified Agents, which consent shall not be unreasonably withheld, the net equity value of non-cash equity contributions or proceeds of subordinated debt investments that are subject to the Pledge and Subordination Agreement) made to the Borrowers other than in connection with the TCI Transactions (to the extent not specified for acquisitions pursuant to Section 7.9.14), plus accrued interest thereon at a rate not exceeding the Base Rate PLUS (c) 25% of Consolidated Excess Cash Flow for the most recently completed fiscal year for which financial statements have been furnished to the Lenders in accordance with Section 7.4.1.

          7.10.10. So long as immediately before and after giving effect thereto no Event of Default exists and is continuing, the Restricted Companies may make Distributions constituting the purchase, redemption, acquisition, cancellation or other retirement for value of equity interests in any Holding Company, options on any such interests or related equity appreciation rights or similar securities held by officers or employees or former officers or employees of such Holding Company (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment; PROVIDED, HOWEVER, that the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement does not in any one fiscal year of the Restricted Companies exceed $7,500,000 in the aggregate.

          7.10.11. So long as immediately before and after giving effect thereto no Event of Default exists and is continuing, the Restricted Companies may make Distributions in respect of loans and other advances to employees, officers and directors permitted by Section 7.9.3.

          7.10.12. The Restricted Companies may make required scheduled payments of principal and accrued interest with respect to the MONY Subordinated Debt in accordance with the terms thereof as in effect on the Initial Closing Date and as subsequently amended in accordance with
     Section 7.2.3, including the subordination terms, and, so long as immediately before and after giving effect thereto no Default exists and is continuing, the Restricted Companies may make voluntary prepayments of principal (together with accrued interest thereon and any premium with respect thereto) on the MONY Subordinated Debt, and special principal prepayments (together with accrued interest thereon) on such debt on account of risk-based capital requirements.

          7.10.13. The Restricted Companies may make payments (the "FALCON CABLE SYSTEMS SETTLEMENT PAYMENTS") pursuant to any settlement, judgment or other resolution (the "FALCON CABLE SYSTEMS SETTLEMENT") relating to the Frank O'Shea IRA, et al, Plaintiffs, versus Falcon Cable Systems Company, et al, Defendants, litigation in amounts and on terms reasonably satisfactory to at least two Specified Agents.

          7.10.14. The Restricted Companies may make any Distributions specified in the memorandum attached as Exhibit 1-A in connection with the TCI Transactions and may make any Distributions to Holding, L.P. and New Falcon I sufficient to permit Holding, L.P. and New Falcon I to make any Distributions specified in such memorandum.

          7.10.15. Distributions in respect of Affiliate transactions permitted by Section 7.14 or described in the second sentence of Section 7.14.

     7.11. MERGER, CONSOLIDATION AND DISPOSITIONS OF ASSETS. The Restricted Companies shall not merge or enter into a consolidation or sell, lease, sell and lease back, sublease or otherwise dispose of any of its assets, except the following:

          7.11.1. Any Restricted Company may sell or otherwise dispose of (a) inventory in the ordinary course of business, (b) tangible assets to be replaced in the ordinary course of business by other tangible assets of equal or greater value, (c) tangible assets that are no longer used or useful in the business of the Restricted Companies, the fair market value (or book value if greater) of which shall not be material in any fiscal year and (d) cash and Cash Equivalents.

          7.11.2. Any Restricted Company may merge or be liquidated into, or transfer or make dispositions of assets to, any other Restricted Company.

          7.11.3. Subject to Section 4.4, so long as no Event of Default exists and is continuing on the date a binding contract with respect to such sale is entered into and the Restricted Companies have furnished prior written notice of such sale to the Documentation Agent, the Restricted Companies may sell Systems or other assets for fair market value in transactions not constituting Permitted Asset Swaps; PROVIDED, HOWEVER, that the sum of the aggregate percentages of Consolidated Annualized Operating Cash Flow for the period of three consecutive months most recently ended prior to each such sale for which financial statements have been (or are required to have been) furnished in accordance with
     Section 7.4.2 properly allocable to all such Systems or other assets so sold between the Initial Closing Date and the Final Term Loan C Maturity Date shall not exceed 30%.

          7.11.4. So long as immediately before and after giving effect thereto no Event of Default exists and is continuing, the Restricted Subsidiaries may contribute Systems and other assets to Permitted Joint Ventures as Investments permitted by Section 7.9.9.

          7.11.5. So long as no Event of Default exists and is continuing on the date a binding contract with respect to any Permitted Asset Swap is entered into, the Restricted Companies may engage in such Permitted Asset Swap.

          7.11.6. The Restricted Companies may consummate mergers or consolidations necessary to effect acquisitions and Investments permitted by Section 7.9.

     7.12.     ISSUANCE OF STOCK BY SUBSIDIARIES; SUBSIDIARY DISTRIBUTIONS.

          7.12.1. ISSUANCE OF STOCK BY SUBSIDIARIES. No Subsidiary (other than an Excluded Company) of a Restricted Company shall issue or sell any shares of its capital stock or other evidence of beneficial ownership to any Person other than a Restricted Company unless (a) in the case of a stock dividend or other distribution of equity interests, such dividend or distribution is pro rata among existing equity owners or (b) in the case of purchased equity, the sale of such equity is on an arm's length basis.

          7.12.2. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Except for restrictions contained in the Credit Documents, the Restricted Companies shall not enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any Subsidiary to make Distributions or extensions of credit to a Borrower (directly or indirectly through another Subsidiary).

     7.13. ERISA, ETC. Each of the Restricted Companies will comply, and will cause all ERISA Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. Each of the Restricted Companies will meet, and will cause all ERISA Group Persons to meet, all minimum funding requirements applicable to them with respect to any Plan pursuant to section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. At no time shall the Accumulated Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $10,000,000. The Restricted Companies will not withdraw, and will cause all other ERISA Group Persons not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $10,000,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities for post-employment health care benefits, whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $10,000,000.

     7.14. TRANSACTIONS WITH AFFILIATES. Other than the Material Agreements, none of the Restricted Companies shall effect any transaction with any of their respective Affiliates on a basis less favorable to the Restricted Companies than would be the case if such transaction had been effected with a non-Affiliate. This Section 7.14 shall not apply to: (a) customary directors' fees, indemnification and similar arrangements and payments in respect thereof, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of a Restricted Company entered into in the ordinary course of business (including customary benefits thereunder), (b) the Contribution Agreement, the partnership agreements of New Falcon I and Holding, L.P., including any amendments or extensions thereof that do not otherwise violate any other covenant set forth in this Agreement, and any transactions undertaken or to be undertaken pursuant to any of such agreements or pursuant to any other contractual obligations in the ordinary course of business in existence on the Initial Closing Date (as in effect on the Initial Closing Date) or as set forth on Exhibit 7.14, (c) the issuance and sale by any Restricted Company to its partners, members or stockholders of capital stock or other equity interests (other than Redeemable Capital Stock), (d) loans and advances to officers, directors and employees of the Restricted Companies in the ordinary course of business, (e) customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to the Restricted Companies in the ordinary course of business, (f) the incurrence of intercompany indebtedness that does not otherwise violate any other provision of this Agreement, (g) the pledge of capital stock or other equity interests of Excluded Companies to support the Indebtedness thereof and (h) programming agreements, marketing and promotional agreements and other billing services, equipment agreements and agreements for other goods and services related to the business of the Restricted Companies entered into between TCI or its Affiliates and the Restricted Companies. Holding, L.P. shall deliver to the Documentation Agent as soon as reasonably practicable copies of all documents delivered pursuant to clause (ii) of the first sentence of section 4.13 of the New Falcon I Debentures Indenture in connection with Affiliate transactions.

     7.15. INTEREST RATE PROTECTION. Within 30 days after the Initial Closing Date, the Borrowers will obtain and thereafter keep in effect one or more Interest Rate Protection Agreements conforming to International Securities Dealers Association standards with any Lender or Affiliate of a Lender or other financial institution reasonably satisfactory to the Administrative Agent protecting against increases in interest rates, each in form and substance reasonably satisfactory to the Administrative Agent, covering a notional amount of at least 50% of the Financing Debt of New Falcon I, Holding, L.P. and the Restricted Companies for a two year period at rates reasonably satisfactory to the Administrative Agent; PROVIDED, HOWEVER, that Financing Debt with a fixed interest rate for a period of at least two years shall be deemed to be covered by an Interest Rate Protection Agreement for purposes of this Section 7.15.

     7.16. COMPLIANCE WITH ENVIRONMENTAL LAWS. Each of the Restricted Companies will:

          7.16.1. Use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where the failure to comply with, or keep in effect, as applicable, such laws, permits, approvals, certificates, licenses and authorizations would not reasonably be expected to result in a Material Adverse Change.

          7.16.2. Immediately notify the Documentation Agent, and provide copies upon receipt, of all written claims or complaints from governmental authorities relating to the condition of its facilities and properties or compliance with Environmental Laws, and in the case of potential liability in excess of $10,000,000 shall promptly cure and have dismissed with prejudice to the satisfaction of the Documentation Agent any actions and proceedings relating to compliance with Environmental Laws, except where contested in good faith by appropriate proceedings and sufficient reserves with respect thereto as required by GAAP have been established.

          7.16.3. Provide such information and certifications which the Documentation Agent may reasonably request from time to time to evidence compliance with this Section 7.16.

     7.17. NO OUTSIDE MANAGEMENT FEES. The Restricted Companies shall not pay in cash any management fees or other amounts in respect of management services to any Person other than another Restricted Company, except for Distributions to New Falcon I (or Holding, L.P.) permitted by Section 7.10.4 and payments permitted as an Affiliate transaction under Section 7.14 or described in the second sentence of Section 7.14; PROVIDED, HOWEVER, that this Section

7.17 shall not prohibit the payment of fees for services rendered to the Restricted Companies on an arm's length basis in the ordinary course of business.

     7.18. DERIVATIVE CONTRACTS. None of the Restricted Companies nor any of their Subsidiaries shall enter into any Interest Rate Protection Agreement, foreign currency exchange contract or other financial or commodity derivative contracts except to provide hedge protection for an underlying economic transaction in the ordinary course of business.

     7.19. NEGATIVE PLEDGE CLAUSES. None of the Restricted Companies nor any of their Subsidiaries shall enter into any agreement, instrument, deed or lease which prohibits or limits the ability of the Restricted Companies or any of their Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any collateral for such obligation if collateral is granted for another obligation, except the following:

          7.19.1.   This Agreement and the other Credit Documents.

          7.19.2.   Covenants in documents creating  Liens permitted by Section
     7.8 prohibiting further Liens on the assets encumbered thereby.

          7.19.3. Covenants in the note purchase agreement relating to the MONY Subordinated Debt prohibiting certain of the Restricted Companies from granting Liens, but in any event permitting the Liens provided by the Credit Documents.

          7.19.4. Restrictions on transfer and pledges imposed in the ordinary course of business pursuant to Franchises, pole agreements, leases and other operating agreements.

     7.20. FUTURE SECURITY INTEREST. If the TCI Closing has not occurred by December 31, 1998 (or such later date prior to June 30, 1999 as may be mutually agreed by TCI and Holding, L.P.), the Restricted Companies shall, within 20 Banking Days after December 31, 1998 (or such later mutually agreed date), duly authorize, execute and deliver to the Documentation Agent a Security Agreement in customary form reasonably satisfactory to the Documentation Agent and the Borrowers sufficient to grant as Credit Security to the Lenders a senior security interest in all assets (subject to customary exceptions) of the Restricted Companies. By the time of delivery of such Security Agreement, each Restricted Company shall have duly authorized, executed, delivered, filed, registered, and recorded such security agreements, notices, Uniform Commercial Code financing statements and other instruments as the Documentation Agent may have requested in order to perfect the security interests and encumbrances purported or required pursuant to the Security Agreement or the Credit Documents to be created in the Credit Security.

8. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to extend credit to the Borrowers hereunder, each of the Restricted Companies jointly and severally represents and warrants to each Lender that:

     8.1. ORGANIZATION AND BUSINESS.

          8.1.1. THE BORROWERS. Each Borrower is a duly organized and validly existing limited partnership (or, in the case of New Falcon II, a limited liability company, or, in the case of Falcon First, a corporation), in good standing under the laws of the jurisdiction in which it is organized, with all partnership (or limited liability company, or corporate) power and authority necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) borrow and guarantee the Credit Obligations, (c) grant the Lenders security interests in any Credit Security owned by it to secure the Credit Obligations and (d) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of each Borrower have been previously delivered to the Documentation Agent and are correct and complete. Exhibit 8.1, as from time to time hereafter supplemented in accordance with Sections 7.4.1 and 7.4.2, sets forth (i) the jurisdiction of organization of each Borrower,
     (ii) the address of each Borrower's principal executive office and chief place of business and (iii) the number of authorized and issued shares and ownership of each Borrower.

          8.1.2. OTHER GUARANTORS. Each Restricted Company (other than the Borrowers) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all partnership or corporate power and authority necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) guarantee the Credit Obligations, (c) grant the Lenders a security interest in Credit Security owned by such Restricted Company to secure the Credit Obligations and (d) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of each such Restricted Company have been previously delivered to the Documentation Agent and are correct and complete. Exhibit 8.1, as from time to time hereafter supplemented in accordance with Sections 7.4.1 and 7.4.2, sets forth (i) the name and jurisdiction of organization of each Restricted Company, (ii) the address of the chief executive office and principal place of business of each Restricted Company, and (iii) the number of authorized and issued shares and ownership of each Restricted Company.

          8.1.3. QUALIFICATION. Except as set forth on Exhibit 8.1 as from time to time supplemented in accordance with Sections 7.4.1 and 7.4.2, each Restricted Company is duly and legally qualified to do business as a foreign limited partnership or other entity and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate result, or pose a material risk of resulting, in any Material Adverse Change.

          8.1.4. CAPITALIZATION. Except as set forth in Exhibit 8.1, as from time to time supplemented in accordance with Sections 7.4.1 and 7.4.2, no options, warrants, conversion rights, preemptive rights or other statutory or contractual rights to purchase shares of capital stock or other securities of any Restricted Company now exist, nor has any Restricted Company authorized any such right, nor is any Restricted Company obligated in any other manner to issue shares of its capital stock or other securities.

     8.2. FINANCIAL STATEMENTS AND OTHER INFORMATION; MATERIAL AGREEMENTS.

          8.2.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Restricted Companies have previously furnished to the Lenders copies of the following:

               (a) The unaudited Consolidated balance sheet of the Pre-TCI Borrowers and their Subsidiaries, and the audited Consolidated balance sheet of Holding, L.P. as at December 31 in each of 1996 and 1997 and the unaudited Consolidated statements of income and changes in partners' (or shareholders') equity and cash flows of the Pre-TCI Borrowers and their Subsidiaries, and the audited Consolidated statements of income and changes in partners' equity and cash flows of Holding, L.P., for the fiscal years then ended.

               (b) The ten-year financial and operational projections for the Restricted Companies dated April 1998.

               (c) Calculations demonstrating pro forma compliance with the Computation Covenants as of the Initial Closing Date.

               (d) The Offering Memorandum dated March 31, 1998 with respect to the New Falcon I Debentures.

          The audited Consolidated financial statements (including the notes thereto) referred to in clause (a) above were prepared in accordance with GAAP and fairly present the financial position of the Restricted Companies covered thereby on a Consolidated basis at the respective dates thereof and the results of their operations for the periods covered thereby. No Restricted Company has any known contingent liability material to the Restricted Companies on a Consolidated basis that is required to be reflected by GAAP which is not reflected in the most recent balance sheet referred to in clause (a) above (or delivered pursuant to Sections 7.4.1 or 7.4.2) or the notes thereto.

          In the judgment of the Restricted Companies, the financial and operational projections referred to in clause (b) above constitute a reasonable basis as of the Initial Closing Date for the assessment of the future performance of the Restricted Companies during the periods indicated therein, it being understood that any projected financial information represents an estimate, based on various assumptions, of future results of operations which may or may not in fact occur.

          8.2.2. MATERIAL AGREEMENTS. The Restricted Companies have previously furnished to the Documentation Agent correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements set forth in Exhibit 8.2.2, each as in effect on the date hereof (or, if such agreement is not in effect on the date hereof, in the form of the most recent draft as indicated in such Exhibit):

     8.3. CHANGES IN CONDITION. No Material Adverse Change has occurred, and since December 31, 1997, no Restricted Company has entered into any material transaction outside the ordinary course of business except for the transactions contemplated by this Agreement or the other Material Agreements or as specifically described to the Lenders in writing.

     8.4. AGREEMENTS RELATING TO FINANCING DEBT, INVESTMENTS, ETC. Exhibit 8.4, as from time to time hereafter supplemented in accordance with Sections 7.4.1 and 7.4.2, sets forth (a) the amounts (as of the dates indicated in Exhibit 8.4, as so supplemented) of all Financing Debt of the Restricted Companies and all agreements which relate to such Financing Debt, (b) all Liens and Guarantees with respect to such Financing Debt and (c) all agreements which directly or indirectly require any Restricted Company to make any Investment. The Restricted Companies have furnished the Documentation Agent with correct and complete copies of any agreements described in clauses (a), (b) and (c) above requested by the Required Lenders.

     8.5. TITLE TO ASSETS. The Restricted Companies have good and valid title to all material assets necessary for the operations of their business as now conducted by them and reflected in the most recent balance sheet referred to in
Section 8.2.1(a) (or the balance sheet most recently furnished to the Lenders pursuant to Sections 7.4.1 or 7.4.2), and to all material assets necessary for the operations of such business acquired subsequent to the date of such balance sheet, subject to no Liens except for those permitted by Section 7.8 and except for assets disposed of as permitted by Section 7.11.

     8.6. LICENSES, ETC. The Restricted Companies have all patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, FCC Licenses, Franchises, permits, authorizations and other rights including agreements with public utilities and microwave transmission companies, pole use, access or rental agreements and utility easements the lack, loss or termination of which would result, or is reasonably likely to result, in a Material Adverse Change. All of the foregoing are in full force and effect except as would not result in, or be reasonably likely to result in, a Material Adverse Change, and each of the Restricted Companies is in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or poses a material risk of resulting, in any Material Adverse Change. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, Franchise or other right or affect the rights of any of the Restricted Companies thereunder so as to result in any Material Adverse Change. Except as would not result, or create a material risk of resulting, in a Material Adverse Change:

          8.6.1. FRANCHISES; FCC LICENSES. Each Franchise and FCC License held by any Restricted Company is validly issued, and no Restricted Company is in violation of the terms of any of its Franchises or FCC Licenses.

          8.6.2. FCC AND OTHER MATTERS. Each Restricted Company has filed all cable television registration statements and other filings which are required to be filed by it under the Communications Act. Each Restricted Company is in all material respects in compliance with the Communications Act, including the rules and regulations of the FCC relating to the carriage of television signals. The execution, delivery and performance by the Restricted Companies of this Agreement does not require the approval of the FCC and will not result in any violation of the Communications Act. Each Restricted Company has recorded or deposited with and paid to the federal Copyright Office and the Register of Copyright all notices, statements of account, royalty fees and other documents and instruments required under Title 17 of the United States Code and all rules and regulations thereunder (collectively and as from time to time in effect, the "COPYRIGHT ACT"), including such of the foregoing required by section 111(d) of the Copyright Act by virtue of such Restricted Company having made any secondary transmission subject to compulsory licensing pursuant to section 111(c) of the Copyright Act.

     8.7. LITIGATION. No litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator, including the litigation described in Exhibit 8.7, is pending or, to the knowledge of the Restricted Companies, threatened which, in either case, involves any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or poses a material risk of resulting, in any Material Adverse Change or which seeks to enjoin (and poses a material risk of enjoining) the consummation, or which (except for litigation which does not pose a material risk of impairing the validity or effectiveness of the transactions contemplated by this Agreement or any other Credit Document) questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds any Restricted Company which has resulted, or poses a material risk of resulting, in any Material Adverse Change.

     8.8. TAX RETURNS. Except as would not result, or create a material risk of resulting, in a Material Adverse Change, each of the Restricted Companies has filed all material tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to any assessment received by it (except for taxes being disputed in good faith and for which sufficient reserves have been established) and no Restricted Company knows of any material additional assessments or any basis therefor and the Restricted Companies reasonably believe that the charges, accruals and reserves on the books of the Restricted Companies in respect of taxes or other governmental charges are adequate.

     8.9. AUTHORIZATION AND ENFORCEABILITY. Each Borrower and each other Guarantor has taken all partnership or corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of the Borrower or the Guarantor party thereto and is enforceable against such Person in accordance with its terms.

     8.10. NO LEGAL OBSTACLE TO AGREEMENTS. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with any Credit Security, has constituted or resulted in or will constitute or result in:

               (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which any Holding Company is a party or by which it is bound, or of the Charter or By-laws of any Holding Company;

               (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to any Holding Company;

               (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on Credit Security which secure the Credit Obligations) upon any of the assets of any Holding Company; or

               (d) except as contemplated by section 2.6 of the Contribution Agreement, any redemption, retirement or other repurchase obligation of any Holding Company under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person that has not been obtained or made is required to be obtained or made by any Holding Company in connection with the execution, delivery and performance of this Agreement, the Notes or any other Credit Document, the making of any borrowing hereunder, the guaranteeing of the Credit Obligations or the securing of the Credit Obligations with the Credit Security.

     8.11. DEFAULTS. No Restricted Company is in default under any provision of its Charter or By-laws or of this Agreement or any other Credit Document. No Restricted Company is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound, or has violated any law, judgment, decree or governmental order, rule or regulation, in each case so as to result, or creates a material risk of resulting, in any Material Adverse Change.

     8.12.     CERTAIN BUSINESS REPRESENTATIONS.

          8.12.1. LABOR RELATIONS. No dispute or controversy between any Restricted Company and any of its employees has resulted, or is reasonably likely to result, in any Material Adverse Change, and no Restricted Company anticipates that its relationships with its unions or employees will result, or are reasonably likely to result, in any Material Adverse Change. Each Restricted Company is in compliance in all material respects with all federal and state laws with respect to (a) non-discrimination in employment with which the failure to comply, in the aggregate, has resulted in, or poses a material risk of resulting in, a Material Adverse Change and (b) the payment of wages, the failure of which to pay, in the aggregate, has resulted in, or creates a material risk of resulting in, a Material Adverse Change.

          8.12.2. ANTITRUST. Each of the Restricted Companies is in compliance in all material respects with all federal and state antitrust laws relating to its business and the geographic concentration of its business.

          8.12.3. CONSUMER PROTECTION. No Restricted Company is in violation of any rule, regulation, order, or interpretation of any rule, regulation or order of the Federal Trade Commission (including truth-in-lending), with which the failure to comply, in the aggregate, has resulted in, or poses a material risk of resulting in, a Material Adverse Change.

          8.12.4. YEAR 2000 ISSUES. Based on a review of the operations of the Restricted Companies as they relate to the processing, storage and retrieval of data, the Restricted Companies do not believe that a Material Adverse Change is reasonably likely to occur as a result of computer software and hardware that will not function with respect to periods commencing January 1, 2000 at least as effectively as with respect to periods ending on or prior to December 31, 1999.

     8.13.     ENVIRONMENTAL REGULATIONS.

          8.13.1. ENVIRONMENTAL COMPLIANCE. Each of the Restricted Companies is in compliance in all material respects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, the Resource Conservation and Recovery Act, CERCLA and any similar state or local statute or regulation in effect in any jurisdiction in which any properties of any Restricted Company are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states or foreign countries in which any Restricted Company conducts its business, other than any noncompliance which in the aggregate has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

          8.13.2. ENVIRONMENTAL LITIGATION. Except as would not result in, or could not reasonably be expected to result in, a Material Adverse Change, no suit, claim, action or proceeding of which any Restricted Company has been given notice or otherwise to its knowledge is now pending before any court, governmental agency or board or other forum, or to any Restricted Company's knowledge, threatened by any Person (nor to any Restricted Company's knowledge, does any factual basis exist therefor) for, and the Restricted Companies have received no written correspondence from any federal, state or local governmental authority with respect to any of the following that has resulted in, or creates a material risk of resulting in, a Material Adverse Change:

               (a) noncompliance in any material respect by any Restricted Company with any such environmental law, rule or regulation;

               (b) material liabilities for personal injury, wrongful death or other tortious conduct relating to materials, commodities or products used, generated, sold, transferred or manufactured by any Restricted Company (including products made of, containing or incorporating asbestos, lead or other hazardous materials, commodities or toxic substances); or

               (c) the release into the environment by any Restricted Company of any material amount of Hazardous Material generated by any Restricted Company whether or not occurring at or on a site owned, leased or operated by any Restricted Company.

          8.13.3. HAZARDOUS MATERIAL. The Restricted Companies have provided to the Lenders a written list as of the Initial Closing Date of all waste disposal or dump sites at which a material amount of Hazardous Material generated by any Restricted Company has been disposed of directly by the Restricted Companies and all independent contractors to whom the Restricted Companies have delivered Hazardous Material, or to any Restricted Company's knowledge, finally came to be located, and indicates all such sites which are or have been included (including as a potential or suspect site) in any published federal, state or local "superfund" or other list of hazardous or toxic waste sites. Any waste disposal or dump sites at which Hazardous Material generated by any Restricted Company has been disposed of directly by the Restricted Companies and all independent contractors to whom the Restricted Companies have delivered Hazardous Material, or to any Restricted Company's knowledge, finally came to be located, has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

          8.13.4. ENVIRONMENTAL CONDITION OF PROPERTIES. Except as would not result in, or could not reasonably be expected to result in, a Material Adverse Change, none of the properties owned or, to its knowledge, leased by any Restricted Company has been used as a treatment, storage or disposal site. No Hazardous Material is present in any real property currently or formerly owned or operated by any Restricted
     Company except that which would not reasonably be expected to result in a Material Adverse Change.

     8.14. PENSION PLANS. Each Plan is in material compliance with the applicable provisions of ERISA and the Code. No Plan is a Multiemployer Plan or a "defined benefit plan" (as defined in ERISA). Each ERISA Group Person has met all of the funding standards applicable to all Plans, and no condition exists which would permit the institution of proceedings to terminate any Plan under section 4042 of ERISA.

     8.15. CONTRIBUTION AGREEMENT, ETC. The Contribution Agreement is a valid and binding contract as to each of the Restricted Companies that are parties thereto and, to the best of each Restricted Company's knowledge, as to the other parties thereto. As of the date of this Agreement, no Restricted Company that is a party to the Contribution Agreement is in default in any material respect of its obligations under the Contribution Agreement and, to the best of each Restricted Company's knowledge, as of the date of this Agreement the other parties thereto are not in default in any material respect of any of their obligations thereunder. The representations and warranties of the Holding Companies that are parties to the Contribution Agreement set forth therein are true and correct in all material respects as of the date hereof with the same force and effect as if made on and as of the date hereof. To the best of each Restricted Company's knowledge, as of the date hereof, all of the representations and warranties of the other parties thereto set forth in the Contribution Agreement are true and correct in all material respects with the same force and effect as though made on and as of the date hereof.

     8.16.     GOVERNMENT REGULATION; MARGIN STOCK.

          8.16.1. GOVERNMENT REGULATION. No Restricted Company, nor any Person controlling any Restricted Company or under common control with any Restricted Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act, the Interstate Commerce Act or any similar federal or state statutes. Each Lender is aware that various aspects of the business conducted by Restricted Companies, including the nature of the services required to be furnished and the rates which may be charged therefor, are subject to regulation by federal, state and local governmental authorities.

          8.16.2. MARGIN STOCK. The Restricted Companies do not own Margin Stock having a book value exceeding 20% of the Consolidated assets of the Restricted Companies determined in accordance with GAAP.

     8.17. DISCLOSURE. Neither this Agreement nor any other Credit Document to be furnished to the Lenders by or on behalf of any Restricted Company in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

9.   DEFAULTS.

     9.1. EVENTS OF DEFAULT. The following events are referred to as "EVENTS OF DEFAULT":

          9.1.1. NON-PAYMENT. Any Borrower shall fail to make any payment in respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of five days, or (b) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

          9.1.2. BREACH OF DESIGNATED COVENANTS. Any Restricted Company shall fail to perform or observe any of the provisions of Sections 7.5 through 7.12, 7.14, 7.15, 7.17, 7.18 or 7.19.

          9.1.3. BREACH OF OTHER COVENANTS. Any Restricted Company or any of its Affiliates party to any Credit Document shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rectified or cured to the reasonable satisfaction of the Required Lenders within 30 days after notice thereof by the Documentation Agent or Administrative Agent to the Company.

          9.1.4. MISREPRESENTATION. Any representation or warranty of or with respect to any Restricted Company or any of its Affiliates party to any Credit Document made to the Lenders in, pursuant to or in connection with this Agreement or any other Credit Document or in any financial statement, report, notice, mortgage, assignment or certificate delivered to the Agent or any of the Lenders by any Restricted Company or any other Obligor in connection herewith or therewith, shall be materially false or misleading on the date as of which it was made.

          9.1.5.    CROSS-DEFAULT, ETC.

                    (a) Holding, L.P., New Falcon I or any Restricted Company shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Material Financing Debt (including, in any event, the Holding, L.P. Senior Subordinated Notes, the New Falcon I Debentures, the MONY Subordinated Debt and the TCI Debt);

                    (b) Holding, L.P., New Falcon I or any Restricted Company shall fail to perform or observe the terms of any agreement relating to any Material Financing Debt, and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement, and such failure shall permit the acceleration of such Material Financing Debt;

                    (c) all or any part of any Material Financing Debt of Holding, L.P., New Falcon I or any Restricted Company shall be accelerated or become due or payable prior to its stated maturity for any reason whatsoever (other than voluntary prepayments or any mandatory prepayment not resulting from a Default thereof);

                    (d) any Lien on any property of Holding, L.P., New Falcon I or any Restricted Company securing any Material Financing Debt shall be enforced by foreclosure or similar action; or

                    (e) any holder of any Material Financing Debt shall exercise any right of rescission with respect to the issuance thereof, or put or repurchase rights against any Obligor with respect to such Material Financing Debt (other than any such rights that may be satisfied with "payment in kind" notes or other similar securities).

          9.1.6. CHANGE OF CONTROL, ETC. Except as permitted by Section 7.11, any of the following events shall occur:

                    (a) any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Exchange Act), other than the Falcon Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the outstanding voting capital stock or other equity interests of Holding, L.P. or Holding, Inc., as the case may be, and such ownership represents a greater percentage of the total voting power of the voting capital stock or other equity interests of Holding, L.P. or Holding, Inc., as the case may be, on a fully diluted basis, than is held by the Falcon Permitted Holders in the aggregate on such date and, in the case of Holding, L.P. (if Holding, L.P. is then a partnership), any Person other than a Falcon Permitted Holder is a managing general partner of Holding, L.P.;

                    (b) Holding, L.P. or Holding, Inc., as the case may be, consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Holding, L.P. or Holding, Inc., as the case may be, in any such event pursuant to a transaction in which the outstanding voting capital stock or other equity interests of Holding, L.P. or Holding, Inc., as the case may be, is converted into or exchanged for cash, securities or other property and, immediately after such transaction, the Falcon

          Permitted Holders in the aggregate or the holders of the voting capital stock or other equity interests of Holding, L.P. or Holding, Inc., immediately prior thereto own, directly or indirectly, less than 35% of the total voting power of the outstanding voting capital stock or other equity interests of the surviving or transferee Person and, in the case of Holding, L.P. (if Holding, L.P. is then a partnership), any Person other than a Falcon Permitted Holder is a managing general partner of Holding, L.P.;

                    (c) the sale, lease, transfer, conveyance or other disposition (other than by way of a merger, consolidation, liquidation or dissolution), in one or a series of transactions, of all or substantially all of the assets of Holding, L.P. and its Subsidiaries, taken as a whole, to any "person" (as such term is used in section 13(d)(3) of the Exchange Act) other than to one or more Falcon Permitted Holders;

                    (d) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Holding, L.P. or Holding, Inc., as the case may be (together with any new directors whose election to such Board of Directors was approved by the Falcon Permitted Holders or by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason (other than by action of the Falcon Permitted Holders) to constitute a majority of the Board of Directors of Holding, L.P. or Holding, Inc., as the case may be, then in office, in any such case in connection with any actual or threatened solicitation of proxies or consents;

                    (e) Any Person other than a Falcon Permitted Holder "controls" (as defined in Rule 12b-2 under the Exchange Act) the Borrowers; or

                    (f) Less than 100% of the outstanding capital stock or other equity interests of the Borrowers shall cease to be pledged to the Documentation Agent pursuant to the Pledge and Subordination Agreement or otherwise as security for the Credit Obligations.

          9.1.7. ENFORCEABILITY, ETC. Any Credit Document shall cease, for any reason (other than the scheduled or other agreed termination thereof in accordance with its terms), to be in full force and effect; or any Restricted Company or any of its Affiliates party thereto shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement and the other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby, except to the extent expressly agreed by the Required Lenders.

          9.1.8. JUDGMENTS, ETC. A final judgment (other than in connection with the Falcon Cable Systems Settlement) (a) which, with other outstanding final judgments against the Restricted Companies, exceeds an aggregate of $10,000,000 (in excess of applicable insurance coverage) shall be rendered against any Restricted Company or its Affiliates party to any Credit Document, or (b) which grants injunctive relief that results in, or poses a material risk of resulting in, a Material Adverse Change, and if, within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

          9.1.9. FRANCHISE REVOCATION, ETC. Except as would not result in, or be reasonably likely to result in, a Material Adverse Change, Franchises covering a number of Subscribers greater than 25% of, prior to the TCI Closing, the number of Subscribers of the Restricted Companies at December 31, 1997 and, after the TCI Closing, the number of Subscribers of the Restricted Companies on the TCI Closing after giving effect to the TCI Transactions, shall have been revoked, or terminated with a notice from the applicable franchising authority that such Franchises will not be renewed.

          9.1.10. ERISA. ERISA Group Persons shall fail to pay when due amounts (other than amounts being contested in good faith through appropriate proceedings) aggregating in excess of $10,000,000 for all ERISA Group Persons for which they shall have become liable under Title IV of ERISA to pay to the PBGC or to a Plan; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against any ERISA Group Person to enforce sections 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist which would require the PBGC to obtain a decree adjudicating that any Plan must be terminated.

          9.1.11. BANKRUPTCY, ETC. Any Restricted Company, New Falcon I, Holding, L.P., Holding, Inc. or any other Obligor shall:

               (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

               (b) have filed against it a petition commencing an involuntary case under the Bankruptcy Code which shall not have been dismissed within 60 days after the date on which such petition is filed; or file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

               (c) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

               (d) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

               (e) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

               (f) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

     9.2. CERTAIN ACTIONS FOLLOWING AN EVENT OF DEFAULT. If any one or more Events of Default shall occur and be continuing, then in each and every such case:

          9.2.1. NO OBLIGATION TO EXTEND CREDIT. The Documentation Agent may (and upon written request of such Lenders as own a majority of the Percentage Interests in the Revolving Loan shall) suspend or terminate the obligations of the Lenders to make any further extensions of credit under the Credit Documents by furnishing notice thereof to the Borrowers.

          9.2.2. SPECIFIC PERFORMANCE; EXERCISE OF RIGHTS. The Documentation Agent may (and upon written request of the Required Lenders shall) proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

          9.2.3. ACCELERATION. The Documentation Agent on behalf of the Lenders may (and upon written request of the Required Lenders shall) by notice in writing to the Borrowers declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable, and thereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; PROVIDED,

     HOWEVER, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable.

          9.2.4. ENFORCEMENT OF PAYMENT; CREDIT SECURITY; SETOFF. The Documentation Agent may (and upon written request of the Required Lenders shall) proceed to enforce payment of the Credit Obligations in such manner as it may elect (or have been instructed by the Required Lenders) and to realize upon any and all rights in any Credit Security. The Lenders may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations. The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

          9.2.5. CUMULATIVE REMEDIES. To the extent not prohibited by applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

     9.3. ANNULMENT OF DEFAULTS. Any Default or Event of Default shall be deemed to exist and to be continuing for any purpose of this Agreement until the Required Lenders or the Documentation Agent (with the consent of the Required Lenders) shall have waived such Default or Event of Default in writing, stated in writing that the same has been cured to such Lenders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Default or Event of Default or until such Default or Event of Default is actually cured. No such action by the Lenders or the Documentation Agent shall extend to or affect any subsequent Default or Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

     9.4. WAIVERS. Each of the Restricted Companies waives to the extent not prohibited by the provisions of applicable law that cannot be waived:

               (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions of this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

               (b) any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under this Agreement, the Notes or any other Credit Document;

               (c) any and all notices (other than notices required by any other provision of this Agreement) of every kind and description which may be required to be given by any statute or rule of law; and

               (d) any defense (other than indefeasible payment in full or dispute of facts) which it may now or hereafter have with respect to its liability under this Agreement, the Notes or any other Credit Document or with respect to the Credit Obligations.

10.  EXPENSES; INDEMNITY.

     10.1. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, the Obligors jointly and severally will pay:

               (a) all reasonable out-of-pocket expenses of the Documentation Agent, the Administrative Agent and the Syndication Agent (including the out-of-pocket expenses related to forming the group of Lenders and reasonable fees and disbursements of the special counsel to the Documentation Agent) in connection with the preparation and duplication of this Agreement, each other Credit Document, examinations by, and reports of, commercial financial examiners selected by the Documentation Agent, the transactions contemplated hereby and thereby and operations and amendments hereunder and thereunder, subject to the acceptance of the Obligors, which acceptance shall not be unreasonably withheld;

               (b) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document, any Credit Security or the incurrence of the Credit Obligations; and

               (c) to the extent not prohibited by applicable law that cannot be waived, all other reasonable out-of-pocket costs and expenses (including a reasonable allowance for the hourly cost of attorneys employed by any of the Lenders on a salaried basis and any special counsel to the Lenders) incurred by the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document, including such reasonable costs and expenses incurred after the occurrence of an Event of Default (i) in enforcing any Credit Obligation or in foreclosing against the Credit Security, or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement or any other Credit Document in the nature of a workout or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding; (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise); and (v) in protecting, preserving, collecting, leasing, selling, taking possession of or liquidating any of the Credit Security; PROVIDED, HOWEVER, that the foregoing indemnity in this paragraph (c) shall not apply (A) to litigation commenced by the Borrowers against the Lenders which seeks enforcement of any of the rights of the Borrowers hereunder or under any other Credit Document and is determined adversely to the Lenders in a final nonappealable judgment and (B) to the extent such claims, damages, liabilities and expenses result from a Lender's gross negligence or willful misconduct.

               (d) all reasonable costs and expenses of the Syndication Agent in connection with the preparation and distribution of the Confidential Information Memorandum dated April 1998 and related items.

     10.2. GENERAL INDEMNITY. The Obligors will, jointly and severally, indemnify the Lenders and hold them harmless from any claims, damages, liabilities, losses and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) resulting from the violation by the Borrowers of Section 2.5. The Obligors will also, jointly and severally, indemnify each Lender, each of the Lenders' directors, officers and employees, and each Person, if any, who controls any Lender (each Lender and each of such directors, officers, employees and control Persons is referred to as an "INDEMNIFIED PARTY") and hold each of them harmless from and against any and all claims, damages, liabilities, losses and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving any Restricted Company or Affiliates, (b) any litigation or investigation involving the Restricted Companies or their Affiliates, or any officer, director or employee thereof, (c) the existence or exercise of any security rights with respect to the Credit Security in accordance with the Credit Documents or (d) this Agreement, any other Credit Document or any transactions contemplated hereby or thereby, other than (i) litigation commenced by the Borrowers against the Lenders which seeks enforcement of any of the rights of the Borrowers hereunder or under any other Credit Document and is determined adversely to the Lenders in a final nonappealable judgment and (ii) to the extent such claims, damages, liabilities, losses and expenses result from a Lender's gross negligence or willful misconduct.

11.  OPERATIONS.

     11.1. INTERESTS IN CREDITS. The Percentage Interest of each Lender in the Loan and each Lender's related Commitments shall be computed based on the maximum principal amount for each Lender as set forth in the Register, as from time to time in effect. The Percentage Interests as of the Initial Closing Date and as of the Term Loan B-2 Closing Date are set forth in Exhibit 11.1, which may be updated by the Agent from time to time to conform to the Register.

     11.2. AGENTS' AUTHORITY TO ACT, ETC. Each of the Lenders appoints and authorizes the Agents (other than the Co-Agents) to act for the Lenders as the Lenders' Agents in connection with the transactions contemplated by this Agreement and the other Credit Documents on the terms set forth herein. In acting hereunder, each Agent (other than the Co-Agents) is acting for its own account to the extent of its Percentage Interest and for the account of each other Lender to the extent of the Lenders' respective Percentage Interests, and all action in connection with the enforcement of, or the exercise of any remedies (other than the Lenders' rights of set-off as provided in Section 9.2.4 or in any Credit Document) in respect of the Credit Obligations and Credit Documents shall be taken by the Documentation Agent or the Administrative Agent. The Co-Agents shall have no duties or responsibilities under this Agreement or the other Credit Documents except to the extent subsequently expressly agreed in writing by the Co-Agents and the Borrowers.

     11.3. BORROWERS TO PAY AGENT, ETC. Each Borrower and each Guarantor shall be fully protected in making all payments in respect of the Credit Obligations to the Administrative Agent, in relying upon consents, modifications and amendments executed by the Documentation Agent purportedly on the Lenders' behalf, and in dealing with the Agents as herein provided. The Administrative Agent shall charge the accounts of each Borrower, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loan, commitment fees and all other fees and amounts owing under any Credit Document. All payments of any Credit Obligation shall be made in United States Funds.

     11.4.     LENDER OPERATIONS FOR ADVANCES, ETC.

          11.4.1. ADVANCES. On each Closing Date, each Lender shall advance to the Administrative Agent in immediately available funds such Lender's Percentage Interest in the portion of the Loan advanced on such Closing Date prior to noon (New York time). If such funds are not received at such time, but all the conditions set forth in Section 5 have been satisfied, each Lender authorizes and requests the Administrative Agent to advance for the Lender's account, pursuant to the terms hereof, the Lender's respective Percentage Interest in such portion of the Loan and agrees to reimburse the Administrative Agent in immediately available funds for the amount thereof prior to 2:00 p.m. (New York time) on the day any portion of the Loan is advanced hereunder; PROVIDED, HOWEVER, that the Administrative Agent is not authorized to make any such advance for the account of any Lender who has previously notified the Administrative Agent in writing that such Lender will not be performing its obligations to make further advances hereunder.

          11.4.2. ADMINISTRATIVE AGENT TO ALLOCATE PAYMENTS, ETC. All payments of principal and interest in respect of the extensions of credit made pursuant to this Agreement, commitment fees and other fees under this Agreement shall, as a matter of convenience, be made by the Borrowers and the Guarantors to the Administrative Agent in immediately available funds. The share of each Lender shall be credited to such

     Lender by the Administrative Agent in immediately available funds in such manner that the principal amount of the Credit Obligations to be paid shall be paid proportionately in accordance with the Lenders' respective Percentage Interests in such Credit Obligations. Under no circumstances shall any Lender be required to produce or present its Notes as evidence of its interests in the Credit Obligations in any action or proceeding relating to the Credit Obligations.

          11.4.3. DELINQUENT LENDERS; NONPERFORMING LENDERS. In the event that any Lender fails to reimburse the Administrative Agent pursuant to
     Section 11.4.1 for the Percentage Interest of such Lender (a "DELINQUENT LENDER") in any credit advanced by the Administrative Agent pursuant hereto, overdue amounts (the "DELINQUENT PAYMENT") due from the Delinquent Lender to the Administrative Agent shall bear interest, payable by the Delinquent Lender on demand, at a per annum rate equal to (a) the Federal Funds Rate for the first three days overdue and (b) the sum of 2% PLUS the Federal Funds Rate for any longer period. Such interest shall be payable to the Administrative Agent for its own account for the period commencing on the date the Delinquent Payment was due and ending on the date the Delinquent Lender reimburses the Administrative Agent on account of the Delinquent Payment (to the extent not paid by a Restricted Company as provided below) and the accrued interest thereon (the "DELINQUENCY PERIOD"), whether pursuant to the assignments referred to below or otherwise. Within five Banking Days after the request by the Administrative Agent, the Borrowers will pay to the Administrative Agent the principal (but not the interest) portion of the Delinquent Payment. During the Delinquency Period, in order to make reimbursements for the Delinquent Payment and accrued interest thereon, the Delinquent Lender shall be deemed to have assigned to the Administrative Agent all payments made by the Borrowers under Section 4 which would have thereafter otherwise been payable under the Credit Documents to the Delinquent Lender. During any other period in which any Lender is not performing its obligations to extend credit under Section 2 (a "NONPERFORMING LENDER"), the Nonperforming Lender shall be deemed to have assigned to each Lender that is not a Nonperforming Lender (a "PERFORMING LENDER") all payment made by the Borrowers under Section 4 which would have thereafter otherwise been payable under the Credit Documents to the Nonperforming Lender, and the Administrative Agent shall credit a portion of such payments to each Performing Lender in an amount equal to the Percentage Interest of such Performing Lender divided by one MINUS the Percentage Interest of the Nonperforming Lender until the respective portions of the Loan owed to all the Lenders are the same as the Percentage Interests of the Lenders immediately prior to the failure of the Nonperforming Lender to perform its obligations under Section 2. The foregoing provisions shall be in addition to any other remedies the Administrative Agent, the Performing Lenders or the Borrowers may have under law or equity against the Delinquent Lender as a result of the Delinquent Payment or against the Nonperforming Lender as a result of its failure to perform its obligations under Section 2.

     11.5. SHARING OF PAYMENTS, ETC. Each Lender agrees that (a) if by exercising any right of set-off or counterclaim or otherwise, it shall receive payment of a proportion of the aggregate amount of principal and interest due with respect to its Percentage Interest in the Loan which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to the Percentage Interest in the Loan of such other Lender and (b) if such inequality shall continue for more than 10 days, the Lender receiving such proportionately greater payment shall purchase participations in the Percentage Interests in the Loan held by the other Lenders, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Lender through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Loan held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Percentage Interests; PROVIDED, HOWEVER, that this Section 11.5 shall not impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of any Obligor other than such Obligor's Indebtedness with respect to the Loan. Each Obligor agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender pursuant to this Section 11.5 may exercise all rights of payment (including the right of set-off), and shall be obligated to share payments under this
Section 11.5, with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Obligors and a Lender hereunder in the amount of such participation.

     11.6. AGENT'S RESIGNATION OR REMOVAL. Any Agent may resign at any time by giving at least 60 days' prior written notice of its intention to do so to each of the other Lenders and the Borrower pending the appointment by the Borrowers of a successor Agent reasonably satisfactory to the Required Lenders. If in the event of the resignation of any Agent, no successor Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Agent's giving of such notice of resignation, then the retiring Agent may with the consent of the Borrowers, which shall not be unreasonably withheld, appoint a successor Agent which shall be a bank or a trust company organized, or having a branch that is licensed, under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $100,000,000; PROVIDED, HOWEVER, that any successor Agent appointed under this sentence may be removed upon the written request of the Required Lenders, which request shall also appoint a successor Agent reasonably satisfactory to the Borrowers. Any Agent may be removed upon the written request of such Lenders as own at least two thirds of the Percentage Interests, which request shall also appoint a successor Agent reasonably satisfactory to the Borrowers. Upon the appointment of a new Agent hereunder, the term "AGENT" shall for all purposes of this Agreement thereafter include such applicable successor Agent. Upon the resignation or removal of the Documentation Agent, the Administrative Agent shall take over the duties of the Documentation Agent. In the event of the resignation or removal of any Agent that is not a Specified Agent, no successor need be appointed. After any retiring Agent's resignation hereunder as Agent, or the removal hereunder of any Agent, the provisions of this Agreement shall continue to inure to the benefit of such Agent as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

     11.7.     CONCERNING THE AGENTS.

          11.7.1. ACTION IN GOOD FAITH, ETC. Each Agent and its officers, directors, employees and agents shall be under no liability to any of the Lenders or to any future holder of any interest in the Credit Obligations for any action or failure to act taken or suffered in good faith, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in good faith; PROVIDED, HOWEVER, that the foregoing shall not extend to actions or omissions which are taken by an Agent with gross negligence or willful misconduct. Each Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Agent by the required holders of Credit Obligations as provided in this Agreement.

          11.7.2. NO IMPLIED DUTIES, ETC. Each Agent shall have and may exercise such powers as are specifically delegated to the Agent under this Agreement or any other Credit Document together with all other powers incidental thereto. Each Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Credit Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by such Agent. Before taking any action under this Agreement or any other Credit Document, each Agent may request an appropriate specific indemnity satisfactory to it from each Lender in addition to the general indemnity provided for in
     Section 11.10. Until the Agent has received such specific indemnity, the Agent shall not be obligated to take (although it may in its sole discretion take) any such action under this Agreement or any other Credit Document. Each Lender confirms that the Agents do not have a fiduciary relationship to it under the Credit Documents. Each of the Restricted Companies confirms that neither of the Agents nor any other Lender has a fiduciary relationship to it under the Credit Documents.

          11.7.3. VALIDITY, ETC. Subject to Section 11.7.1, the Agents shall not be responsible to any Lender or any future holder of any interest in the Credit Obligations (a) for the legality, validity, enforceability or effectiveness of this Agreement or any other Credit Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Credit Document, (c) for the existence or value of any assets included in any security for the Credit Obligations, (d) for the perfection or effectiveness of any Lien purported to be included in such security or (e) for the specification or failure to specify any particular assets to be included in such security.

          11.7.4. COMPLIANCE. The Agents shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document; and in connection with any extension of credit under this Agreement or any other Credit Document, the Agents shall be fully protected in relying on a certificate of any Borrower or any Guarantor as to the fulfillment by that Borrower of any conditions to such extension of credit.

          11.7.5. EMPLOYMENT OF AGENTS AND COUNSEL. The Agents may execute any of their duties as Agent under this Agreement or any other Credit Document by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the Lenders, any Restricted Company or any other Obligor (except as to money or securities received by the Agent or the Agent's authorized agents) for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agents shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under any other Credit Document.

          11.7.6. RELIANCE ON DOCUMENTS AND COUNSEL. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon the opinion of counsel selected by the Agent.

          11.7.7. AGENT'S REIMBURSEMENT. Each of the Lenders severally agrees to reimburse the Agents in the amount of such Lender's Percentage Interest, for any reasonable expenses not reimbursed by the Borrowers or the other Guarantors (without limiting the obligation of the Borrowers or the other Guarantors to make such reimbursement): (a) for which the Agents are entitled to reimbursement by the Borrowers or the other Guarantors under this Agreement or any other Credit Document, and (b) after the occurrence of a Default, for any other reasonable expenses incurred by the Agents on the Lenders' behalf in connection with the enforcement of the Lenders' rights under this Agreement or any other Credit Document; provided that the Agents shall not be reimbursed for any such expenses arising as a result of their gross negligence or willful misconduct.

     11.8. RIGHTS AS A LENDER. With respect to any credit extended by it hereunder, each of BankBoston, Toronto Dominion and the other financial institutions serving as Agents hereunder shall have the same rights, obligations and powers hereunder as any other Lender and may exercise such rights and powers as though it were not an Agent, and unless the context otherwise specifies, each of BankBoston, Toronto Dominion and such other financial institutions shall be treated in its individual capacity as though it were not an Agent hereunder. Without limiting the generality of the foregoing, the Percentage Interest of BankBoston, Toronto Dominion and such other financial institutions shall be included in any computations of Percentage Interests. BankBoston, Toronto Dominion, such other financial institutions and their Affiliates may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with the Restricted Companies or any Affiliate of any of them and any Person who may do business with or own an equity interest in the Restricted Companies or any Affiliate of any of them, all as if BankBoston, Toronto Dominion or such other financial institutions were not an Agent and without any duty to account therefor to the other Lenders.

     11.9. INDEPENDENT CREDIT DECISION. Each of the Lenders acknowledges that it has independently and without reliance upon the Agents, based on the financial statements and other documents referred to in Section 8.2, on the other representations and warranties contained herein and on such other information with respect to the Restricted Companies as such Lender deemed appropriate, made such Lender's own credit analysis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder.
Each Lender represents to the Agents that such Lender will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Credit Document. Each Lender expressly acknowledges that neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender, and no act by the Agents taken under this Agreement or any other Credit Document, including any review of the affairs of the Restricted Companies, shall be deemed to constitute any representation or warranty by the Agents. Except for notices, reports and other documents expressly required to be furnished to each Lender by the Agents under this Agreement or any other Credit Document, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or credit worthiness of any Restricted Company which may come into the possession of the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     11.10. INDEMNIFICATION. The holders of the Credit Obligations agree to indemnify the Agents (to the extent not reimbursed by the Obligors and without limiting the obligation of any of the Obligors to do so), pro rata according to their respective aggregate Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agents in their capacity as Agents hereunder relating to or arising out of this Agreement, any other Credit Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Agents in connection with any of the foregoing; PROVIDED, HOWEVER, that the foregoing shall not extend to (a) litigation commenced by the holders of the Credit Obligations against the Agents which seeks enforcement of any of the rights of such holders hereunder or under any other Credit Document and is determined adversely to the Agents in a final nonappealable judgment or (b) actions or omissions which are taken by the Agents with gross negligence or willful misconduct.

12. SUCCESSORS AND ASSIGNS; LENDER ASSIGNMENTS AND PARTICIPATIONS. Any reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Borrowers, the other Guarantors, the Agents or the Lenders that are contained in this Agreement or any other Credit

Document shall bind and inure to the benefit of their respective successors and assigns; PROVIDED, HOWEVER, that (a) the Restricted Companies may not assign their rights or obligations under this Agreement except for mergers or liquidations permitted by Section 7.11.2, and (b) the Lenders shall be not entitled to assign their respective Percentage Interests in the Loan hereunder except as set forth below in this Section 12.

     12.1.     ASSIGNMENTS BY LENDERS.

          12.1.1. ASSIGNEES AND ASSIGNMENT PROCEDURES. Each Lender may (a) without the consent of the Administrative Agent or the Borrowers if the proposed assignee is already a Lender hereunder, a Related Fund, Affiliate or a Subsidiary of the same corporate parent of which the assigning Lender or any other Lender is a Subsidiary, or (b) otherwise with the consents of the Administrative Agent and (so long as no Event of Default has occurred and is continuing) the Borrowers (which consents will not be unreasonably withheld) in compliance with applicable laws in connection with such assignment, assign to one or more commercial banks or other financial institutions or other entity reasonably acceptable to the Borrowers (each, an "ASSIGNEE") all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents, including all or a portion of its Commitment, the portion of the Loan at the time owing to it and the Notes held by it; PROVIDED, HOWEVER, that:

               (i) the aggregate amount of the Commitment of the assigning Lender subject to each assignment described in clause (b) above (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be not less than $5,000,000 and in increments of $1,000,000 (or, if smaller, the entire Commitment of such assigning Lender); and

               (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent (with a copy to the Documentation Agent) an Assignment and Acceptance (the "ASSIGNMENT AND ACCEPTANCE") substantially in the form of Exhibit 12.1.1, together with the Note or Notes subject to such assignment and, in the case of an assignment described in clause (b) above, a processing and recordation fee of $3,000.

     Upon acceptance and recording pursuant to Section 12.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Banking Days after the execution thereof unless waived by the Administrative Agent):

          (1) the Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and

          (2) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2.4, 3.4, 3.5, 3.6 and 10, as well as to any fees accrued for its account hereunder and not yet paid).

          12.1.2. TERMS OF ASSIGNMENT AND ACCEPTANCE. By executing and delivering an Assignment and Acceptance, the assigning Lender and Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

               (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

               (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Restricted Companies or the performance or observance by the Borrowers or any other Guarantor of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

               (c) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

               (d) such Assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

               (e) such Assignee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agents by the terms hereof, together with such powers as are reasonably incidental thereto; and

               (f) such Assignee agrees that it will perform in accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.

          12.1.3. REGISTER. The Administrative Agent shall maintain at the Houston Office a register (the "REGISTER") for the recordation of (a) the names and addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under Section 12.1.1, (b) the Percentage Interest of each such Lender as set forth in Section 11.1 and
     (c) the amount of the Loan owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          12.1.4. ACCEPTANCE OF ASSIGNMENT AND ASSUMPTION. Upon its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee together with the Note or Notes subject to such assignment, and the processing and recordation fee referred to in Section 12.1.1, the Administrative Agent shall (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Borrowers. Within five Banking Days after receipt of notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Assignee in a principal amount equal to the applicable Commitment and Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment and Loan, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment and Loan retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, and shall be dated the date of the surrendered Notes which they replace.

          12.1.5. FEDERAL RESERVE BANK. Notwithstanding the foregoing provisions of this Section 12, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Credit Document.

          12.1.6. FURTHER ASSURANCES. The Restricted Companies shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

     12.2. CREDIT PARTICIPANTS. Each Lender may, without the consent of any Borrower or any Agent, in compliance with applicable laws in connection with such participation, sell to one or more Qualified Institutional Buyers (each a "CREDIT PARTICIPANT") participations in all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment and the Loan owing to it and the Notes held by it); PROVIDED, HOWEVER, that:

               (a) such Lender's obligations under this Agreement shall remain unchanged;

               (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

               (c) the Credit Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 3.2.4, 3.4, 3.5,
          3.6 and 10, but shall not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

               (d) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loan and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loan, or the final maturity date of any portion of the Loan).

     12.3. REPLACEMENT OF LENDER. In the event that any Lender or, to the extent applicable, any Credit Participant (the "AFFECTED LENDER"):

               (a) fails to perform its obligations to fund any portion of the Loan on any Closing Date when required to do so by the terms of the Credit Documents, or fails to provide its portion of any Eurodollar Pricing Option on account of a Legal Requirement as contemplated by
          Section 3.2.5 or the unavailability of Eurodollar deposits as contemplated by the last sentence of Section 3.2.1;

               (b) demands payment under the Tax provisions of Section 3.4, the capital adequacy provisions of Section 3.5 or the regulatory change provisions in Section 3.6 in an amount the Restricted Companies deem materially in excess of the amounts with respect thereto demanded by the other Lenders; or

               (c) refuses to consent to a proposed amendment, modification, waiver or other action that is consented to by Lenders holding at least 80% of the Percentage

          Interests the consent of which is requested in connection with the proposed amendment, modification, waiver or other action;

then, so long as no Event of Default exists, the Restricted Companies shall have the right to seek a replacement lender or lenders reasonably satisfactory to the Documentation Agent (the "REPLACEMENT LENDER"). The Replacement Lender shall purchase the interests of the Affected Lender in the Loan and its Commitment and shall assume the obligations of the Affected Lender hereunder and under the other Credit Documents upon execution by the Replacement Lender of an Assignment and Acceptance and the tender by it to the Affected Lender of a purchase price agreed between it and the Affected Lender (or, if they are unable to agree, a purchase price in the amount of the Affected Lender's Percentage Interest in the Loan and all other outstanding Credit Obligations then owed to the Affected
Lender).   Such assignment by the Affected Lender shall be deemed an early termination of any Eurodollar Pricing Option to the extent of the Affected Lender's portion thereof, and the Restricted Companies will pay to the Affected Lender any resulting amounts due under Section 3.2.4. Upon consummation of such assignment, the Replacement Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of the Affected Lender under this Agreement and the other Credit Documents with a Percentage Interest equal to the Percentage Interest of the Affected Lender, the Affected Lender shall be released from its obligations hereunder and under the other Credit Documents, and no further consent or action by any party shall be required. Upon the consummation of such assignment, the Restricted Companies, the Agent and the Affected Lender shall make appropriate arrangements so that new Notes are issued to the Replacement Lender. The Restricted Companies shall sign such documents and take such other actions reasonably requested by the Replacement Lender to enable it to share in the benefits of the rights created by the Credit Documents. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 12.3, the Restricted Companies shall continue to pay to the Affected Lender (or to the Administrative Agent for the account of the Affected Lender, as applicable) any Credit Obligations as they become due and payable.

13. CONFIDENTIALITY. Each Lender agrees that it will make no disclosure of confidential information furnished to it by any Restricted Company unless such information shall have become public, except:

               (a) in connection with operations under or the enforcement of this Agreement or any other Credit Document;

               (b) pursuant to any statutory or regulatory requirement or any mandatory court order, subpoena or other legal process;

               (c) to any parent or corporate Affiliate of such Lender or to any Credit Participant, proposed Credit Participant or proposed Assignee; PROVIDED, HOWEVER, that any such Person shall agree to comply with the restrictions set forth in this Section 13 with respect to such information;

               (d) to its independent counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential; and

               (e) to any direct or indirect contractual counterparty in swap agreements with the same professional advisor as the Lender or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor agrees to be bound by the provisions of this Section 13); and

               (f) with the prior written consent of the Borrowers, to any other Person.

14. FOREIGN LENDERS. If any Lender is not created or organized in, or under the laws of, the United States of America or any state thereof, such Lender, to the extent it may legally do so, shall deliver to the Borrower and the Administrative Agent the forms described in one of the following two clauses:

          (a) Two fully completed and duly executed United States Internal Revenue Service Forms 1001 or 4224 or any successor forms, as the case may be, certifying that such Lender is entitled to receive payments of the Credit Obligations payable to it without deduction or withholding of any United States federal income taxes; or

          (b) A statement, executed by such Lender under penalty of perjury, certifying that such Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and two fully completed and duly executed United States Internal Revenue Service Forms W-8 or any successor forms certifying that such Lender is not a "United States person" within the meaning of section 7701(a)(30) of the Code.

Each Lender that delivers any form or statement pursuant to this Section 14 further undertakes to renew such forms and statements by delivering to the Borrower and the Administrative Agent any updated forms, successor forms or other certification, as the case may be, on or before the date that any form or statement previously delivered pursuant to this Section 13 expires or becomes obsolete or after the occurrence of any event requiring a change in such most recent form or statement. If at any time the Borrower and the Administrative Agent have not received all forms and statements (including any renewals thereof) required to be provided by any Lender pursuant to this Section 14,
Section 3.4 shall not apply with respect to any amount of United States federal income taxes required to be withheld from payments of the Credit Obligations to such Lender.

15. NOTICES. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

     If to any Restricted Company, to it at its address set forth in Exhibit 8.1 (as supplemented pursuant to Sections 7.4.1 and 7.4.2), to the attention of the chief financial officer.

     If to any Lender, to it at its address set forth on the signature page of this Agreement, to the attention of the account officer specified on the signature page, with copies to the Documentation Agent and the Administrative Agent.

16. LIMITED RECOURSE AGAINST PARTNERS. The remedies of the holders of the Credit Obligations, including any remedy which could be exercised upon the occurrence of an Event of Default, shall be limited to the extent that none of the partners, members or shareholders of any Restricted Company shall have any personal liability as a general partner or limited partner of any Restricted Company with respect to the Credit Obligations, and in no event shall any such partner be personally liable as a general partner or limited partner for any deficiency judgment for any Credit Obligation; PROVIDED, HOWEVER, that the provisions of this Section 16 shall not impair the ability of any holder of any Credit Obligation (a) to realize on the assets of any Obligor or any of its Subsidiaries or on any other security, including any personal property or partnership interests pledged to secure the Credit Obligations or (b) to pursue any remedy against any guarantor of the Credit Obligations or (c) to recover any Distribution made in violation of Section 7.10.

17.  AMENDMENTS, CONSENTS, WAIVERS, ETC.

     17.1. LENDER CONSENTS FOR AMENDMENTS. Except as otherwise set forth herein, the Documentation Agent may (and upon the written request of the Required Lenders the Documentation Agent shall) take or refrain from taking any action under this Agreement or any other Credit Document, including giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Credit Document (other than an Interest Rate Protection Agreement) or any Default or Event of Default, all of which actions shall be binding upon all of the Lenders; PROVIDED, HOWEVER, that:

               (a) Except as provided below, without the written consent of the Lenders owning at least a majority of the Aggregate Percentage Interests (disregarding the Percentage Interest of any Delinquent Lender during the existence of a Delinquency Period or of any Nonperforming Lender so long as such Lender is treated equally with the other Lenders with respect to any actions enumerated below), no written modification of, amendment to, consent with respect to, waiver of compliance with or waiver of a Default under, any of the Credit Documents (other than an Interest Rate Protection Agreement) shall be made.

               (b) Without the written consent of such Lenders as own 100% of the Percentage Interests (disregarding the Percentage Interest of any Delinquent Lender during the existence of a Delinquency Period or of any Nonperforming Lender so long as such Lender is treated equally with the other Lenders with respect to any actions enumerated below):

               (i) No release of all or substantially all of the Credit Security or release of any Borrower or any material Guarantor shall be made (in any event, without the written consent of the Lenders, the Documentation Agent may release particular items of Credit Security or particular Borrowers or Guarantors whose equity has been sold in dispositions permitted by Section 7.11, as modified by amendments thereto approved by the Required Lenders, and may release all Credit Security pursuant to Section 18.1 upon payment in full of the Credit Obligations and termination of the Commitments).

               (ii) No alteration shall be made of the Lenders' rights of set-off contained in Section 9.2.4.

               (iii) No amendment to or modification of this Section 17.1 or the definition of "Required Lenders" shall be made.

               (c) Without the written consent of each Lender that is directly affected thereby and of such Lenders as own at least a majority of the Percentage Interests (disregarding the Percentage Interest of any Delinquent Lender during the existence of a Delinquency Period of or any Nonperforming Lender so long as such Lender is treated equally with the other Lenders with respect to any actions enumerated below):

               (i) No reduction shall be made in (A) the amount of principal of the Loan owing to such Lender or (B) the interest rate on or fees with respect to the portion of the Loan owing to such Lender (other than amendments and waivers approved by the Required Lenders that modify defined terms used in calculating the Applicable Margin or Consolidated Excess Cash Flow or that waive an increase in the Applicable Rate as a result of an Event of Default).

               (ii) No change shall be made in the stated, scheduled time of payment of any portion of the Loan owing to such Lender under Sections
          4.1 or 4.2 or interest thereon or fees relating to any of the foregoing payable to such Lender, and no waiver shall be made of any Default under Section 9.1.1 with respect to such Lender (other than amendments and waivers approved by the Required Lenders that modify defined terms used in calculating the Applicable Margin or Consolidated Excess Cash Flow).

               (iii) No increase shall be made in the amount, or extension of the term, of the stated Commitments of such Lender beyond that provided for under Section 2.

               (d) Without the written consent of such Lenders owning at least a majority of the Percentage Interests in a particular Tranche (disregarding the Percentage Interest of any Delinquent Lender during the existence of a Delinquency Period or of any Nonperforming Lender so long as such Lender is treated equally with the other Lenders with respect to any actions enumerated below) voting as a separate class, no change may be made in the time of payment of any portion of such Tranche under Sections 4.3, 4.4 or 4.5 or in the allocation of mandatory prepayments under Sections 4.3, 4.4 or 4.5 between the respective Tranches.

               (e) Without the written consent of the Administrative Agent or the Documentation Agent, as the case may be, no amendment or modification of any Credit Document shall affect the rights or duties of the Administrative Agent or the Documentation agent, as the case may be, under the Credit Documents.

     17.2. COURSE OF DEALING; NO IMPLIED WAIVERS. No course of dealing between any Lender, on the one hand, and any Restricted Company or its Affiliates, on the other hand, shall operate as a waiver of any of the Lenders' rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. In particular, no delay or omission on the part of any Lender or any Agent in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Documentation Agent or the Required Lenders, as appropriate.

18.  GENERAL PROVISIONS.

     18.1. DEFEASANCE. When all Credit Obligations have been paid, performed and reasonably determined by the Agent to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Company hereunder or under any other Credit Document, this Agreement and the other Credit Documents shall terminate and, at the Company's written request, accompanied by such certificates and other items as the Agent shall reasonably deem necessary, any Credit Security shall revert to the Obligors and the right, title and interest of the Documentation Agent and the Lenders therein shall terminate. Thereupon, on the Obligors' demand and at their cost and expense, the Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement and the other Credit Documents, and shall redeliver to the Obligors any Credit Security then in its possession; PROVIDED, HOWEVER, that Sections 3.2.4, 3.5, 10, 11.7.7, 11.10, 12 and 18 shall survive the termination of this Agreement.

     18.2. NO STRICT CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement and the other Credit Documents with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Credit Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the other Credit Documents.

     18.3. CERTAIN OBLIGOR ACKNOWLEDGMENTS. Each of the Restricted Companies and the other Obligors acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

               (b) neither the Agents nor any Lender has any fiduciary relationship with or duty to the Obligors arising out of or in connection with this Agreement or any other Credit Document, and the relationship between the Agents and Lenders, on one hand, and the Restricted Companies and the Obligors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Obligors, the Restricted Companies and the Lenders.

     18.4. VENUE; SERVICE OF PROCESS; CERTAIN WAIVERS. Each of the Restricted Companies, the other Obligors, the Agents and the Lenders:

               (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof;

               (b) Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court;

               (c) Consents to service of process in any such proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 15 is reasonably calculated to give actual notice; and

               (d) Waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

     18.5. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE RESTRICTED COMPANIES, THE OTHER OBLIGORS, THE AGENTS AND THE LENDERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE AGENTS, THE RESTRICTED COMPANIES OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Restricted Companies and the other Obligors acknowledges that it has been informed by the Documentation Agent that the foregoing sentence constitutes a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Credit Document. Any Lender, the Agents, the Borrower or any other Obligor may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Restricted Companies, the other Obligors, the Agents and the Lenders to the waiver of their rights to trial by jury.

     18.6. INTERPRETATION; GOVERNING LAW; ETC. Time is (and shall be) of the essence in this Agreement and the other Credit Documents. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

                  [THE REST OF THIS PAGE IS INTENTIONALLY BLANK.]

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                             FALCON CABLE MEDIA, A CALIFORNIA
                              LIMITED PARTNERSHIP
                             FALCON CABLE SYSTEMS COMPANY II, L.P.
                             FALCON CABLEVISION, A CALIFORNIA
                              LIMITED PARTNERSHIP
                             FALCON COMMUNITY CABLE, L.P.
                             FALCON COMMUNITY VENTURES I
                              LIMITED PARTNERSHIP
                             FALCON TELECABLE, A CALIFORNIA
                              LIMITED PARTNERSHIP
                             FALCON COMMUNITY INVESTORS, L.P.
                             FALCON INVESTORS GROUP, LTD., A
                              CALIFORNIA LIMITED PARTNERSHIP
                             FALCON MEDIA INVESTORS GROUP, A
                              CALIFORNIA LIMITED PARTNERSHIP
                             FALCON TELECABLE INVESTORS GROUP,
                              A CALIFORNIA LIMITED PARTNERSHIP
                             FALCON TELECOM, L.P.

                             By   FALCON HOLDING GROUP, INC., as
                                  general partner, or general partner of the general partner, of each of the foregoing Restricted Companies


                                  By  /s/ Michael K. Menerey
                                         --------------------------------------
                                           Title: SVP & Chief Financial Officer


                             FALCON FIRST, INC.


                                  By /s/ Michael K. Menerey
                                         --------------------------------------
                                         Title: SVP & Chief Financial Officer

                                   FALCON CABLE COMMUNICATIONS, LLC


                                   By   FALCON HOLDING GROUP, INC., as general
                                        partner of the managing general partner
                                        of its sole member

                                   By   /s/ Michael K. Menerey

                                        -----------------------------
                                        Title: SVP & Chief Financial Officer

                                   ATHENS CABLEVISION, INC.
                                   AUSABLE CABLE TV, INC.
                                   CEDAR BLUFF CABLEVISION, INC.
                                   DALTON CABLEVISION, INC.
                                   EASTERN MISSISSIPPI CABLEVISION, INC.
                                   FALCON FIRST CABLE OF NEW YORK, INC.
                                   FALCON FIRST CABLE OF THE SOUTHEAST,
                                    INC.
                                   FALCON FIRST HOLDINGS, INC.
                                   FF CABLE HOLDINGS, INC.
                                   LAUDERDALE CABLEVISION, INC.
                                   MULTIVISION NORTHEAST, INC.
                                   MULTIVISION OF COMMERCE, INC.
                                   PLATTSBURG CABLEVISION, INC.
                                   SCOTTSBORO CABLEVISION, INC.
                                   SCOTTSBORO TV CABLE, INC.

                                   By   /s/ Michael K. Menerey

                                        -----------------------------
                                        Title: SVP & Chief Financial Officer
                                     As an authorized officer of each of the
                                     foregoing corporations

                                   BANKBOSTON, N.A.


                                   By   /s/ David B. Herter

                                        -----------------------------
                                        Title: Managing Director

                                        BankBoston, N.A.
                                        Media and Communications Department

                                        100 Federal Street
                                        Boston, MA 02110
                                        Telecopy: (617) 434-3401
                                        Telex:  940581

                                   TORONTO DOMINION (TEXAS) INC.


                                   By /s/ Neva Nesbitt

                                        -----------------------------
                                        Title: Vice President

                                        Toronto Dominion (Texas) Inc.
                                        909 Fannin Street, 17th Floor
                                        Houston, TX 77010
                                        Telecopy: (713) 951-9921

                                   NATIONSBANK, N.A.


                                   By /s/ Whitney L. Busse

                                        -----------------------------
                                        Title: Vice President

                                        NationsBank, N.A.
                                        901 Main Street, 64th Floor
                                        Dallas, TX  75202
                                        Telecopy:  (214) 508-9390


                                   THE CHASE MANHATTAN BANK


                                   By /s/ Mitch Gervis

                                        -----------------------------
                                        Title: Vice President

                                        The Chase Manhattan Bank
                                        270 Park Avenue, 37th Floor
                                        New York, NY 10017
                                        Telecopy:  (212) 270-4584

                                   BANK OF AMERICA NATIONAL TRUST &
                                        SAVINGS ASSOCIATION


                                   By /s/ Shannon T. Ward

                                        -----------------------------
                                        Title: Vice President

                                        Bank of America National Trust &
                                            Savings Association
                                        Entertainment & Media Industry Group
                                        Dept. 3283
                                        555 South Flower Street, 10th Floor
                                        Los Angeles, CA  90071
                                        Telecopy:  (213) 228-2641

                                   ABN AMRO BANK N.V.


                                   By /s/ Frances O'R. Logan

                                        -----------------------------
                                        Title: Vice President


                                   By /s/ William S, Bennett
                                        -----------------------------
                                        Title: Vice President

                                        ABN AMRO Bank N.V.
                                        500 Park Avenue, 2nd Floor
                                        New York, NY 10022
                                        Telecopy:  (212) 446-4203

                                   ALLSTATE LIFE INSURANCE COMPANY


                                   By /s/ Charles D. Miles

                                        -----------------------------
                                        Title: authorized signatory

                                   By /s/ Jerry D. Zinkula

                                        -----------------------------
                                        Title: authorized signatory

                                   Its Authorized Signatories

                                        Allstate Life Insurance Company
                                        3075 Sanders Road, Suite G5A
                                        Northbrook, IL 60062
                                        Telecopy:  (847) 402-9882

                                   BANQUE NATIONALE DE PARIS


                                   By /s/ Clive Vettles

                                        -----------------------------
                                        Title: SVP & Manager

                                   By /s/ Janice Ho

                                        -----------------------------
                                        Title: Vice President

                                        Banque Nationale de Paris
                                        725 South Figueroa, Suite 2090
                                        Los Angeles, CA 90017
                                        Telecopy:  (213) 488-9602

                                   BARCLAYS BANK PLC


                                        By /s/ James K. Downey

                                        -----------------------------
                                        Title: Director

                                        Barclays Bank PLC
                                        388 Mark Street, Suite 1700
                                        San Francisco, CA 94111
                                        Telecopy:  (415) 765-4760

                                   CIBC INC.


                                   By /s/ Cynthia M. Cahill

                                        -----------------------------
                                        Title: Executive Director
                                      CIBC Oppenheimer Corp, as Agent

                                        CIBC Inc.
                                        425 Lexington Avenue
                                        New York, NY 10017
                                        Telecopy:  (212) 856-3558

                                   CITY NATIONAL BANK


                                   By /s/ David Burdge

                                        -----------------------------
                                        Title: SVP

                                        City National Bank
                                        400 N. Roxbury Drive, 3rd Floor
                                        Beverly Hills, CA 90210
                                        Telecopy:  (310) 888-6152

                                   COOPERATIVE CENTRALE RAIFFEISEN-
                                   BOERENLEENBANK B.A., "RABOBANK NEDERLAND",
                                   NEW YORK BRANCH


                                   By /s/ Alan E. McLintock

                                        -----------------------------
                                        Title: Vice President

                                   By /s/ W. Pieter C. Kodde

                                        -----------------------------
                                        Title: Vice President


                                        Rabobank Nederland
                                        Media & Telecommunications
                                        300 South Wacker Drive, Suite 3500
                                        Chicago, IL  60606
                                        Telecopy:  (312) 786-0052

                                   CREDIT LOCAL DE FRANCE


                                   By /s/ Philippe Ducos

                                        -----------------------------
                                        Title: Deputy General Manager

                                   By /s/ John W. Flaherty

                                        -----------------------------
                                        Title: Vice President:

                                        Credit Local de France
                                        450 Park Avenue, 3rd Floor
                                        New York, NY 10022
                                        Telecopy:  (212) 753-5522

                                   CREDIT LYONNAIS NEW YORK BRANCH


                                   By /s/ Mark D. Thorsheim

                                        -----------------------------
                                        Title: Vice President

                                        Credit Lyonnais New York Branch
                                        1301 Avenue of the Americas
                                        New York, NY 10019
                                        Telecopy:  (212) 261-3288

                                   CYPRESSTREE INVESTMENT FUND LLC

                                   By   CYPRESSTREE INVESTMENT
                                        MANAGEMENT COMANY its Managing
                                        Member


                                   By /s/ Peter Merrill

                                        -----------------------------
                                        Title: Managing Director

                                        Cypresstree Investment Fund LLC
                                        125 High Street
                                        Boston, MA 02110
                                        Telecopy:  (617) 946-5880

                                   DEEP ROCK AND COMPANY

                                   By:  Eaton Vance Management, as
                                            Investment Advisor


                                   By /s/ Payson F. Swaffield

                                        -----------------------------
                                        Title: Vice President

                                        Eaton Vance Management
                                        Attn:  Prime Rate Reserves
                                        24 Federal Street, 6th Floor
                                        Boston, MA 02110
                                        Telecopy:  (617) 695-9594

                                   DRESDNER BANK AG, NEW YORK AND
                                        GRAND CAYMAN BRANCHES


                                   By /s/ William E. Lambert

                                        -----------------------------
                                        Title: Assistant Vice President

                                   By /s/ Brian Haughney

                                        -----------------------------
                                        Title: Assistant Treasurer

                                        Dresdner Bank AG, New York and
                                          Grand Cayman Branches
                                        75 Wall Street
                                        New York, NY 10005
                                        Telecopy:  (212) 429-2374

                                   FLEET NATIONAL BANK


                                   By /s/ Garrett Komjathy

                                        -----------------------------
                                        Title: Vice President

                                        Fleet National Bank
                                        Media & Communications Group
                                        1185 Avenue of the Americas, 16th Floor
                                        New York, NY 10036
                                        Telecopy:  (212) 819-6202

                                   THE FUJI BANK, LIMITED,
                                        LOS ANGELES AGENCY


                                   By /s/ Masahito Fukuda

                                        -----------------------------
                                        Title: Joint General Manager

                                        The Fuji Bank, Limited,
                                           Los Angeles Agency
                                        333 South Hope Street, 39th Floor
                                        Los Angeles, CA  90071
                                        Telecopy:  (213) 253-4178

                                   THE INDUSTRIAL BANK OF JAPAN,
                                        LIMITED LOS ANGELES AGENCY


                                   By /s/ Vicente L. Timiraos

                                        -----------------------------
                                        Title: SVP & SDGM

                                        The Industrial Bank of Japan,
                                          Limited Los Angeles Agency
                                        350 Grand South Avenue, Suite 1500
                                        Los Angeles, CA 90071
                                        Telecopy:  (213) 488-9840

                                   KZH HOLDING CORPORATION III


                                   By /s/ Virginia Conway

                                        -----------------------------
                                        Title: Authorized Agent

                                        KZH Holding Corporation III
                                        c/o The Chase Manhattan Bank
                                        450 West 33rd Street, 15th Floor
                                        New York, NY 10001
                                        Telecopy:  (212) 946-7776

                                   KZH-SOLEIL-2 CORPORATION


                                   By /s/ Virginia Conway

                                        -----------------------------
                                        Title: Authorized Agent

                                        KZH-Soleil-2 Corporation
                                        c/o Virginia Conway
                                        450 West 33rd Street
                                        New York, NY  10001
                                        Telecopy:  (212) 946-7776

                                   OAK HILL SECURITIES FUND, L.P.

                                   By:  Oak Hill Securities GenPar, L.P.,
                                        its General Partner

                                   By:  Oak Hill Securities MPG, Inc.,
                                        its General Partner


                                   By /s/ Scott D. Krase

                                        -----------------------------
                                        Title: Vice President

                                        Oak Hill Securities Fund, L.P.
                                        Park Avenue Tower
                                        65 East 55th Street, 32nd Floor
                                        New York, NY 10022
                                        Telecopy:  (212) 593-3596

                                   OSPREY INVESTMENTS PORTFOLIO

                                   By:  Citibank, N.A., as Manager


                                   By /s/ Hans L. Christensen

                                        -----------------------------
                                        Title: Vice President

                                        Osprey Investments Portfolio
                                        599 Lexington Avenue
                                        26th Floor, Zone 10
                                        New York, NY 10043
                                        Telecopy:  (212) 793-1871

                                   PARIBAS


                                   By /s/ Darlynn Ernst

                                        -----------------------------
                                        Title: Assistant Vice President


                                   By /s/ Tom Brandt

                                        -----------------------------
                                        Title: Director

                                        Paribas
                                        2029 Century Park East, Suite 3900
                                        Los Angeles, CA 90067
                                        Telecopy:  (310) 556-3762

                                   MORGAN STANLEY DEAN WITTER
                                   PRIME INCOME TRUST


                                   By /s/ Sheila Finnerty

                                        -----------------------------
                                        Title: Vice President

                                        Prime Income Trust
                                        c/o Dean Witter InterCapital, Inc.
                                        Two World Trade Center, 72nd Floor
                                        New York, NY 10048
                                        Telecopy:  (212) 392-5345

                                   SUMMIT BANK


                                   By /s/ Christopher J. Annas

                                        -----------------------------
                                        Title: Vice President

                                        Summit Bank
                                        512 Township Line Road, Suite 280
                                        Blue Bell, PA 19422
                                        Telecopy:  (215) 619-4820

                                   SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                   By /s/ Janet P. Sanmons

                                        -----------------------------
                                        Title: Vice President

                                        Suntrust Bank, Central Florida, N.A.
                                        200 South Orange Ave.
                                        MC 1109
                                        Orlando, FL 32801
                                        Telecopy:  (407) 237-5126

                                   TRANSAMERICA


                                   By /s/ John Casparian

                                        -----------------------------
                                        Title: Investment Officer

                                        Transamerica
                                        1100 South Olive Street, Suite 2700
                                        Los Angeles, CA 90015
                                        Telecopy:  (213) 742-4160

                                   THE TRAVELERS INSURANCE COMPANY


                                   By /s/ Allen R. Cantrell

                                        -----------------------------
                                        Title: Investment Officer

                                        The Travelers Insurance Company
                                        One Tower Square
                                        Hartford, CT 06183-2030
                                        Telecopy:  (860) 954-3730

                                   UNION BANK OF CALIFORNIA


                                   By /s/ Bill D. Gooch

                                        -----------------------------
                                        Title: Senior Vice President

                                        Union Bank of California
                                        445 South Figueroa Street
                                        Los Angeles, CA  90071
                                        Telecopy:  (213) 236-5747

                                   VAN KAMPEN AMERICAN CAPITAL
                                        PRIME RATE INCOME TRUST


                                   By /s/ Jeffrey W. Maillet

                                        -----------------------------
                                        Title: Senior Vice President & Director

                                        Van Kampen American Capital
                                           Prime Rate Income Trust
                                        One Parkview Plaza, 6th Floor
                                        Oakbrook Terrace, IL  60181
                                        Telecopy:  (630) 684-6740

                                   VAN KAMPEN AMERICAN CAPITAL
                                        SENIOR INCOME TRUST


                                   By /s/ Jeffrey W. Maillet

                                        -----------------------------
                                        Title: Senior Vice President & Director

                                        Van Kampen American Capital
                                          Senior Income Trust
                                        One Parkview Plaza, 6th Floor
                                        Oakbrook Terrace, IL  60181
                                        Telecopy:  (630) 684-6740